UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
(Pre-effective Amendment No.1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CounterPath Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

20-0004161
(I.R.S. Employer Identification Number)

Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia V7X 1M3
Canada
Telephone: 604.320.3344
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722
Telephone: 702.866.2500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ x ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share(2)	Proposed Aggregate Maximum Offering Price(2)	Amount of Registration Fee(3)
Common Stock to be offered for resale by selling stockholders	3,145,800	$1.75	$5,505,150.00	$639.15
Common Stock to be offered for resale by selling stockholders from the exercise of outstanding common share purchase warrants	1,572,900	$1.75	$2,752,575.00	$319.57
Common Stock to be offered for resale by selling stockholders from the exercise of outstanding agents’ warrants	220,206	$1.75	$385,360.50	$44.74
Total Registration Fee	4,938,906	$1.75	$8,643,085.50	$1,003.46

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices ($1.80 high; $1.70 low) for the shares of our common stock on the OTC Bulletin Board on September 6, 2011.

(3)	The registration fee was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to Completion, Dated ______________, 2011

4,938,906 Common Shares of

COUNTERPATH CORPORATION

     The selling stockholders named in this prospectus may sell from time to time up to 4,938,906 shares of our common stock.

     The selling stockholders may sell their respective shares of common stock on the OTC Bulletin Board, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices. The selling stockholders may sell shares of common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares of common stock, or both.

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We may, however, receive proceeds from the exercise of the warrants by the selling stockholders.

     We will pay for the expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their respective legal counsel applicable to the sale of their shares of common stock.

     Our common stock is quoted on the OTC Bulletin Board under the symbol “CPAH” and listed for trading on the TSX Venture Exchange under the symbol “CCV”. On September 30 , 2011, the last reported sales price of our common stock on the OTC Bulletin Board was $ 1.97 per share. We cannot give any assurance that a stable trading market will develop for our common stock.

     Investing in our common stock involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 4 before investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________________________, 2011.

     The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors”, before deciding to invest in our common stock. As used in this prospectus, the terms “we”, “us”, “our”, and “CounterPath” refer to CounterPath Corporation, unless otherwise indicated.

Company Overview

     We were incorporated under the laws of the State of Nevada on April 18, 2003. Following incorporation, we commenced the business of operating an entertainment advertising website. On April 30, 2004, we changed our business following the merger of our company with Xten Networks, Inc., a private Nevada company. On August 26, 2005, we entered into an agreement and plan of merger with Ineen, Inc., our wholly-owned subsidiary, whereby Ineen merged with and into our company, with our company carrying on as the surviving corporation under the name CounterPath Solutions, Inc. On October 17, 2007, we changed our name from CounterPath Solutions, Inc. to CounterPath Corporation. On March 19, 2008, our board of directors approved a five for one common stock consolidation. As a result, our authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. On November 1, 2010, our wholly-owned subsidiary, FirstHand Technologies Inc. was amalgamated with CounterPath Technologies Inc., carrying on as CounterPath Technologies Inc.

     Our business focuses on the design, development, marketing and sales of desktop and mobile application software, gateway server software and related professional services, such as pre and post sales, technical support and customization services. Our software products are sold into the telecommunications sector, specifically the voice over Internet protocol (VoIP), unified communications and fixed-mobile convergence markets. VoIP, unified communications and fixed-mobile convergence are general terms for technologies that use Internet or mobile protocols for the transmission of packets of data which may include voice, video, text, fax, and other forms of information that have traditionally been carried over the dedicated circuit-switched connections of the public switched telephone network.

     Our strategy is to sell our software to our customers to allow such customers to deliver session initiation protocol and voice over Internet protocol (VoIP) services. Customers that we are targeting include: (1) large incumbent telecommunications service providers, Internet telephony service providers and content providers, (2) original equipment manufacturers serving the telecommunication market, (3) small, medium and large sized businesses and (4) end users. Our software enables voice communication from the end user through the network to another end user and enables the service provider to deliver other streaming content to end users such as video, radio or the weather. Our acquisitions of FirstHand Technologies Inc. and BridgePort Networks, Inc. in February 2008 expanded the product portfolio of our company to include fixed-mobile-convergence applications for the enterprise and telecom service provider markets. See “Description of Business”.

     Our resident agent for service is Incorp Services, Inc. The address of our resident agent is 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone: 702.866.2500. Our principle executive offices are located Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, V7X 1M3. Our telephone number is 604.320.3344.

Recent Developments

     On June 14, 2011, we completed a private placement in which we sold 3,145,800 units at a price of $1.79 (CDN$1.75) per unit for aggregate proceeds of $5,636,170 (CDN$5,505,150). Each unit consists of one share of common stock and one-half of one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of CDN$2.25 per share until June 14, 2013. National Bank Financial Inc. and Canaccord Genuity Corp. acted as our placement agents for the offering and received, in aggregate, a cash fee in the amount of $394,532 (CDN$385,361) and 220,206 common share purchase warrants. Each agents’ warrant entitles the holder to purchase one share of common stock at a price of CDN$1.75 per share until December 14, 2012.

Number of Shares Being Offered

     This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 4,938,906 shares of our common stock which were issued or may be issued upon the exercise of outstanding warrants. The shares and warrants were acquired by the selling stockholders from our company in private placements that were completed on June 14, 2011.

     The selling stockholders may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. All of the shares, when sold, will be sold by the selling stockholders. We will not receive any proceeds from the resale of the shares of common stock by the selling stockholders.

Use of Proceeds

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We may, however, receive proceeds from the exercise of the warrants by the selling stockholders. If we receive proceeds from the exercise of the warrants, we intend to use such proceeds to expand sales and marketing efforts, working capital, and general corporate purposes.

     We will pay the expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their respective legal counsel applicable to the sale of their shares.

Number of Shares Outstanding

     There were 39,823,874 shares of our common stock issued and outstanding as at September 30 , 2011.

RISK FACTORS

     An investment in our common stock involves a high degree of risk. The risks described below include material risks to our company or to investors in this offering that are known to our company. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus.

Risks Associated with our Business and Industry

Lack of cash flow may affect our ability to continue as a going concern.

     Since inception, our company has had negative cash flows from operations. Our business plan calls for continued research and development of our products and expansion of our market share. We may require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our products; or

  we incur any significant unanticipated expenses.

     The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

     We depend on a mix of revenues and outside capital to pay for the continued development of our technology and the marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a dilution, possibly a significant dilution, in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

     If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected and, as indicated in the audit report included in this prospectus, raise substantial doubt on our ability to continue as a going concern. Our financial statements included in this prospectus do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The current economic environment has adversely affected business spending patterns, which has had and may continue to have an adverse effect on our business.

     The disruptions in the financial markets and challenging economic conditions have adversely affected the United States and world economy, and in particular, reduced consumer spending and reduced spending by businesses. Turmoil in global credit markets and recent turmoil in the geopolitical environment in many parts of the world and other disruptions, such as changes in energy costs, are putting and may continue to put pressure on global economic conditions. Our operating results in one or more segments have been and may continue to be affected by uncertain or changing economic conditions particularly germane to that segment or to particular customer markets within that segment. If our customers delay or cancel spending on their IT infrastructure, that decision could result in further reductions in sales of our products, longer sales cycles and increased price competition. There can be no assurances that government responses to the disruptions in the financial markets will restore spending to previous levels. If global economic and market conditions, or economic conditions in the United States or other key markets, remain uncertain or persist, spread, or deteriorate further, we may experience material impacts on our business, operating results, and financial condition.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

     We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense. Additionally, to the degree that the ongoing turmoil in the credit markets makes it more difficult for some customers to obtain financing, those customers’ ability to pay could be adversely impacted, which in turn could have a material adverse impact on our business, operating results, and financial condition.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

     A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been partially financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

     The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.

     We may be unaware of filed patent applications and issued patents that could relate to our products and services. Intellectual property litigation, if determined against us, could:

  result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

  cause us to lose access to key distribution channels;

  result in substantial employee layoffs or risk the permanent loss of highly-valued employees;

  materially and adversely affect our brand in the market place and cause a substantial loss of goodwill;

  cause our stock price to decline significantly; and

  lead to the bankruptcy or liquidation of our company.

     Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our services and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

     Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks including CounterPath, Bria, eyeBeam and X-Lite, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

     We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

     Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish market acceptance of our current products, our potential revenues may be significantly reduced.

     We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve profitability.

     Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products superior to those of our company. Such competition will potentially affect our chances of achieving profitability and ultimately adversely affect our ability to continue as a going concern.

Risks Associated with our Common Stock

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

     Based on the 39,823,874 shares of common stock that were issued and outstanding as of September 30 , 2011, our directors owned approximately 27.6 % of our outstanding common stock and had the right to exercise stock options and convert deferred share units to acquire up to an additional 3.1 % of our common stock within the next 60 days. Upon completion of the offering, our directors will, in the aggregate, beneficially own approximately 24.6% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

     We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding warrants or stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

     If the holders of outstanding warrants, stock options and deferred share units exercise or convert all of their warrants, stock options and deferred share units, then we would be required to issue an additional 7,787,444 shares of our common stock, which would represent approximately 16.4% of our issued and outstanding common stock after such issuances. The exercise of any or all outstanding warrants or stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock as the holders may sell some or all of the shares of common stock underlying the warrants and stock options into the public market.

     We may in the future grant to certain or all of our directors, officers, insiders, and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons. Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing shareholders to experience dilution of their holding of our common stock.

     In addition, shareholders could suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

Penny stock rules will limit the ability of our stockholders to sell their shares of common stock.

     The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder’s ability to buy and/or sell shares of our common stock.

     In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

We will have an ongoing relationship with our placement agents that may impact our ability to obtain additional capital.

     In connection with the private placement of units which closed on June 14, 2011, we issued to our placement agents warrants to acquire up to 220,206 shares of our common stock. These warrants are exercisable until December 14, 2012 at a price of CDN$1.75 per share. During the term of the warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interest of our other stockholders. The terms on which we could obtain additional capital during the life of these warrants may be adversely affected because the holders of these warrants may exercise such warrants when we are attempting to obtain any additional capital in a new offering of securities at a price greater than the exercise price of the warrants. In addition, we agreed not to sell, offer to sell or solicit any offer to buy any securities in a manner that would (i) be integrated with the offer and sale of the 3,145,800 units that we sold on June 14, 2011, and (ii) cause the exemptions and/or exclusions from registration that we relied on in order to sell such units to become unavailable.

     Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 4 to 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE OFFERING

     This prospectus relates to the resale by the selling stockholders named in this prospectus of up to 4,938,906 shares of our common stock which were issued or may be issued upon the exercise of outstanding warrants. The shares and warrants were acquired by the selling stockholders from our company in private placements that were completed on June 14, 2011,

     On June 14, 2011, we completed a private placement of units in which we sold 3,145,800 units at a price of $1.79 (CDN$1.75) per unit for aggregate proceeds of $5,636,170 (CDN$5,505,150). Each unit consists of one share of common stock and one-half of one non-transferable common share purchase warrant, for a total of 3,145,800 shares of common stock and 1,572,900 whole common share purchase warrants. Each whole warrant entitles the holder to purchase one share of common stock at a price of CDN$2.25 per share until June 14, 2013. In addition, the placement agents for the private placement received an aggregate of 220,206 common share purchase warrants. Each agents’ warrant entitles the holder to purchase one share of common stock at a price of CDN$1.75 per share until December 14, 2012.

     The shares of common stock and warrants were acquired by the selling stockholders in private placement transactions which were exempt from the registration requirements of Section 5 of the Securities Act in reliance upon Regulation S, Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. The shares issuable from the exercise of the warrants and/or agents’ warrants, as applicable, will be issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act in reliance upon Regulation S, Rule 506 of Regulation D and/or Section 4(2) of the Securities Act, as applicable.

     The selling stockholders may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. All of the shares, when sold, will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

USE OF PROCEEDS

     The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We may, however, receive proceeds from the exercise of the warrants by the selling stockholders. If we receive proceeds from the exercise of the warrants, we intend to use such proceeds to expand sales and marketing efforts, working capital, and general corporate purposes.

     We will pay the expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses and expenses of their respective legal counsel applicable to the sale of their shares. We estimate that the total expenses we will incur in connection with this offering will be approximately $61,000.

DETERMINATION OF OFFERING PRICE

     We have been advised that the selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol “CPAH” and listed for trading on the TSX Venture Exchange under the symbol “CCV”. On September 30 , 2011 the average of the high and low bids for shares of our common stock as reported by the quotation service operated by the OTC Bulletin Board was $ 1.97 .

SELLING SECURITY HOLDERS

     The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock issued to them or that may be issued upon the exercise of warrants and registered pursuant to this offering. Because the selling stockholders may offer all or only some portion of the 4,938,906 shares of common stock to be registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering. The number of shares of common stock listed in the column entitled “Shares of Common Stock Beneficially Owned After Offering” represents an estimate of the number and percentage of shares of common stock that will be held by the selling stockholders after the offering. To arrive at this estimate, we have assumed that the selling stockholders will sell all of the shares of common stock registered pursuant to this offering.

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of September 1, 2011 and the number of shares of common stock covered by this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

     Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. Except as indicated below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering (2)		Shares of Common Stock Owned by the Selling Stockholder	No. of Shares of Common Stock Issuable from the Exercise of Outstanding Warrants	Total Shares Registered Pursuant to this Offering	Shares of Common Stock Beneficially Owned After Offering (3)
	Shares	%				Shares	%
Artha Investment Corporation(4)	0	0	43,000	21,500	64,500	0	0
Bank Sarasin & Co. Ltd.(5)	0	0	143,000	71,500	214,500	0	0
Blue Pine Capital Inc.(6)	0	0	100,000	50,000	150,000	0	0
Thomas Burke	0	0	7,000	3,500	10,500	0	0
CA Delaney Capital Management Ltd.(7)	0	0	85,800	42,900	128,700	0	0
Canaccord Genuity Corp.(8)	0	0	10,000	5,000	15,000	0	0
Farrell Marketing Inc.(9)	0	0	6,000	3,000	9,000	0	0
Fidelity Canadian Growth Company Fund, by its Trustee Fidelity Investments Canada ULC(10)	0	0	1,043,900	521,950	1,565,850	0	0
Fidelity Special Situations Fund, by its Trustee Fidelity Investments Canada ULC(10)	0	0	1,476,100	738,050	2,214,150	0	0
Shivinder Jolly	0	0	17,000	8,500	25,500	0	0
Eric Langford	0	0	34,000	17,000	51,000	0	0
Michael O’Brian Family Foundation(11)	0	0	100,000	50,000	150,000	0	0
James Osler	0	0	15,000	7,500	22,500	0	0
RGDRX Holdings Inc.(12)	0	0	35,000	17,500	52,500	0	0
John Roberts Sainsbury	0	0	14,000	7,000	21,000	0	0
Athanasios Vorias	0	0	6,000	3,000	9,000	0	0
L. Diane Woodruff	0	0	10,000	5,000	15,000	0	0
National Bank Financial Inc.(13)	0	0	0	110,103	110,103	0	0
Canaccord Genuity Corp.(14)	0	0	0	110,103	110,103	0	0

(1)

The respective selling stockholders acquired their respective shares of common stock by way of private placement on June 14, 2011 pursuant to Regulation S, Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

(2)

This table is based in part upon information supplied by principal stockholders in Forms 3 and/or 4, and Schedules 13D and/or 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned. The number and percentage of shares of common stock beneficially owned are based on an aggregate of 39,823,874 shares of our common stock outstanding as of September 30 , 2011, and are determined under rules promulgated by the SEC. This information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any convertible security or other right. Shares of common stock subject to convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such convertible securities but are not counted as outstanding for computing the percentage of any other person.

(3)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(4)	Mr. Sanjiv Samant has voting and dispositive control over the shares of our common stock held by Artha Investment Corporation.

(5)	Mr. Rupert Fryers has voting and dispositive control over the shares of our common stock held by Bank Sarasin & Co. Ltd.

(6)	Mr. Sean St. John has voting and dispositive control over the shares of our common stock held by Blue Pine Capital Inc.

(7)	Ms. Lynn Miller has voting and dispositive control over the shares of our common stock held by CA Delaney Capital Management Ltd.

(8)	Mr. Gordon Chan has voting and dispositive control over the shares of our common stock held by Canaccord Genuity Corp.

(9)	Mr. Gordon Farrell has voting and dispositive control over the shares of our common stock held by Farrell Marketing Inc.

(10)

Mr. Edward C. Johnson 3d has dispositive control over the shares of our common stock held by Fidelity Canadian Growth Company Fund, by its Trustee Fidelity Investments Canada ULC and Fidelity Special Situations Fund, by its Trustee Fidelity Investments Canada ULC.

(11)	Mr. Charles Michael O’Brian has voting and dispositive control over the shares of our common stock held by Michael O’Brian Family Foundation.

(12)	Mr. Roger Daher has voting and dispositive control over the shares of our common stock held by RGDRX Holdings Inc.

(13)	Mr. Chris Dale, Director, Equity Capital Markets National Bank Financial Inc. has voting and dispositive control over the shares of our common stock held by National Bank Financial Inc.

(14)	Mr. Sanjiv Samant has voting and dispositive control over the shares of our common stock held by Canaccord Genuity Corp.

PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. Each selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in these types of transactions.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision under the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     Upon our company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing, where applicable, (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the proposed offering price to the public, (iv) the commissions payable and discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     We advised each selling stockholder that it is the view of the SEC that selling stockholders may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares of common stock under this registration statement.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is satisfied. We have agreed to use commercially reasonable efforts to register or qualify the shares under the securities laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a selling stockholder.

     All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. However, if any selling stockholder retains its own legal counsel in connection with this offering, the selling stockholder will be required to pay its own legal expenses. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of our shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 83,076,900 shares of common stock with a par value of $0.001. As of September 30 , 2011 we had 39,823,874 shares of common stock outstanding. Upon liquidation, dissolution or winding up of our company, the holders of shares of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The shares of common stock are not convertible or redeemable and have no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

     Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.001. As of September 30 , 2011 we had one share of preferred stock outstanding.

Warrants

     As of September 30 , 2011, there were warrants to purchase up to 1,000,000 shares of common stock at any time on or prior to July 30, 2012, at an exercise price of US$1.50 per share and warrants to purchase up to 1,793,106 shares of common stock expiring between December 14, 2012 and June 14, 2013, at an exercise price ranging from CDN$1.75 to CDN$2.25 per share.

     Pursuant to the terms of such warrants, the exercise price of such warrants is subject to adjustment in the event of stock splits, combinations or the like of our common stock.

Change in Control

     There are no provisions in our Articles of incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

     The consolidated financial statements of CounterPath Corporation as of April 30, 2011 and April 30, 2010 and for the years then ended included in this registration statement have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, appearing elsewhere in the registration statement and prospectus, given on the authority of said firm as experts in auditing and accounting.

     Clark Wilson LLP, of Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

     None of the forgoing persons or companies has held or received or will receive any registered or beneficial interests, direct or indirect, in any securities or other property of our company or of our associates or affiliates when such person or company prepared the report, valuation, statement or opinion aforementioned or thereafter.

INFORMATION WITH RESPECT TO REGISTRANT

DESCRIPTION OF BUSINESS

Company Overview

     We were incorporated under the laws of the State of Nevada on April 18, 2003. Following incorporation, we commenced the business of operating an entertainment advertising website. On April 30, 2004, we changed our business following the merger of our company with Xten Networks, Inc., a private Nevada company. On August 26, 2005, we entered into an agreement and plan of merger with Ineen, Inc., our wholly-owned subsidiary, whereby Ineen merged with and into our company, with our company carrying on as the surviving corporation under the name CounterPath Solutions, Inc. On October 17, 2007, we changed our name from CounterPath Solutions, Inc. to CounterPath Corporation. On March 19, 2008, our board of directors approved a five for one common stock consolidation. As a result, our authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. On November 1, 2010, our wholly-owned subsidiary, FirstHand Technologies Inc. was amalgamated with CounterPath Technologies Inc., carrying on as CounterPath Technologies Inc.

Summary

     Our business focuses on the design, development, marketing and sales of desktop and mobile application software, gateway server software and related professional services, such as pre and post sales, technical support and customization services. Our software products are sold into the telecommunications sector, specifically the voice over Internet protocol (VoIP), unified communications and fixed-mobile convergence markets. VoIP, unified communications and fixed-mobile convergence are general terms for technologies that use Internet or mobile protocols for the transmission of packets of data which may include voice, video, text, fax, and other forms of information that have traditionally been carried over the dedicated circuit-switched connections of the public switched telephone network.

     Our customers include: (1) large incumbent telecommunications service providers and Internet telephony service providers; (2) original equipment manufacturers serving the telecommunication market; (3) small, medium and large sized businesses and (4) end users. Telecommunication service providers and Internet telephony servie providers deploy a VoIP service along with our applications to enable their customers to communicate using voice calls, video calls, instant messaging and presence monitoring (presence is the ability to monitor a person's availability). Original equipment manufacturers combine our applications with additional software and/or services as part of their solution offerings for their customers. Businesses deploy our desktop and mobile applications to enable their workforces to communicate over VoIP and extend their business phone system's features to desktop and mobile devices. Typically, small and medium sized businesses, or individual end users, purchase our desktop applications through our website and are then responsible for selecting their own Internet telephony service provider to allow them to communicate over VoIP.

     Our software uses the session initiation protocol which is a protocol standard for voice, video, instant messaging and presence communication. Certain of our applications can operate on personal computers running Windows XP, Windows Vista, Windows 7, Mac OS X and Linux operating systems as well as on mobile devices running Symbian, RIM, Apple iOS and Google’s Android operating systems.

     We began selling our desktop applications in 2003 and our mobile applications and gateway server software in 2008. Since that time, over 300 customers, in over 50 countries, have purchased our software products where the value of the purchase is at least $10,000. This list includes several of the largest telecom service providers and original equipment manufacturers in the world.

     Our mission is to be the dominant provider of unified communications software applications that enable people to connect, communicate and collaborate using voice, video, messaging and presence on multiple devices, over both fixed and mobile networks.

     On August 2, 2007, we completed the acquisition of all of the shares of NewHeights Software Corporation, previously a competitor of ours. NewHeights' products included an enterprise focused desktop communication application with business communication features and a conferencing application.

     On February 1, 2008, we acquired FirstHand Technologies Inc. FirstHand's products include an enterprise gateway software application and related mobile applications to enable mobile unified communications by extending enterprise telephony, voicemail and corporate directory services including presence, instant messaging and conferencing capabilities to mobile devices.

     On February 1, 2008, we acquired BridgePort Networks, Inc., previously one of our customers. BridgePort Networks' products enable telecom service providers to extend single-number mobile voice, text, multimedia messaging and video services over the Internet to residential, corporate and Wi-Fi hotspot locations with broadband access.

Our Software Applications

CounterPath Multi-Media Communicator Product Suite

     The CounterPath softphone product suite includes five applications: (1) Bria; (2) eyeBeam; (3) Bria iPhone Edition; (4) Bria Android Edition; and (5) X-Lite. Bria, eyebeam, Bria iPhone Edition and Bria Android Edition are commercial products which we sell on a per seat or subscription basis, while X-Lite is a free version of our desktop softphone application that can be downloaded from our website and connected to any SIP-compliant VoIP service or network and is used by end users wishing to test our product quality at no charge or evaluate a VoIP service or network.

     Our softphone applications include quality of service capabilities on both fixed and wireless networks. This includes the ability to automatically prioritize packets of information during both video and voice calls to ensure that other applications on the host computer and, if supported, on the Internet do not interfere with the quality of the voice or video transmissions. Our softphone applications also enable our customers to monitor audio quality in real-time. Our softphone applications also include security features such as server authentication, signalling encryption enabling confidentiality and integrity protection, as well as confidentiality and integrity protection of media streams through secure real-time transport protocol (SRTP). Secure real-time transport can be used to prevent unwanted monitoring of voice and video communications.

     To enhance the ease of use of our software, Bria and eyeBeam offer no touch configuration for audio and video devices, such as headsets and web cams, which enables automatic configuration each time the application is started and whenever devices are changed. This capability reduces complications for softphone users and decreases the number of customer support calls to our customers deploying our software by their end users.

  Bria

  Bria is CounterPath’s flagship product. Bria has a number of usability and customization features designed to enable customers to present a flexible, user-friendly high definition VoIP, messaging and presence, multiple instant messaging and social network integration and high definition video softphone solution for consumer and enterprise markets. Bria has a contact-focused, versus a dial pad-focused, graphical user interface which highlights a user's address book rather than the more traditional telephone dial pad. Bria can also be minimized to a computer screen deskbar, enabling a user to manage their desktop space while still being able to make and receive calls. Bria is integrated into Microsoft’s widely used Outlook application and enables users to expand on Outlook’s contact and email features to receive and make calls and use phone features directly from their contact list within the Outlook application. Bria is built on the same software code platform as eyeBeam and has many of the same interoperability and compatibility features of eyeBeam. Bria's multiple panel layout enables our customers to specify areas for customer branding or revenue generating advertisements such as banner ads, click-to-call and interactive video messaging, as well as custom integration with network infrastructure.

  eyeBeam

  eyeBeam is our original softphone application. The graphical user interface of eyeBeam is designed as a dial pad similar to a cellular telephone handset and it has generally been targeted at early adopters of softphone technology due to its graphical familiarity.

  Bria iPhone and Android Editions

  Bria iPhone and Android Editions are secure, standards-based VoIP softphone applications that work over both 3G and Wi-Fi networks on the Apple iPhone, iPad, iPod Touch or Android devices such as mobiles and tablets. Bria iPhone and Android Editions work with other CounterPath desktop and convergence solutions, as well as with enterprise and carrier infrastructure equipment from major vendors. The Bria iPhone Edition is compatible with Apple’s iPhone 3.0+ and iOS 4+ operating systems, and uses the iPhone’s native address book and its embedded Bluetooth Technology. The Bria Android Edition is compatible with a number of Android-based phones and tablets running Android 2.1 or greater operating systems and uses the device’s native address book and its embedded Bluetooth Technology.

  X-Lite

  X-Lite is a free softphone available for download on our website and intended for non-commercial, demonstration and evaluation purposes. Some of the key elements that are not included in X-Lite compared to our commercial products are the ability to brand, automatic or network based provisioning, royalty bearing codecs, multiple account support, and enhanced security and encryption.

  The X-Lite graphical user interface has an area available for advertising although we have not attempted to generate advertising revenue with this feature to date. As well, X-Lite is only available with CounterPath branding and may not be redistributed by third parties.

  We believe that our free X-Lite softphone serves as a marketing tool for our company as it allows potential customers to evaluate our software. In addition, we believe that making our free softphone widely available to companies which make session initiation protocol (SIP) compliant devices such as Internet based phones, public switched telephone network gateways, softphones, video phones, multipoint conference units, and conference servers, improves the interoperability of our applications with these products.

Mobility Suite

     The Mobility Suite is comprised of: (1) a mobile service provider targeted offering called the Network Convergence Gateway for mobile Network Operators; (2) a VoIP or wireline operator targeted offering called the Network Convergence Gateway for Wireline Operators (formerly known as MCG); and (3) an enterprise targeted, business user offering called the Enterprise Mobility Gateway (EMG) and Bria Mobile client. The Network Convergence Gateway was the flagship product of BridgePort Networks which we acquired in February 2008. The EMG was the flagship product of FirstHand Technologies which we acquired in February 2008.

  Network Convergence Gateway for Mobile Network Operators

  The Network Convergence Gateway is a carrier-based server application that bridges communication between the broadband Internet and mobile networks. The Network Convergence Gateway enables mobile service providers to provide converged services across the broadband Internet and mobile networks including voice, text, multimedia messaging and video services. The Network Convergence Gateway makes it possible for end users to originate and receive mobile calls on a variety of IP-based telephones including CounterPath's softphone applications with the flexibility and low cost of VoIP. Our Network Convergence Gateway applications include:

  Convergent Voice and Messaging for Customers

  By using the Network Convergence Gateway and our softphone applications, mobile service providers can extend mobile calls and instant messaging to a personal computer with the single identity of the end user's mobile phone number.

  The service may be deployed whereby end users load our softphone application onto their personal computer or use a USB key device that contains a subscriber information module (SIM card) found in mobile phones that also includes our softphone application. In the case of the USB key device, the user can insert the device into any personal computer USB port and receive calls over the Internet initiated to their mobile phone number.

  Voice Call Continuity

  The seamless handover feature of the Network Convergence Gateway enables end users to automatically originate or receive voice calls on Wi-Fi networks, and seamlessly pass the call between mobile and broadband networks. Also referred to as voice call continuity, seamless handover is an important capability of fixed mobile convergence.

  NomadicPBX

  NomadicPBX is a telecommunications application which combines mobile and VoIP network elements to enable the delivery of a unified presence-based, fixed and mobile voice, and instant messaging/short message service (IM/SMS) communications experience across desktop computers and mobile phones. The NomadicPBX provides increased device options for the user with a single number accessible on any mobile phone, softphone or desktop Internet protocol phone.

  The NomadicPBX enables wireless operators and other service providers to extend their offerings to small and medium enterprises and increase their revenues. The telecom service providers that we are targeting for the NomadicPBX are mobile network operators and mobile virtual network operators.

  The Network Convergence Gateway for Mobile Network Operators enables mobile operators to replace an enterprise’s existing phone system and wireline service with a wireless solution that increases the enterprise’s users productivity and mobility.

  Network Convergence Gateway for Wireline Operators

  The Network Convergence Gateway for wireline operators is a carrier-based core network, fixed mobile convergence server application that bridges broadband and mobile networks in both pre-IMS (IP multimedia subsystem) and IMS environments. The Network Convergence Gateway combines the personalization and mobility of mobile phone services with the flexibility, innovation and cost economics of the rapidly growing VoIP sector.

  With the Network Convergence Gateway, wireline service providers can extend single-number mobile voice, text multimedia messaging and video services to residential, corporate and hotspot locations with broadband access. This is achieved on a service provider’s existing networks while preparing them for the IMS platform of the future. Some particular features include:

  Wireline Messaging – SMS, Instant Messaging and Presence

  Provides VoIP users with the ability to send and receive text messages to and from the mobile network. It also enables an instant messaging service and presence capability.

  Wireline Call Continuity

  Enables users to move calls from their desktop PC or mobile VoIP phone to another device, including a standard mobile phone or smartphone. This eliminates the inconvenience with switching phones when leaving the office or home during a VoIP call.

  Wireline Mobility

  Enables messaging over any mobile phone and any mobile network. It also allows extended wireline voice and messaging services to smartphones and low end mobile phones.

  The Network Convergence Gateway enables wireline operators to offer mobile services to their wireline customers. As these services work on any mobile phone and on any mobile network, no relationship with the mobile operators and the wireline operator offering these services is required. This enables the wireline operators to seek additional revenue from their customer base.

Enterprise Mobility Gateway and Bria Mobile Client

     Our Enterprise Mobility Gateway and Bria Mobile Client applications enable unified communications for office workers by extending enterprise telephony, voicemail and corporate directory services including presence, instant messaging and conferencing capabilities to mobile devices over Wi-Fi and mobile networks. The Enterprise Mobility Gateway application enables workers to perform a variety of advanced collaborative functions such as searching the corporate directory, dialling by extension number, using visual voicemail and holding group calls with predefined groups of users.

     Our Bria Mobile Client is a mobile client application for mobile devices including RIM/BlackBerry, Symbian/Nokia, Windows Mobile/Windows Mobile Smartphones and personal digital assistants, providing a mobile interface for accessing enterprise VoIP, unified communications and corporate directory services. Bria Mobile is available in two editions: (1) a single-mode for GSM and CDMA mobile networks; and (2) a dual-mode for GSM and CDMA mobile networks and Wi-Fi networks.

     Our Enterprise Mobility Gateway application runs on standard server hardware acting as the convergent point between back-office servers such as IP PBXs and Bria Mobile Clients running in a mobile network. The Enterprise Mobility Gateway integrates with common enterprise telephony, directory and messaging platforms and securely extends these services to mobile devices. The Enterprise Mobility Gateway web-based user interface enables administrators to start, stop and reload server processes, update operating parameters, monitor users, track messaging statistics, and manage the distribution of Enterprise Mobility Gateway software.

Developer Products

     In addition to our ready-made VoIP softphone products, we also offer several developer products. These products allow our customers to create customized VoIP communication applications. Our developer products include:

  C++ Edition

The C++ Edition SDK (software developer kit) is a programming kit that forms the basis for our eyeBeam and Bria applications on Windows, Mac and Linux operating systems. Typically, customers that license the C++ Edition SDK prefer to build their own graphical user interface and applications. The SDK has components for managing audio and video media, as well as signaling and call control.

  COM Edition

The COM Edition is an easy to use SDK based on the Microsoft COM platform. Using the COM Edition SDK, customers can build a sophisticated softphone using a variety of programming languages such as C++, C#, Delphi, Visual Basic or Java. The COM Edition SDK is suitable for companies looking for an easy to learn SDK. This is also a suitable SDK for integrating softphone functionality into an existing Windows application.

  ActiveX – Web Edition

The ActiveX – Web Edition SDK is a similar application program interface to the COM Edition but can be implemented inside of a web page. The SDK enables customers to incorporate voice, video, instant messaging or presence into an existing Web 2.0 application using Javascript or the Java language. Typically, a web page can be voice-enabled using this SDK in a few days with no prior knowledge of telecommunications protocols or VoIP.

Sales and Marketing

     We generate revenue from the sale of our products, any applicable related professional services and support through our sales team, our website and our partners and value added resellers who distribute our products through their independent distribution channels. We typically license our software on a one-time fee per user basis, or on a yearly subscription fee per user basis.

     We focus on selling our software products to companies which provide VoIP Services or mobile services to end users and enterprises. Our customers include: (1) large incumbent telecommunications service providers and Internet telephony service providers; (2) small, medium and large sized businesses; (3) original equipment manufacturers serving the telecommunication market; and (4) end users. We currently have sold software and related services to over 300 customers in more than 50 countries where the value of the sale has exceeded $10,000.

     We typically work with our customers to streamline the process of delivering our software to their end users. This includes pre-configuring the information required to connect to the customer's network and enabling or disabling certain features of our products. Our software products are typically co-labeled with our brand and our customer's brand, or privately labeled with our customer's brand. Co-labeling of our products means that the user interface that displays on the computer screen for the end user to see remains as is, but the customer's brand is also placed on the user interface. Private labeling of our products means that the customer can change any and all features of the user interface and can remove all references to our company from the user interface. We receive professional service revenue for configuration and customization of our software.

Marketing

Our products are marketed through a variety of means including by:

  our customers and partners

  advertising on our website;

  direct market campaigns;

  co-marketing with our partners, suppliers and customers;

  offering trial use of X-Lite, our free softphone with fewer features than our commercial versions;

  attending industry trade shows; and

  attending developer conferences.

End User Sales

     We also market our software directly to end users and enterprises through our website located at www.counterpath.com. The information contained in our website does not form part of this prospectus and registration statement.

Intellectual Property

     We rely on a combination of intellectual property rights, including patents, trade secrets, copyrights and trademarks, as well as customary contractual protections to protect our intellectual property.

     We own or hold the exclusive license to twelve granted patents. In addition, we are pursuing four in-house developed patent applications and six licensed patent applications from Columbia University. Combined, the ten U.S. patent applications are pending, as well as counterparts pending in other jurisdictions around the world.

     In October 2010, we were granted patent No. US 7,809,381: Presence detection for cellular and internet protocol telephony for presence detection in mobile and fixed broadband networks. This patent describes a way to automatically select the optimal network connection based on a user’s location, to enable services such as least-cost routing and minimize dropped calls by streamlining the process of transferring calls from the cellular network to broadband network.

     In September 2010, we were granted patent No. US 7,804,821: Circuit Switched Cellular Network to Internet Calling with Internet Antennas. This patent describes the assigning of single identity to multiple devices and how to route the communication services to those devices sharing a single identity.

     In February 2010, Openwave Systems Inc. was granted patent No. US 7,656,864: Data network computing device call processing, to which we hold the exclusive license. This patent describes a fundamental fixed mobile convergence concept, which enables seamless transition of voice, data and multimedia sessions across disparate fixed and mobile networks.

     We also hold a number of registered trademarks in the United States.

     In addition to the protections described above, we generally control access to, and use of our proprietary software and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners, and our software is protected by U.S. and certain international copyright laws.

     We have acquired certain patent rights from Openwave Systems Inc. including a patent for maintaining Internet voice communication to mobile devices where the IP address changes from location to location. We also hold exclusive rights to a patent which is a continuation to previously granted patents that teaches communication methods between mobile and packet networks using a gateway connected to both networks preserving a single identity on both networks. We also hold the exclusive right to certain technologies developed at Columbia University for which we pay a license fee of 5% of net revenues where the technologies are incorporated into the products we sell. We also incorporate a number of third party software programs into our software applications pursuant to license agreements.

     We may not receive competitive advantages from the rights granted under our patents and other intellectual property rights. Our competitors may develop technologies that are similar or superior to our proprietary technologies, duplicate our proprietary technologies or design around the patents owned or licensed by us. Our existing and future patents may be circumvented, blocked, licensed to others or challenged as to inventorship, ownership, scope, validity or enforceability. Furthermore, our pending and future patent applications may not be issued with the scope of claims sought by us, if at all, or the scope of claims we are seeking may not be sufficiently broad to protect our proprietary technologies. Moreover, we have adopted a strategy of seeking limited patent protection with respect to the technologies used in or relating to our products. If our products, patents or patent applications are found to conflict with any patents held by third parties, we could be prevented from selling our products, our patents may be declared invalid or our patent applications may not result in issued patents. In foreign countries, we may not receive effective patent, copyright and trademark protection. We may be required to initiate litigation in order to enforce any patents issued to us, or to determine the scope or validity of a third party's patent or other proprietary rights. In addition, in the future we may be subject to lawsuits by third parties seeking to enforce their own intellectual property rights, as described in “Risk Factors - We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.”

     We license our software pursuant to agreements that impose restrictions on customers' ability to use the software, such as prohibiting reverse engineering and limiting the use of copies. We also seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute nondisclosure and assignment of intellectual property agreements and by restricting access to our source code. Other parties may not comply with the terms of their agreements with us, and we may not be able to enforce our rights adequately against these parties.

Research and Development

     Development of our products is primarily done through our Canadian wholly-owned subsidiary, CounterPath Technologies Inc., and our U.S wholly-owned subsidiary, BridgePort Networks, Inc. Our research and development team consists of a core engineering department and a quality assurance department. Core engineering is responsible for designing, developing and maintaining our core products across our supported operating systems. Quality assurance is responsible for testing the software before release to customers on all of our platforms. Total research and development expenditures for the year ended April 30, 2011 were $4,469,979 (2010: $3,586,425). Total research and development expenditures for the three month period ended July 31, 2011 were $992,511 (2010: $1,063,647).

After Sales Service and Support

     We sell our software on an as-is or limited warranty basis to end users, and we are not required to update or upgrade the software nor are we responsible for failure of our software to work on our customer's computer network; however, we offer two levels of renewable annual support to our non-end user customers for a specified percentage of the software license fees. Basic support includes product bug-fixes, nine (9) a.m. to five (5) p.m. Pacific Time (-8GMT) telephone support and email support during the one-year period following the date of sale. Bug-fixes are software updates which fix a known deficiency in the software product. Our extended support includes basic support and product upgrades. Product upgrades are separate from bug-fixes and include new or enhanced product features. For additional fees, we provide professional services, which include assisting our customers in customizing, deploying and implementing our applications. We currently maintain a support forum on the Internet at www.counterpath.com/support.html and product user manuals are available online at www.counterpath.com.

Warranty

     In circumstances where we provide a warranty on our software, we warrant that our software will perform substantially in accordance with the materials accompanying the software for periods of up to three months from the date of sale to cover defects in workmanship.

Audio and Video Codecs

     Our softphones are integrated with audio and video codecs, which are provided by third-parties either as free open source software or under license. A codec is a software application that encodes and decodes audio or video data according to a specification. Currently, we provide the following royalty-free audio codecs: G.711u/a, G.722, iLBC, Speex, DVI4, L16 PCM, GSM and BV32. We also provide a number of royalty-bearing audio codecs: G.722.2, G.723.1, G.726, and G.729 which are licensed from various third-party patent owners or their representatives. Either we pay, or our customers pay, a license fee when our software incorporates any third-party, royalty-bearing codec(s). Our software video phones incorporate third-party video codecs. We offer the H.263 and H.263+ video codecs, which we have licensed from UB Video Incorporated, and the H.264 video codec, which we have licensed from AT&T Corp. and MPEG LA, L.L.C. At this time, no third party patent holders have required licensing fees for use of H.263 or H.263+ video codecs. The H.264 video codec does have licensing fees, which are licensed from AT&T and MPEG LA.

Competition

     There are numerous developers which compete with our company for market share. Small software development companies typically compete on the basis of price, while large original equipment manufacturers, typically compete against us by selling their proprietary software applications as part of a component to an overall proprietary communications system. We compete by offering applications that are compatible with a broad spectrum of communication systems and with various devices and operating systems.

Government Approval

     We have obtained approval from the United States government to export our software that contains encryption technology to certain approved foreign countries. We are not aware of any permits that are specific to our industry which are required in order for our company to operate or to sell our products and services in such jurisdictions.

Employees

     As of September 30, 2011, we employed 75 people full-time, 20 of whom are engaged in marketing and sales, 32 in research and development, 13 in services and support, 10 in general and administration, and 25 contractors. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

     We hire full-time employees and contractors who are authorized to work in the United States through our company as well as our wholly-owned subsidiary, BridgePort Networks, Inc. Our wholly-owned subsidiary, CounterPath Technologies Inc. employs full-time employees and contractors who are authorized to work in Canada.

Subsidiaries

     The names of our wholly-owned subsidiaries, their dates of incorporation and the jurisdictions in which they are incorporated are as follows:

Name	Date of Incorporation	State/Jurisdiction of Incorporation or Governing Jurisdiction
CounterPath Technologies Inc.	February 25, 1998	British Columbia, Canada
6789722 Canada Inc.	June 13, 2007	Canada
BridgePort Networks, Inc.	January 16, 2002	Delaware
BridgePort Networks (Europe) Ltd.	September 28, 2004	United Kingdom

Reports to Security Holders

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. We are not required to deliver an annual report on Form 10-K to our stockholders but will voluntarily send an annual report on Form 10-K, which includes our annual audited financial statements.

     You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The registration statement can be reviewed by accessing the SEC’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

     We do not own any property. Our Canadian operations are conducted in three leased offices located in Vancouver and Victoria, British Columbia and Kanata, Ontario. Our U.S. operations are conducted in two leased offices located in Chicago, Illinois, and Charlestown, Massachusetts. Our head office is located on the 3rd Floor at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada, V7X 1M3. On July 10, 2006, we entered into a lease for our head office premises of 15,559 square feet, which commenced on December 1, 2006 and expires on September 29, 2011 for which a deposit of $87,158 was made. The monthly lease payment under this agreement is $24,559 plus $23,113 in operating costs. On January 11, 2011, we entered into a new lease at the same location, for 12,379 square feet, which will commence on October 1, 2011 and expire on September 30, 2014 for which a deposit of $52,615 was made. The monthly lease payment under the agreement is $21,289 plus $20,702 in operating costs. Management believes that this office space is adequate for the operations of our company for the foreseeable future.

LEGAL PROCEEDINGS

     We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder of more than five percent of our voting securities, is an adverse party or has a material interest adverse to us or any of our subsidiaries.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board under the symbol “CPAH” and traded on the TSX Venture Exchange under the symbol “CCV”. Our shares of common stock began quotation on the OTC Bulletin Board on March 2, 2004 and trading on the TSX Venture Exchange on August 25, 2008. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock on the OTC Bulletin Board and the TSX Venture Exchange.

Quarter Ended	OTC Bulletin Board (U.S. dollars)		TSX Venture Exchange (Canadian dollars)
	High	Low	High	Low
July 31, 2009	$0.90	$0.48	$0.98	$0.60
October 31, 2009	$1.00	$0.55	$0.90	$0.68
January 31, 2010	$0.68	$0.465	$0.70	$0.50
April 30, 2010	$0.83	$0.40	$0.83	$0.40
July 31, 2010	$1.35	$0.82	$1.34	$0.85
October 31, 2010	$1.50	$1.00	$1.50	$1.01
January 31, 2011	$2.70	$1.45	$2.60	$1.50
April 30, 2011	$2.60	$1.90	$2.45	$1.95
July 31, 2011	$2.16	$1.55	$2.25	$1.70

     On September 30, 2011, the average of the high and low sales prices for shares of our common stock was $1.97 on the OTC Bulletin Board. On September 29, 2011, the average of the high and low sales prices for shares of our common stock was $1.96 on the TSX Venture Exchange.

     On September 30 , 2011, the shareholders' list of our shares of common stock showed 104 registered shareholders and 39,823,874 shares outstanding.

Registrar and Transfer Agent

     Our shares of common stock are issued in registered form. Valiant Trust Company of 3rd Floor, 750 Cambie Street, Vancouver, British Columbia, Canada V6B 0A2 (Telephone: 604.699.4884; Facsimile: 604.681.3067) is the registrar and transfer agent for our shares of common stock.

Dividend Policy

     To date, we have not declared or paid any dividends on our shares of common stock and do not expect to declare or pay any dividends on our shares of common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by our board of directors. Although there are no restrictions that limit the ability to pay dividends on our shares of common stock, our intention is to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

     The following table summarizes certain information regarding our equity compensation plans as at April 30, 2011:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2010 Stock Option Plan	4,607,663 (1)(2)	$1.09	915,007 (3)
Employee Share Purchase Plan	700,000	N/A	556,401
Deferred Share Unit Plan	2,000,000	N/A	613,287
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	7,307,663	$1.09	2,084,695

(1)	As of April 30, 2011, we had issued stock options to purchase 3,607,663 shares of our common stock pursuant to our 2010 Stock Option Plan.

(2)

Includes 3,607,663 options outstanding as at April 30, 2011 and 1,000,000 warrants issued to a customer during fiscal year ended April 30, 2011, which warrants were issued against securities available to be issued under the 2010 Stock Option Plan.

(3)	As of April 30, 2011, there were 915,007 underlying shares of our common stock remaining and available to be issued under our 2010 Stock Option Plan.

2010 Stock Option Plan

     On August 13, 2010, the board of directors of our company approved the consolidation of the 2004 stock option plan (the “2004 Plan”) and the amended and restated 2005 stock option plan (the “2005 Plan”) into one plan referred to as the 2010 stock option plan. On September 27, 2010, our shareholders approved the consolidation of the 2004 Plan and the 2005 Plan into one plan referred to as the 2010 stock option plan. Similar to the 2004 Plan and the 2005 Plan, the purpose of the 2010 Stock Option Plan will be to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased initiative to make contributions to our company. Under the 2010 Stock Option Plan, eligible employees, consultants and certain other persons who are not eligible employees, may receive awards of “non-qualified stock options”. Individuals who, at the time of the option grant, are employees of our company or any related company (as defined in the 2010 Stock Option Plan) who are subject to tax in the United States may receive “incentive stock options”, and stock options granted to non-United States residents may receive awards of “options”. As of September 27, 2010, we are permitted to issue up to 5,860,000 shares of our common stock under the 2010 Stock Option Plan, being the sum of the shares of common stock issuable under the 2004 Plan and the 2005 Plan. As of April 30, 2011, there were 3,607,663 stock options outstanding entitling the holders thereof the right to purchase one common share for each option held.

      On July 21, 2011, the board of directors of our company approved an increase in the number of shares of common stock issuable under the 2010 Stock Option Plan by 1,000,000 shares, subject to certain regulatory and other approvals. On September 27, 2011, our shareholders approved the increase in the number of shares of common stock issuable under the 2010 Stock Option Plan by 1,000,000. Upon receipt of approval of the increase from the TSX Venture Exchange, we will be permitted to issue up to 6,860,000 shares of our common stock under the 2010 Stock Option Plan.

Employee Share Purchase Plan

     On October 1, 2008, our shareholders approved the employee share purchase plan for employees, directors, officers and consultants of our company and our subsidiaries. The purpose of the plan is to give employees access to an equity participation vehicle in addition to our stock option plans by way of an opportunity to purchase shares of our common stock through payroll deductions and encourage them to use their combined best efforts on behalf of our company to improve its profits through increased sales, reduction of costs and increased efficiency. Participation in the plan is voluntary. Within the limits of the plan, our company matches fifty percent (50%) of the aggregate number of shares purchased by the participants. We are permitted to issue up to 700,000 shares of our common stock under the plan. As of April 30, 2011, we issued 143,599 shares of our common stock under the plan.

Deferred Share Unit Plan

     Under the terms of the deferred share unit plan (the “DSUP”) approved by the shareholders on October 22, 2009, each deferred share unit is equivalent to one share of common stock. The maximum number of shares of common stock that may be reserved for issuance to any one participant pursuant to deferred share units granted under the DSUP and any share compensation arrangement is 5% of the number of shares of common stock of our company outstanding at the time of reservation and, as applicable, any grants of deferred share units to any one participant may not exceed a value of $100,000 per annum on the date of grant. A deferred share unit (DSU) granted to a participant who is a director of the board of our company shall vest immediately on the award date. A deferred share unit granted to a participant other than a director will generally vest as to one-third (1/3) of the number of deferred share units granted on the first, second and third anniversaries of the award date. Fair value of the DSUs, which is based on the closing price of our company’s common stock on the date of grant, is recorded as compensation expense in the period of grant. We are permitted to issue up to 2,000,000 deferred share units under the DSUP. As of April 30, 2011, we issued 1,386,713 DSUs under the DSUP.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read this section in conjunction with our financial statements and the related notes included in this prospectus. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 4.

     Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Revenue

     We derive revenue from the sale of software licenses and software customization and services associated with software such as technical support services, implementation and training. We recognize software and services revenue at the time of delivery, provided all other revenue recognition criteria have been met.

     Post contract customer support services include e-mail and telephone support, unspecified rights to bug fixes and product updates and upgrades and enhancements available on a when-and-if available basis, and are recognized ratably over the term of the service period, which is generally twelve months.

     We offer our products and services directly through our sales force and indirectly through distribution partners. Our distribution partners include networking and telecommunications equipment vendors throughout the world.

     The amount of product configuration and customization, which reflects the requested features, determines the price for each sale. The number of software licenses purchased will have a direct impact on the average selling price. Services may vary depending upon a customer's requirements for technical support, implementation and training.

     We believe that our revenue and results of operations may vary significantly from quarter to quarter as a result of long sales and deployment cycles, new product introductions and variations in customer ordering patterns.

Operating Expenses

     Operating expenses consist of cost of sales, sales and marketing, research and development, and general and administrative expenses, and restructuring costs. Personnel-related costs are the most significant component of each of these expense categories.

     Cost of sales primarily consists of: (a) salaries and benefits related to personnel, (b) related overhead, (c) amortization of intangible assets, (d) billable and non-billable travel, lodging, and other out-of-pocket expenses, (e) payments to third party vendors for compression/decompression software known as codecs, (f) amortization of capitalized software that is implemented into our products and (g) warranty expense. Amortization of intangible assets consists of the amortization expense related to the intangible assets acquired from NewHeights, FirstHand and BridgePort comprising acquired technologies and customer assets. The acquired technologies is amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of management's estimate of the future cash flows from this asset over approximately five years, which is management's estimate of the useful life of the customer asset.

     Sales and marketing expense consists primarily of: (a) salaries and related personnel costs including stock-based compensation, (b) commissions, (c) travel, lodging and other out-of-pocket expenses, (d) marketing programs such as trade shows and (e) other related overhead. Commissions are recorded as expense when earned by the employee. We expect increases in sales and marketing expense for the foreseeable future as we further increase the number of sales professionals and increase our marketing activities with the intent to grow our revenue. We expect sales and marketing expense to decrease as a percentage of total revenue, however, as we leverage our current sales and marketing personnel as well as our distribution partnerships.

     Research and development expense consists primarily of: (a) salaries and related personnel costs including stock-based compensation, (b) payments to suppliers for design and consulting services, (c) costs relating to the design and development of new products and enhancement of existing products, (d) quality assurance and testing and (e) other related overhead. To date, all of our research and development costs have been expensed as incurred.

     General and administrative expense consists primarily of: (a) salaries and personnel costs including stock-based compensation related to our executive, finance, human resource and information technology functions, (b) accounting, legal and regulatory fees and (c) other related overhead.

     Restructuring costs are post acquisition activities related to the acquisition of NewHeights Software Corporation, FirstHand Technologies Inc. and BridgePort Networks, Inc. We incurred restructuring costs related to employee severance agreements as a result of post-acquisition consolidation of administration, sales and marketing and research and development departments. At April 30, 2011 we had a restructuring accrual for severance of $nil.

Application of Critical Accounting Policies and Use of Estimates

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ significantly from these estimates under different assumptions or conditions. .

     We believe that of our significant accounting policies, which are described in Note 2 to our annual financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, the following policies are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

     We recognize revenue in accordance with the American Institute of Certified Public Accountants (AICPA) ASC 985-605 "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions."

     In all of our arrangements, we do not recognize any revenue until we can determine that persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and we deem collection to be probable. For distribution and reseller arrangements, fees are fixed or determinable and collection probable when there are no rights to exchange or return and fees are not dependable upon payment from the end-user. If any of these criteria are not met, revenue is deferred until such time that all criteria have been met.

     A substantial percentage of our revenue is generated by multiple-element arrangements, such as products, maintenance and support, professional services and training. When arrangements include multiple elements, we allocate the total fee among the various elements using the residual method. Under the residual method, revenue is recognized when vendor-specific objective evidence, or VSOE, of fair value exists for all of the undelivered elements of the arrangement, but does not exist for one or more of the delivered elements of the arrangement. Each arrangement requires us to analyze the individual elements in the transaction and to estimate the fair value of each undelivered element, which typically includes maintenance and services. Revenue is allocated to each of the undelivered elements based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.

     For contracts with elements related to customized network solutions and certain network build-outs, we apply FASB Emerging Issues Task Force Issue ASC 605-25, "Revenue Arrangements with Multiple Deliverables" and revenues are recognized under ASC 605-35, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", generally using the percentage-of-completion method.

     In using the percentage-of-completion method, revenues are generally recorded based on a completion of milestones as described in the agreement. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known.

     Post contract customer support (PCS) services include e-mail and telephone support, unspecified rights to bug fixes and product updates and upgrades and enhancements available on a when-and-if available basis, and are recognized ratably over the term of the service period, which is generally twelve months.

     PCS service revenue generally is deferred until the related product has been accepted and all other revenue recognition criteria have been met. Professional services and training revenue is recognized as the related service is performed.

     We have set up a warranty provision in the amount of 2% of software sales, which is amortized over a twelve-month term. We recognize this deferred revenue evenly over a twelve-month period from the date of the sale.

Stock-Based Compensation

     Stock options granted are accounted for under ASC 718 (prior authoritative literature: SFAS No. 123R) "Share-Based Payment" and are recognized at the fair value of the options as determined by an option pricing model as the related services are provided and the options earned. ASC 718 replaces existing requirements under FAS 123 and APB 25, and requires public companies to recognize the cost of employee services received in exchange for equity instruments, based on the fair value of those instruments on the measurement date which generally is the grant date, with limited exceptions.

     Stock-based compensation represents the cost related to stock-based awards granted to employees and non-employee consultants. We measure stock-based compensation cost at measurement date, based on the estimated fair value of the award, and generally recognize the cost as expense on a straight-line basis (net of estimated forfeitures) over the employee requisite service period or the period during which the related services are provided by the non-employee consultants and the options are earned. We estimate the fair value of stock options using a Black-Scholes option valuation model.

     The expected volatility of options granted has been determined using the volatility of our company's stock. The expected volatility for options granted during the year ended April 30, 2011 was 77.50% . The expected life of options granted after April 30, 2006 has been determined utilizing the "simplified" method as prescribed by the SEC's Staff Accounting Bulletin (“SAB”) No. 107 Share-Based Payment, and SAB 110 Share-Based Payment, beginning January 1, 2008. The expected term of options granted during the year ended April 30, 2011 was 3.7 years. For the year ended April 30, 2011, the weighted-average risk-free interest rate used was 2.0% . The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. We have not paid and do not anticipate paying cash dividends on our shares of common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period. We applied an estimated forfeiture rate of 15% in the year ended April 30, 2011, in determining the expense recorded in our consolidated statement of operations. Cost of sales and operating expenses include stock-based compensation expense. For the year ended April, 2011, we recorded an expense of $812,485 in connection with share-based payment awards. A future expense of non-vested options of $960,886 and non-vested deferred share units of $309,459 is expected to be recognized over a weighted-average period of 3.19 years and 1.38 years respectively.

Research and Development Expense for Software Products

     Research and development expense includes costs incurred to develop intellectual property. The costs for the development of new software and substantial enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. We have determined that technological feasibility is established at the time a working model of software is completed. Because we believe our current process for developing software will be essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

Accounts Receivable and Allowance for Doubtful Accounts

     We extend credit to our customers based on evaluation of an individual customer's financial condition and collateral is generally not required. Accounts outstanding beyond the contractual payment terms are considered past due. We determine our allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are beyond the contractual payment terms, our previous loss history, and a customer's current ability to pay its obligation to us. We write-off accounts receivable when they are identified as uncollectible. All outstanding accounts receivable accounts are periodically reviewed for collectibility on an individual basis.

Goodwill and Intangible Assets

     We have a significant amount of goodwill and intangible assets on our balance sheet related to the acquisitions of NewHeights Software Corporation, FirstHand Technologies Inc. and BridgePort Networks, Inc. Intangible assets are carried and reported at acquisition cost, net of accumulated amortization subsequent to acquisition. The intangible assets acquired are comprised of acquired technologies and customer assets relating to customer relationships. The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management's estimate of the future cash flows from this asset over approximately five years, which is Management's estimate of the useful life of the customer assets. The intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist in accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets." Projected undiscounted net cash flows expected to be derived from the use of those assets are compared to the respective net carrying amounts to determine whether any impairment exists. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

     The determination of the net carrying value of goodwill and intangible assets and the extent to which, if any, there is impairment, are dependent on material estimates and judgments on our part, including the useful life over which the intangible assets are to be amortized and the estimates of the value of future net cash flows, which are based upon further estimates of future revenues, expenses and operating margins.

Goodwill and Intangible Assets—Impairment Assessments

     We review goodwill for impairment annually and whenever events or changes in circumstances indicate its carrying value may not be recoverable in accordance with FASB ASC 350, Goodwill and Other Intangible Assets. The provisions of ASC 350 require that a two-step impairment test be performed on goodwill. In the first step, we compare the fair value of our reporting unit to its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not considered impaired and we are not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then we must perform the second step of the impairment test in order to determine the implied fair value of the reporting unit’s goodwill. If the carrying value of our reporting unit’s goodwill exceeds its implied fair value, then we would record an impairment loss equal to the difference.

     Determining the fair value of our reporting unit involves the use of significant estimates and assumptions. These estimates and assumptions include future economic and market conditions and determination of appropriate market comparables. We base our fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates. In addition, we make certain judgments and assumptions in allocating shared assets and liabilities to determine the carrying values for our reporting unit. Our most recent annual goodwill impairment analysis, which was performed at the end of the fourth quarter of fiscal 2011, did not result in an impairment charge for fiscal year 2011, nor did we record any goodwill impairment in fiscal 2010.

     We make judgments about the recoverability of purchased intangible assets whenever events or changes in circumstances indicate that an other than temporary impairment may exist. Each period we evaluate the estimated remaining useful lives of purchased intangible assets and whether events or changes in circumstances warrant a revision to the remaining periods of amortization. In accordance with ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets, recoverability of these assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

     Assumptions and estimates about future values and remaining useful lives of our intangible and other long-lived assets are complex and subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our internal forecasts. These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows and risk adjusted discounted rates and future economic and market conditions. Our updated long-term financial forecast represents the best estimate that our management has at this time and we believe that its underlying assumptions are reasonable. As a result of our review of the recoverability of intangibles assets there was no impairment charge for the current year (2010 - $nil).

Use of Estimates

     The preparation of our financial statements in conformity with generally accepted accounting principles in the United States requires our management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Results of Operations for the years ended April 30, 2011 and 2010

     Our operating activities during the year ended April 30, 2011, consisted primarily of selling our IP telephony software and related services to telecom service providers and original equipment manufacturers serving the telecom industry, and the continued development of our IP telephony software products.

Revenue

     Revenue for the year ended April 30, 2011 and 2010 were as follows:

	2011		2010		Period-to-Period Change
		Percent		Percent		Percent
		of Total		of Total		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Revenue by Type
Software	$7,205,947	65%	$5,974,712	75%	$1,231,235	21%
Service	3,834,351	35%	2,042,145	25%	1,792,206	88%
Total revenue	$11,040,298	100%	$8,016,857	100%	$3,023,441	38%

Revenue by Region
International	$4,652,784	42%	$3,055,952	38%	$1,596,832	52%
North America	6,387,514	58%	4,960,905	62%	1,426,609	29%
Total revenue	$11,040,298	100%	$8,016,857	100%	$3,023,441	38%

     For the year ended April 30, 2011, we generated $11,040,298 in revenue compared to $8,016,857 for the year ended April 30, 2010, representing an increase of $3,023,441. We generated $7,205,947 in software revenue for the year ended April 30, 2011 compared to $5,974,712 for the year ended April 30, 2010, representing an increase of $1,231,235. The increase in software revenue for the year ended April 30, 2011, was primarily a result of increases in sales to original equipment manufacturers and enterprises, as well as, sales from our online store. Software sales from our online store grew by approximately $448,000 to approximately $1,616,000, in part as a result of various online promotions offered throughout the year. For the year ended April 30, 2011, service revenue was $3,834,351 compared to $2,042,145 for the year ended April 30, 2010, representing an increase of $1,792,206. The increase in service revenue for the year ended April 30, 2011, was primarily attributable to the customization services delivered to two new significant customers in preparation of their deployment of our software applications. International revenue outside of North America represented 42% of total revenue for the year ended April 30, 2011, compared to 58% for North American revenue. This compares to international revenue representing 38% of total revenue for the year ending April 30, 2010, compared to 62% for North American revenue. Revenue from Europe and Asia/Africa increased by approximately $1,240,000 and $384,000, respectively, while revenue from Central/South America decreased by approximately $27,000 in total, for the year ended April 30, 2011.

Operating Expenses

Cost of Sales

Cost of sales for the year ended April 30, 2011 and 2010 were as follows:

	April 30, 2011		April 30, 2010		Period-to-Period Change

		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Year ended	$2,864,838	26%	$2,825,480	35%	$39,358	1%

     Cost of sales was $2,864,838 for the year ended April 30, 2011, compared to $2,825,480 for the year ended April 30, 2010. The increase of $39,358 was the result of an increase in personnel-related expenses of approximately $166,000. This increase was offset by a decrease of approximately $158,000 in license costs due to lower sales of royalty-bearing software. Cost of sales expressed as a percent of revenue was 26% of revenue for the year ended April 30, 2011, as compared to 35% for the year ended April 30, 2010. This decrease in percentage was the result of a substantial increase in revenue of $3,023,441 for the year ended April 30, 2011 as compared to revenue for the year ended April 30, 2010, and further, there was only a marginal increase of approximately $151,000 in variable costs. This has resulted in a 25% decrease in cost of sales expressed as a percentage of revenue for the year ended April 30, 2011 as compared to cost of sales expressed as a percentage for the year ended April 30, 2010.

Sales and Marketing

     Sales and marketing expenses for the year ended April 30, 2011 and 2010 were as follows:

	April 30, 2011		April 30, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Year ended	$3,495,274	32%	$3,063,523	38%	$431,751	14%

     Sales and marketing expenses were $3,495,274 for the year ended April 30, 2011, compared to $3,063,523 for the year ended April 30, 2010. The increase of $431,751 was primarily the result of an increase in personnel-related expenses of approximately $307,000 and travel-related expenses of approximately $50,000. Additionally, other sales and marketing related expenses including stock-based compensation, office supplies, and tradeshows increased by approximately $75,000 during the year ended April 30, 2011, compared to the year ending April 30, 2010.

Research and Development

     Research and development expenses for the year ended April 30, 2011 and 2010 were as follows:

	April 30, 2011		April 30, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Year ended	$4,469,979	40%	$3,586,425	45%	$883,554	25%

     Research and development expenses were $4,469,979 for the year ended April 30, 2011, compared to $3,586,425 for the year ended April 30, 2010. The increase of $883,554 resulted primarily from an increase of approximately $510,000 in personnel-related expenses. Additionally, there was a Scientific Research and Experimental Development (SR&ED) claim recorded in the year ended April 30, 2010 of approximately $232,000. During the year ended April 30, 2010, we converted a research fee liability to Columbia University into shares of common stock which further resulted in a reduction in research and development expenses of approximately $153,000. There was no SR&ED claim recorded in the year ended April 30, 2011, which resulted in higher year over year research and development expenses.

General and Administrative

     General and administrative expenses for the years ended April 30, 2011 and 2010 were as follows:

	April 30, 2011		April 30, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Year ended	$3,997,340	36%	$3,689,900	46%	$307,440	8%

     General and administrative expenses for the year ended April 30, 2011, were $3,997,340 compared to $3,689,900 for the year ended April 30, 2010. The increase of $307,440 in general and administrative expenses was primarily attributable to an increase in expense related to professional services of approximately $260,000, personnel-related expenses of approximately $220,000, an increase in patent-related expenses of approximately $116,000, and an increase of $64,000 in public relations-related expenses. These increases were partially offset by a $120,000 decrease in amortization of capital assets as a number of capital assets became fully amortized in the year ended April 30, 2011, decrease in bad debts of approximately $150,000 and a decrease in telephone and communication-related expenses of approximately $60,000.

Restructuring Charges

     Restructuring charges for the years ended April 30, 2011 and 2010 were as follows:

		April 30, 2011		April 30, 2010		Period-to-Period Change
			Percent		Percent		Percent
			of		of		Increase/
		Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Year ended	$	nil	-%	$44,912	1%	($44,912)	(100%	)

     Restructuring charges for the year ended April 30, 2011, were $nil compared to $44,912 for the year ended April 30, 2010. Restructuring charges in fiscal year 2010 were attributable to the one-time employee termination costs due to the integration of the FirstHand and BridgePort acquisitions.

Interest and Other Income

     Interest income for the year ended April 30, 2011, was $245,401 compared to $221,493 for the year ended April 30, 2010. Interest expense for the year ended April 30, 2011, was $80,365 compared to $2,599 for the year ended April 30, 2010. Interest expense during the year ended April 30, 2011 primarily relates to the accretion of the convertible debenture discount of approximately $56,000 and cash interest expense of approximately $26,000.

     Foreign exchange loss for the year ended April 30, 2011, was $166,950 compared to a foreign exchange loss of $378,828 for the year ended April 30, 2010. The foreign exchange gain/loss represents the gain/loss on account of translation of the intercompany accounts of subsidiaries who maintain their records in currencies other than U.S. dollars as well as transactional losses and gains.

Results of Operations for the three month periods ended July 31, 2011 and 2010

      Our operating activities during the three months ended July 31, 2011 consisted primarily of selling our IP telephony software and related services to telecom service providers and original equipment manufacturers serving the telecom industry, and the continued development of our IP telephony software products.

Revenue

	Three Months Ended July 31,
	2011		2010		Period-to-Period Change
		Percent		Percent		Percent
		of Total		of Total		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Revenue by Type
Software	$1,584,051	57%	$1,819,152	82%	($235,101)	(13%	)
Service	1,174,683	43%	400,433	18%	774,250	193%
Total revenue	$2,758,734	100%	$2,219,585	100%	$539,149	24%

Revenue by Region
International	$1,154,981	42%	$841,990	38%	$312,991	37%
North America	1,603,753	58%	1,377,595	62%	226,158	16%
Total revenue	$2,758,734	100%	$2,219,585	100%	$539,149	24%

      For the three months ended July 31, 2011, we generated $2,758,734 in revenue compared to $2,219,585 for the three months ended July 31, 2010. This represents an increase of $539,149 or 24% from the same period last year. We generated $1,584,051 in software revenue for the three months ended July 31, 2011 compared to $1,819,152 for the three months ended July 31, 2010, representing a decrease of $235,101 or 13%. The decrease in software revenue was primarily due to the decrease in sales of our products to original equipment manufacturers. For the three months ended July 31, 2011, service revenue was $1,174,683 compared to $400,433 for the three months ended July 31, 2010. The increase of $774,250 in service revenue was primarily due to the increase in sales of professional engineering and customization work for both original equipment manufacturers and telecom service providers. The service revenue related to customization is expected to lead to future software revenue as our customers deploy that customized software. International revenue outside of North America increased by 37% during the three months ended July 31, 2011 compared to the three months ended July 31, 2010, due to an overall increase in sales in the period. North American revenue increased by 16%, compared to the three months ended July 31, 2010, due primarily to an increase in sales of software and services to North American original equipment manufacturers.

Operating Expenses

Cost of Sales

      Cost of sales for the three months ended July 31, 2011 and 2010 were as follows:

	July 31, 2011		July 31, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Three months ended	$860,145	31%	$748,862	34%	$111,283	14%

      Cost of sales was $860,145 for the three months ended July 31, 2011 compared to $748,862 for the three months ended July 31, 2010. The increase of $111,283 was primarily attributable to an increase in wages and benefits of approximately $80,000, an increase in amortization of intangible assets of approximately $72,000, partially offset by a decrease of approximately $41,000 of third party software and hardware. Cost of sales for the three months ended July 31, 2011 includes $280,880 ($208,473 – 2010) representing the non-cash amortization of the intangible assets as a result of the acquisitions of NewHeights Software in August 2007 and FirstHand Technologies in February 2008.

Sales and Marketing

      Sales and marketing expenses for the three months ended July 31, 2011 and 2010 were as follows:

	July 31, 2011		July 31, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Three months ended	$822,034	30%	$865,683	39%	($43,649)	(5%	)

      Sales and marketing expenses were $822,034 for the three months ended July 31, 2011 compared to $865,683 for the three months ended July 31, 2010. The decrease of $43,649 was primarily attributable to a decrease of approximately $64,000 in sales and marketing related wages and commissions as well as a decrease in professional and consulting fees of approximately $22,000, partially offset by an increase of approximately $42,000 in trade shows and other sales promotion related expenses.

Research and Development

      Research and development expenses for the three months ended July 31, 2011 and 2010 were as follows:

	July 31, 2011		July 31, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Three months ended	$992,511	36%	$1,063,647	48%	($71,136)	(7%	)

      Research and development expenses were $992,511 for the three months ended July 31, 2011 compared to $1,063,647 for the three months ended July 31, 2010. The decrease of $71,136 was primarily attributable to a decrease in wages and benefits of approximately $125,000 partially offset by an increase of approximately $55,000 in professional services.

General and Administrative

    General and administrative expenses for the three months ended July 31, 2011 and 2010 were as follows:

	July 31, 2011		July 31, 2010		Period-to-Period Change
		Percent		Percent		Percent
		of		of		Increase /
	Amount	Revenue	Amount	Revenue	Amount	(Decrease)
Three months ended	$1,034,274	37%	$995,462	45%	$38,812	4%

      General and administrative expenses were $1,034,274 for the three months ended July 31, 2011 compared to $995,462 for the three months ended July 31, 2010. The increase of $38,812 in general and administrative expenses was primarily attributable to the establishment of a bad debts reserve of approximately $51,000, an increase in travel related costs of approximately $38,000, an increase of approximately $16,000 in communication expenses, an increase of approximately $33,000 in wages, benefits and hiring costs partially offset by a decrease of approximately $18,000 in amortization expense, a decrease of approximately $46,000 in professional services and a decrease of approximately $46,000 in stock based compensation.

Interest and Other Income

      Interest income for the three months ended July 31, 2011 was $49,353 compared to $52,079 for the three months ended July 31, 2010. Interest expense for the three months ended July 31, 2011 was $171,242 compared to $221 for the three months ended July 31, 2010. Interest expense for the three months ended July 31, 2011 primarily relates to the accretion of the convertible debenture discount of approximately $160,000.

      Foreign exchange gain for the three months ended July 31, 2011 was $687 compared to a loss of $28,046 for the three months ended July 31, 2010. The foreign exchange gain/loss represents the gain/loss on account of translation of the inter company accounts of our subsidiaries who maintain their records in currencies other than U.S. dollars as well as transactional losses and gains.

Liquidity and Capital Resources

     As of April 30, 2011, we had $1,707,397 in cash compared to $1,556,813 at April 30, 2010, representing an increase of $150,584. Our working capital was $1,387,588 at April 30, 2011 compared to $1,157,633 at April 30, 2010, representing an increase of $229,955.

      As of July 31, 2011, we had $7,229,474 in cash compared to $1,707,397 at April 30, 2011, representing an increase of $5,522,077. The increase was attributable to the completion of a private placement discussed below under Financing Activities. Our working capital was $5,730,112 at July 31, 2011 compared to $1,387,588 at April 30, 2011, representing an increase of $4,342,524.

     Presently, our cash flow generated from operations is not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and we project this to continue for the next nine to twelve months. At April 30, 2011, we had cash of approximately $1.7 million and working capital of approximately $1.4 million; however, our management projects that under our current operating plan we will require approximately $12-14 million to fund our ongoing operating expenses and working capital requirements through April 30, 2012. We anticipate that this will be funded through cash flow generated from operations, working capital and external financing.

     On July 30, 2010, we issued a $483,300 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share and will mature on July 30, 2012.

     On October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share and will mature on July 30, 2012.

     Also on October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.37 per share and will mature on July 30, 2012.

     On June 14, 2011, we issued an aggregate of 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of our common stock at an exercise price of CDN$2.25 per share until June 14, 2013.

     On July 28, 2011, we received total proceeds of $750,001 from the exercise of 833,334 warrants issued pursuant to a private placement that closed October 29 2009. Accordingly, we issued 833,334 shares of common stock in exchange for the exercised warrants.

Years ended April 30, 2011 and 2010

Operating Activities

     Our operating activities resulted in a net cash outflow of $1,369,630 for the year ended April 30, 2011. This compares with a net cash outflow of $3,503,080 for the year ended April 30, 2010, representing a $2,133,450 decrease in cash outflows from operations. The net cash outflow from operating activities for the year ended April 30, 2011 was primarily a result of a net loss of $3,542,331, and an increase in accounts receivable of $529,447 attributable to higher year over year revenue. The net cash outflow was offset by adjustment for non-cash expenses including $812,485 for stock-based compensation, $853,677 for amortization of intangible assets, and $134,880 for depreciation and amortization.

     The net cash outflow from operating activities for the year ended April 30, 2010, was primarily a result of a net loss of $5,353,317 and a decrease in accounts payable of $874,926, partially offset by a decrease in accounts receivable of $262,894. The decrease in accounts receivable is attributable to lower year over year revenues and collection of a number of outstanding large receivables during fiscal 2010. The net cash outflow was further offset by adjustment for non-cash expenses including $378,828 for foreign exchange loss, $883,225 for stock-based compensation, $874,700 for amortization of intangible assets, and $276,410 for depreciation and amortization.

Investing Activities

     Investing activities resulted in a net cash outflow of $132,005 for the year ended April 30, 2011, primarily due to the purchase of equipment and to deposits made during the year. This compares with a net cash outflow of $17,173 primarily due to the purchase of equipment during the year ended April 30, 2010. At April 30, 2011, we did not have any material commitments for future capital expenditures.

Financing Activities

     Financing activities resulted in a net cash inflow of $1,660,373 for the year ended April 30, 2011, compared to a net cash inflow of $1,896,082 for the year ended April 30, 2010.

     On July 30, 2010, we issued a $483,300 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature on July 30, 2012.

     On October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature on July 30, 2012.

     Also on October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.37 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature on July 30, 2012.

Three Month Periods Ended July 31, 2011 and 2010

Operating Activities

      Our operating activities resulted in a net cash outflow of $360,395 for the three months ended July 31, 2011. This compares to a net cash outflow of $818,499 for the same period last year and represents a decrease of $458,104 in cash outflow from operations compared to the same period last year. The net cash outflow from operating activities for the three months ended July 31, 2011 was primarily a result of a net loss of $925,718, a $387,661 decrease in accounts payable, a $188,252 decrease in unearned revenue and a non-cash gain of $145,714 due to the change in fair value of a derivative liability. The net cash outflow was primarily offset by a $599,061 decrease in accounts receivable. The net cash outflow was further offset by adjustments for non-cash expenses including $280,880 for amortization of intangible assets, $244,261 for stock-based compensation and $30,841 for depreciation and amortization.

       The net cash outflow of $818,499 from operating activities for the three months ended July 31, 2010 was primarily a result of a net loss of $1,430,257, a $132,962 decrease in accounts payable and a $116,599 increase in accounts receivable, offset by a $70,987 increase in unearned revenue. The net cash outflow was further offset by adjustments for non-cash expenses including $136,934 for a warrant charge, $28,046 for foreign exchange loss, $300,485 for stock-based compensation, $208,473 for amortization of intangible assets, and $34,509 for depreciation and amortization.

Investing Activities

      Investing activities resulted in a net cash outflow of $1,692 for the three months ended July 31, 2011 primarily from purchases of equipment. This compares with a net cash outflow from investing activities of $27,796 for the same period last year from purchases of equipment. At July 31, 2011, we did not have any material commitments for future capital expenditures.

Financing Activities

      Financing activities resulted in a net cash inflow of $5,857,404 for the three months ended July 31, 2011 compared to a net cash inflow of $499,102 for the three months ended July 31, 2010.

     On June 14, 2011, we issued 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of common stock at an exercise price of CDN$2.25 per share until June 14, 2013. In connection with the offering, we paid $394,533 (CDN$385,361) in cash commissions and issued 220,206 broker warrants, with each broker warrant entitling the holder thereof to purchase one share of common stock at an exercise price of CDN$1.75 per share until December 14, 2012.

      On July 28, 2011, we issued 833,334 shares of common stock for the exercise of 833,334 warrants at an exercise price of $0.90 for proceeds of $750,000. On August 24, 2011, subsequent to the end of the quarter, we issued 833,334 shares of common stock for the exercise of 833,334 warrants at an exercise price of $0.90 for proceeds of $750,000.

     We may seek additional funding through public or private financings to fund our operations beyond 2012. However, if we are unable to raise additional capital when required or on acceptable terms, or achieve cash flow positive operations, we may have to significantly delay product development and scale back operations both of which may affect our ability to continue as a going concern.

Off-Balance Sheet Arrangements

     We do not have, and do not have any present plans to implement, any off-balance sheet arrangements.

New Accounting Pronouncements

      In September 2009, the FASB revised the authoritative guidance for revenue recognition for arrangements with multiple deliverables. The new guidance modifies the requirements for determining whether a deliverable can be treated as a separate unit of accounting by removing the criteria that verifiable and objective evidence of fair value exists for the undelivered elements. In allocating transaction consideration among the deliverables, the guidance also introduced the concept of using management's best estimate of a stand along selling price as an alternate basis for allocation. The guidance is effective in fiscal years beginning on or after June 15, 2010, and we are required to adopt this guidance in its first quarter of fiscal 2012. The adoption of this standard did not have a material impact on our financial statements.

      In September 2009, FASB’s Emerging Issues Task Force issued ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements.” ASU 2009-14 addresses certain revenue arrangements that include software elements. This guidance states that tangible products with hardware and software components that work together to deliver the product functionality are considered non-software products, and the accounting guidance under the revenue arrangements with multiple deliverables is to be followed. This guidance is effective for arrangements entered into, or materially modified, in periods beginning on or after June 15, 2010, with earlier adoption permitted, and we are required to adopt this guidance in its first quarter of fiscal 2012. The adoption of ASU 2009-14 did not have a material impact on our financial statements.

      In April 2010, the FASB issued Accounting Standards Update No. 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades, amends Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. It is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The adoption of ASC 2010-13 did not have a material impact on our financial statements.

      In April 2010, the FASB issued Accounting Standards Update No. 2010-17, Revenue Recognition—Milestone Method (Topic 605) – Revenue Recognition (ASU 2010-17). ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for us in fiscal 2012 and should be applied prospectively. The adoption of ASU 2010-17 did not have a material impact on our financial statements.

     In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, aligns the fair value measurement and disclosure requirements in U.S. GAAP and the International Financial Reporting Standards (IFRSs). Many of the amendments in this ASU will not result in a change in requirements, but simply clarify existing requirements. The amendments in this ASU that do change a principle or requirement for measuring fair value or disclosing information about fair value measurements include the following: (1) the ASU permits an exception for measuring fair value when a reporting entity manages its financial instruments on the basis of its net exposure, rather than gross exposure, to those risks; (2) the ASU clarifies that the application of premiums and discounts in a fair value measurement is related to the unit of account for the asset or liability being measured at fair value; (3) the ASU prohibits blockage discounts for level 2 and 3 investments; and (4) the amendments expand the fair value measurement disclosures. The ASU is to be applied prospectively. For public entities, the ASU is effective during interim and annual periods beginning after December 15, 2011. We are currently evaluating the impact of the pending adoption of ASU 2011-04 on our consolidated financial statements.

     In June 2011 the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income, eliminates the option of presenting the components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The ASU instead permits an entity to present the total of comprehensive income, the components of net income, and the components of OCI either in a single continuous statement of comprehensive income or in two separate but consecutive statements. With either format, the entity is required to present each component of net income along with total net income, each component of OCI along with the total for OCI, and a total amount for comprehensive income. Also, the ASU requires entities to present, for either format, reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. This ASU is to be applied retrospectively. For public entities, the ASU is effective for interim and annual periods beginning after December 15, 2011. We do not anticipate that the adoption of ASU 2011-05 will have any impact on our consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND MANAGEMENT

Directors and Executive Officers, Promoters and Management

     The following table sets forth the names, positions and ages of our executive officers and directors. All our directors serve until the next annual meeting of our shareholders or until their successors are elected and qualify. Our board of directors appoints officers and their terms of office are, except to the extent governed by employment contract, at the discretion of our board of directors.

Name and Residence	Position Held with the Company	Age	Date First Elected or Appointed
Donovan Jones(1) British Columbia, Canada	President, Chief Executive Officer, Director	42	April 24, 2006
David Karp British Columbia, Canada	Chief Financial Officer, Treasurer, Secretary	46	September 7, 2006
Terence Matthews Ontario, Canada	Chairman of the Board, Director	68	August 2, 2007
Owen Matthews(2) British Columbia, Canada	Vice-Chairman of the Board, Director	39	August 2, 2007
Peter Charbonneau(3) Ontario, Canada	Director	57	October 1, 2008
Chris Cooper(2)(3) British Columbia, Canada	Director	41	August 17, 2005
William Jin(3) Ontario, Canada	Director	42	October 1, 2008
Larry Timlick(2) British Columbia, Canada	Director	54	June 17, 2005

(1)	Appointed President and Chief Operating Officer on April 24, 2006, Director on June 1, 2007 and President and Chief Executive Officer on April 30, 2008.
(2)	Member of our Compensation Committee.
(3)	Member of our Audit Committee.

Business Experience

     The following is a brief account of the education and business experience of each of our directors, executive officers and key employees during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization in which he or she was employed.

     Donovan Jones

     Mr. Jones is a director of our company, has been our President and Chief Executive Officer since April 30, 2008 and was President and Chief Operating Officer since April 2006. Between May 2005 and April 2006, he was our company’s Vice President of Sales. Prior to this, from February 2005 and June 2006, Mr. Jones was with a boutique investment banking firm, where he was responsible for sourcing and executing transactions for mid-market private companies. From May 1996 to October 2004, with TELUS Communications, Canada’s second largest telecommunications company, Mr. Jones held increasingly senior positions in corporate development and client solutions, which had him involved in planning and executing a series of merger, acquisition and divestiture activities in the telecommunications, application development and data network integration space and responsibility for a business unit focused on the selling, implementing and management of enterprise voice, data and IP infrastructure. Mr. Jones holds a Masters in Business Administration from the University of Calgary and an Economics degree from the University of Alberta.

     David Karp

     Mr. Karp has been our Chief Financial Officer since September 2006. Mr. Karp became Treasurer and Corporate Secretary on November 3, 2006. From May 2004 to August 2006, Mr. Karp was Chief Financial Officer of Chemokine Therapeutics Corp., where he led the company’s initial public offering and listing on the TSX. From February 2002 to May 2004, Mr. Karp was Chief Financial Officer of Neuro Discovery Inc., a Vancouver based, publicly traded investment management company focused on biotechnology investing. Mr. Karp assisted in raising capital and making private investments in early stage biotechnology companies in addition to having overall responsibility for all treasury, reporting and control functions. From August 1997 to September 2001, Mr. Karp was Vice President, Investment Banking for BMO Nesbitt Burns in Vancouver. His experience includes raising capital and managing a number of merger, acquisition and restructuring assignments for companies in a variety of industries. Mr. Karp holds a Bachelor of Science degree in Mechanical Engineering from the University of Waterloo in Ontario and an MBA from the Ivey School of Business at the University of Western Ontario in London, Ontario. He is a Chartered Financial Analyst (CFA) charter holder and a Professional Engineer.

     Terence Matthews

     Sir Terence Matthews is our Chairman of the Board and a director of our company. Mr. Matthews is the founder and Chairman of Wesley Clover Corporation, an investment vehicle and holding company. Mr. Matthews has either founded or funded over 80 companies since 1972 including Newbridge Networks, a company he founded in 1986 and which became a leader in the worldwide data networking industry. When France-based Alcatel acquired Newbridge in May 2000, the company employed more than 6,500 employees and recorded FY 1999 revenue of $1.8 billion. In 1972, before launching Newbridge, Mr. Matthews co-founded Mitel, a world leader in the design and manufacture of enterprise communications solutions. Wesley Clover now has interests in a broad range of next-generation technology companies, real estate, hotels and resorts. In addition to being the Chairman of Wesley Clover, Mr. Matthews is also Chairman of a number of private and publicly traded companies including Mitel, March Networks, Bridgewater Systems and Solace Systems and sits as a director on the Boards of several others. Mr. Matthews holds an honours degree in electronics from the University of Wales and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. He has been awarded honorary doctorates by several universities, including the University of Wales and Carleton University in Ottawa. In 1994, he was appointed an Officer of the Order of the British Empire, and in the 2001 Queen's Birthday Honours, he was awarded a Knighthood. In 2011, he was appointed Patron of the Cancer Stem Cell Research Institute at Cardiff University.

     Owen Matthews

     Mr. Matthews is our Vice-Chairman of the Board and a director of our company. Mr. Matthews also currently serves as the Executive Vice-President of Wesley Clover Corporation, an investment management company. Between October 1998 and August 2, 2007, Mr. Matthews was Chief Executive Officer of NewHeights Software Inc. In this capacity, Mr. Matthews was responsible for NewHeights’ overall corporate growth and ensuring that the company delivers the most evolved personal communications management solutions in the industry. Mr. Matthews was active in driving the NewHeights’ sales process, both domestically and internationally, and regularly engaged in technology strategy sessions with carriers, customer-premise equipment vendors and PC equipment manufacturers. In 1998, Mr. Matthews co-founded NewHeights in response to the emerging shift towards the development of commercial IP Telephony systems. Foreseeing the widespread adoption of IP PBXs and hosted IP Centrex, Mr. Matthews launched NewHeights to develop an intuitive, next-generation software client that would bring together the power of both the telephony and data networks in an intuitive graphic interface. Mr. Matthews has been extensively involved in the business of telecommunications and delivering innovation to market for over a decade and is also the son of Terence Matthews, founder of Mitel Networks and NewBridge Networks. Mr. Matthew’s business and technology acumen was in part seasoned under various Matthews’ business holdings, including NewBridge Networks and Wesley Clover and its portfolio of technology corporations.

     Peter Charbonneau

     Mr. Charbonneau is a director of our company. Mr. Charbonneau is a principal of the general partner of SkyPoint Telecom Fund II. Mr. Charbonneau joined the general partner, a venture capital company focused on communications and information technology, in 2001. He also sits on the boards of Mitel Networks Corporation, March Networks Corporation, Teradici Corporation, Trellia Networks Inc., and TrueContext Corporation, as well as, the board of directors and audit committee of CBC/Radio Canada. Prior to Skypoint, Mr. Charbonneau was a senior executive with Newbridge Networks Corporation holding a number of positions including Chief Financial Officer, President and Chief Operating Officer, and Vice-Chairman. He was also a member of the company's board of directors from 1996 until 2000. Mr. Charbonneau is a member of the Institute of Chartered Accountants of Ontario. In June 2003, he was elected a Fellow of the Institute in recognition of his outstanding career achievements and leadership contributions to the community and his profession. He holds a Bachelor of Science from the University of Ottawa and a Master's in Business Administration degree from the Richard Ivey School of Business. Mr. Charbonneau also holds the ICD.D certification, having completed the Directors' Education Program of the Institute of Corporate Directors of Canada.

     Chris Cooper

     Mr. Cooper is a director of our company. Mr. Cooper has 15 years of experience in management and finance in the oil and gas industry starting several junior issuers. Over the past several years, Mr. Cooper has successfully raised over $120 million primarily through brokered and non-brokered equity issues as well as debt financing. Currently, Mr. Cooper is the President, Chief Executive Officer and founder of Aroway Energy Inc., a junior oil and gas issuer. Mr. Cooper received his Bachelor of Business Administration from Hofstra University and his Master’s in Business Administration from Dowling College, both in New York State.

     William Jin

     Mr. Jin is a director of our company. Mr. Jin is Senior Vice-President of Covington Capital, a venture capital investment company, based in Toronto. Covington Capital is one of Canada’s largest providers of venture capital investment funds Mr. Jin joined Covington Capital in November 2002 and his responsibilities include the assessment, execution and management of existing investments and management of exit investment opportunities. Mr. Jin focuses on transactions in the service, distribution, manufacturing, and software sectors. He represents Covington Capital on the board of directors of a number of investee companies. Prior to joining Covington Capital, Mr. Jin was a partner with a Toronto based investment banking boutique, with over 11 years financial industry experience specializing in M&A advisory and valuations. There he was responsible for providing fairness opinions and formal OSC 9.1 valuations for public and private companies. He holds an HBA and an MBA degree from the Richard Ivey School of Business. Mr. Jin is a Chartered Financial Analyst and a member of the Toronto Society of Financial Analysts.

     Larry Timlick

     Mr. Timlick is a director of our company. Mr. Timlick has extensive knowledge of the enterprise and service provider markets with over 24 years of technical sales and management experience and has been a director of our company since June 2005. Mr. Timlick has been Vice President of Corporate Planning since November 2006 for the Kingsway Group of Companies, a corporate vehicle for real estate investments. Mr. Timlick acted as interim President of our company between June 2005 and August 2005. Between 1991 and 2004, Mr. Timlick was with Cisco Systems Canada. While with Cisco Systems Canada, Mr. Timlick was responsible for developing a sales region for TELUS, a major telecommunications carrier in Canada, which was named Region of the Year, Americas International in FY 2004. Mr. Timlick gained many accomplishments with Cisco Systems including: Top Americas International Performer – Regional Manager FY 2000; Highest Regional Percentage of Goal – Americas International FY 2000; Top Canadian Regional Performance FY 2001 – Western Region Service Providers; and Top Customer Satisfaction Americas International FY 2002. As the first Cisco Systems employee in Western Canada, Mr. Timlick expanded the business and opened offices in Vancouver, Calgary, Edmonton, Regina and Winnipeg. Mr. Timlick has also held management positions with AT&T Canada and Telex/Tulsa Computer Products. Mr. Timlick is also a director of Kensington Court Ventures Inc., a publicly traded investment vehicle.

     Family Relationships

     Except as set forth below, there are no family relationships among our directors or our executive officers.

     Owen Matthews, our Vice-Chairman of the Board, is the son of Terence Matthews, our Chairman of the Board.

     Involvement in Certain Legal Proceedings

     Except as set forth below, none of our directors, nominees, executive officers and control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Peter Charbonneau was a director of Metconnex Canada Inc. from October 6, 2004 to June 19, 2007. An application was made to the courts under Section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, C. B3, as amended, to appoint an interim receiver of 4061101 Canada Inc. (formerly known as Metconnex Canada Inc.) as provided for in the court filing no: 06-CL-6670 (dated September 26, 2006). The receiver has submitted a proposal to creditors and distribution of proceeds is pending final approval from creditors.

     Peter Charbonneau was a director of Trellia Networks Inc. from May 2006 to present. On November 24, 2010, Trellia Networks Inc. filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act. On January 14, 2011, the proposal was filed and was subsequently accepted by creditors on February 3, 2011, with court approval on February 10, 2011. Trellia Networks disbursed all amounts on March 21, 2011 and successfully exited the bankruptcy process.

     Chris Cooper is currently the President and Chief Executive Officer of Northern Sun Exploration Company Inc. On August 1, 2008, Northern Sun filed a Notice of Intention to make a proposal pursuant to the Bankruptcy and Insolvency Act. The company is currently under Bankruptcy and Insolvency Act protection while it attempts to restructure its creditor obligations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a) our principal executive officer;

(b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2011; and

(c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2011, who we will collectively refer to as our named executive officers, of our company for the years ended April 30, 2011 and 2010, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Other Annual Compen- sation ($)(3)	Total ($)
Donovan Jones President, Chief Executive Officer and Director	2011 2010	295,687 279,466	121,823 46,671	293,998 96,774	Nil Nil	27,258 25,762	738,767 448,673
David Karp Chief Financial Officer, Treasurer	2011	186,064	55,296	82,541	Nil	11,282	335,183

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Other Annual Compen- sation ($)(3)	Total ($)
and Secretary	2010	159,055	25,202	48,387	Nil	10,096	242,740
Todd Carothers(4) VP, Product Management	2011 2010	175,000 137,621	1,417 Nil	Nil Nil	30,554 52,996	Nil Nil	206,971 190,617
Jim O’Brien Director, NCG Customer Engineering	2011 2010	147,200 148,342	4,573 Nil	Nil Nil	5,730 4,652	Nil Nil	157,503 152,994
Michael Hryb VP, Carrier Sales	2011 2010	120,882 114,251	21,595 47,497	Nil Nil	16,048 8,833	Nil Nil	158,525 173,445

(1)

The amount in this column reflects the grant date fair value of the deferred share units granted to named executive officers in each fiscal year listed. For a description of the methodology and assumptions used in valuing the deferred share units granted to our officers and directors during the year ended April 30, 2011, please review Note 8 to the financial statements included herein.

(2)

For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the year ended April 30, 2011, please review Note 8 to the financial statements included herein.

(3)	The value of perquisites and other personal benefits, securities and property for the individuals included in the summary compensation table that does not exceed $10,000 is not reported herein.
(4)	Mr. Carothers was not employed by our company between July 30, 2009 and October 11, 2009.

Employment Agreements with Our Named Executive Officers

     Donovan Jones entered into an employment agreement with our company dated September 13, 2007, as amended, whereby we pay to Mr. Jones CDN$299,400 per year. In addition, Mr. Jones may earn a bonus of up to 12.5% of his annual salary per fiscal quarter based upon the achievement of pre-determined objectives. Mr. Jones is also entitled to a monthly expense allowance of CDN$2,000. If Mr. Jones’ employment agreement is terminated without cause, or there is a change of control (to the extent of at least 40.01% of the equity of our company), we, or Mr. Jones may, without cause, terminate his employment upon 6 months' written notice to our company. Following such notice, we will pay to Mr. Jones (i) CDN$675,000 (in addition to any applicable bonus and/or incentive in respect of the last pay periods in which such bonus and/or incentive has not yet been awarded with objectives being considered fully met); (ii) extended medical and dental insurance coverage for a period of 24 months from termination; and (iii) all options and deferred share units, which have not vested shall immediately vest and become exercisable.

     David Karp entered into an employment agreement with our company dated September 11, 2006, as amended, whereby we appointed Mr. Karp our Chief Financial Officer. Mr. Karp’s current annual salary is CDN$194,400. In addition, Mr. Karp may earn a bonus of up to 30% of his salary based upon the achievement of pre-determined objectives. Mr. Karp is also entitled to a monthly expense allowance of CDN$800. If we terminate the agreement for any reason other than for cause, we are required to pay Mr. Karp a sum equal to CDN$120,000, plus any monthly allowance, in addition to any applicable bonus or compensation as set out in the Employment Agreement. In addition, for each year of employment, our company is required to pay Mr. Karp an amount equal to one month of his total compensation, including his monthly expense allowance, for each year of employment, with partial years pro-rated. In addition, 1/24th of the number of stock options granted, multiplied by the number of months Mr. Karp is employed with us from the date of each respective grant, is immediately vested and exercisable. In the event of a change of control or greater than 50.01% of the issued and outstanding common shares of our company, all stock options and deferred share units granted to Mr. Karp will become immediately vested and exercisable.

     Todd Carothers entered into an employment agreement with our company dated September 28, 2009 as amended, whereby we appointed Mr. Carothers our Vice President Product Management. Mr. Carothers’ current annual salary is $183,750. In addition, Mr. Carothers may earn a bonus of up to $25,000 per year based upon the achievement of pre-determined objectives. If we terminate the agreement for any reason other than for cause, we are required to provide Mr. Carothers six months’ notice, or $87,500 in lieu of notice or a combination thereof at our sole discretion. In addition, 1/24th of the number of stock options granted, multiplied by the number of months Mr. Carothers is employed with us from the date of each respective grant, is immediately vested and exercisable. In the event of a change of control or greater than 50.01% of the issued and outstanding common shares of our company, all stock options and deferred share units granted to Mr. Carothers will become immediately vested and exercisable.

Outstanding Equity Awards at Fiscal Year End

     The following table summarizes the outstanding equity awards held by each named executive officer of our company as of April 30, 2011. The options generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested. The deferred share units vest as to one-third (1/3) of the number of deferred share units granted on the first, second and third anniversaries of the award date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying unexercised Options (#) Exercisable	Number of Securities Underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Donovan Jones	300,000(1)	300,000(1)	—	$0.62	April 17, 2014	107,527(14) 100,000(15) 70,741(16)	$221,505 $206,000 $145,726	—	—
David Karp	240,000(2) 43,750(3) 125,000(4)	— 31,250(3) 125,000(4)	— — —	$2.15 $0.44 $0.62	September 7, 2016 December 15,2013 April 17, 2014	53,763(17) 50,000(18) 22,026(19)	$110,752 $103,000 $45,374	—	—
Michael Hryb	28,333(5) 15,079(6) 8,333(7)	11,667(5) 9,921(6) 16,667(7)	— — —	$0.47 $0.44 $0.60	June 3, 2013 December 15, 2013 December 14, 2014	—	—	—	—
Jim O’Brien	14,555(8) 20,417(9) 333(10) —	— 14,583(9) 667(10) 35,000(11)	— — — —	$0.47 $0.44 $0.60 $1.90	February 2, 2013 December 15, 2013 December 14, 2014 December 14, 2015	—	—	—	—
Todd Carothers	50,000(12) —	100,000(12) 150,000(13)	— —	$0.60 $1.90	December 14, 2014 December 14, 2015	22,026(20)	$45,374	—	—

(1)	Granted on April 17, 2009.
(2)	Granted on September 7, 2006.
(3)	Granted on December 15, 2008.
(4)	Granted on April 17, 2009.
(5)	Granted on June 3, 2008.
(6)	Granted on December 15, 2008.
(7)	Granted on December 14, 2009.

(8)	Granted on February 2, 2008.
(9)	Granted on December 15, 2008.
(10)	Granted on December 14, 2009.
(11)	Granted on December 14, 2010.
(12)	Granted on December 14, 2009.
(13)	Granted on December 14, 2010.
(14)	Granted on December 14, 2009.
(15)	Granted on June 18, 2010.
(16)	Granted on September 27, 2010.
(17)	Granted on December 14, 2009.
(18)	Granted on June 18, 2010.
(19)	Granted on March 9, 2011.
(20)	Granted on March 9, 2011.

Compensation of Directors

     During the fiscal year ended April 30, 2011, we compensated our non-employee directors for their services in fiscal year 2011 according to the following schedule: A retainer of CDN$15,000 for each board member; a retainer of CDN$15,000 for the chairman; a retainer of CDN$5,000 for the audit committee chair; a retainer of CDN$2,500 for the compensation committee chair; and a retainer of CDN$5,000 for each audit committee or compensation committee member. Directors may be paid the retainers in cash, or at the option of the board of directors, in a form of equity compensation under an existing equity compensation plan of our company. During the fiscal year ended April 30, 2011, we issued 172,500 deferred share units in lieu of cash to our directors.

     Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

     The following table summarizes compensation paid to all of our non-employee directors for the fiscal year ended April 30, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(9)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Bruk(1)	Nil	29,516	Nil	N/A	N/A	Nil	29,516
Peter Charbonneau(2)	Nil	39,355	Nil	N/A	N/A	Nil	39,355
Chris Cooper(3)	Nil	59,032	Nil	N/A	N/A	Nil	59,032
William Jin(4)	Nil	39,355	Nil	N/A	N/A	Nil	39,355
Terence Matthews(5)	Nil	59,032	Nil	N/A	N/A	Nil	59,032
Owen Matthews(6)	Nil	44,274	Nil	N/A	N/A	Nil	44,274
Greg Pelling(7)	Nil	29,516	Nil	N/A	N/A	Nil	29,516
Larry Timlick(8)	Nil	39,355	Nil	N/A	N/A	Nil	39,355

(1)	Resigned from the Board on March 10, 2011. As at April 30, 2011, Mr. Bruk held an aggregate of 39,194 deferred share units.
(2)	At April 30, 2011, Mr. Charbonneau held an aggregate of 52,258 deferred share units.
(3)	At April 30, 2011, Mr. Cooper held an aggregate of 40,000 stock options and 78,387 deferred share units.
(4)	At April 30, 2011, Mr. Jin held an aggregate of 52,258 deferred share units.

(5)	At April 30, 2011, Mr. Terence Matthews held an aggregate of 18,000 stock options and 78,387 deferred share units.
(6)	At April 30, 2011, Mr. Owen Matthews held an aggregate of 58,790 deferred share units.
(7)	Resigned from the Board on March 10, 2011. As at April 30, 2011, Mr. Pelling held an aggregate of 39,194 deferred share units.
(8)	At April 30, 2011, Mr. Timlick held an aggregate of 40,000 stock options and 52,258 deferred share units.
(9)	Represents value on grant date of vested deferred share units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of September 30 , 2011, by each person who is known by us to beneficially own more than 5% of our shares of common stock, by each of our officers and directors and by all of our officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of September 30 , 2011, we had 39,823,874 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Terence Matthews 350 Legget Drive, P.O. Box 13089 Kanata, Ontario	8,745,628 (3)	21.9%
Covington Venture Fund Inc. 87 Front St. East Suite 400, Toronto, Ontario Canada, M5E 1B8	5,640,241	14.2%
Steven Bruk 1940 Englewood Avenue West Vancouver, BC, Canada V7V 1Z4	3,270,518 (4)	8.2%
Owen Matthews Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	2,348,419	5.9%
Donovan Jones Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	965,706 (5)	2.4%
David Karp Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	520,637 (6)	1.3%
Chris Cooper 1910-1055 West Hastings Street, Vancouver, British Columbia Canada V6E 2E9	120,427 (7)	**

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Larry Timlick Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	82,236 (8)	**
Peter Charbonneau Tower B, 830 – 555 Legget Drive Ottawa, Ontario Canada K2K 2X3	63,069 (9)	**
William Jin 87 Front Street East, Suite 400 Toronto, Ontario Canada M5E 1B8	63,069 (10)	**
Todd Carothers Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	106,250 (11)	**
Michael Hryb Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	82,380 (12)	**
Jim O’Brien Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	47,666 (13)	**
Directors and Executive Officers as a Group	13,145,487	33.0%

**	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Percentage based on 39,823,874 shares of common stock outstanding on September 30, 2011, plus those shares of common stock, if any, that are beneficially owned by each holder because they underlie options, deferred share units, or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 30, 2011. Such shares are deemed outstanding for computing the percentage beneficial ownership of the person holding such options, deferred share units, or warrants but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 8,633,025 shares of common stock held by Wesley Clover Corporation. Also includes shares subject to stock options of a total of 18,000 shares of common stock issued on August 2, 2007 and held by Mr. Matthews that are vested and are exercisable at a price of $2.00 per common share, expiring between October 1, 2012 and February 28, 2015. Also includes 94,603 shares subject to deferred share units.

(4)

Includes 146,000 shares of common stock held by the spouse of Mr. Bruk and 2,974,050 shares of common stock held by KMB Trac Two Holdings Ltd. (“KMB”). Mr. Bruk’s spouse is the sole shareholder of KMB.

(5)

Includes 387,500 shares of common stock subject to vested stock options of a total of 600,000 shares of common stock subject to stock options and held by Mr. Jones that are exercisable within 60 days of September 30, 2011, issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014 . Also includes 516,355 shares of a total of 761,290 shares subject to deferred share units.

(6)
Includes 456,146 shares of common stock subject to vested stock options of a total of 565,000 shares of common stock subject to stock options and held by Mr. Karp that will be vested within 60 days of September 30, 2011, including 240,000 stock options issued on September 7, 2006 that are exercisable at a price of $2.15 per share, expiring on September 7, 2016, 54,600 stock options issued on December 15, 2008 that are exercisable at a price of $0.44 per share, expiring on December 15, 2013, and 161,458 stock options issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014. Also includes 43,548 shares of a total of 152,671 shares subject to deferred share units.

(7)

Includes 9,167 shares of common stock subject to vested stock options of a total of 40,000 shares of common stock subject to stock options and held by Mr. Cooper that are exercisable within 60 days of September 30, 2011, issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 94,603 shares subject to deferred share units.

(8)

Includes 9,167 shares of common stock subject to vested stock options of a total of 40,000 shares of common stock subject to stock options and held by Mr. Timlick that are exercisable within 60 days of September 30, 2011, issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 63,069 shares subject to deferred share units.

(9)	Mr. Charbonneau is a principal of the general partner of Skypoint Telecom Fund II, which holds 1,807,692 shares of common stock. Represents 63,069 shares subject to deferred share units.

(10)

Mr. Jin is senior vice president of Covington Capital, a venture capital company which manages Covington Venture Fund Inc. which holds 5,640,241 shares of common stock. Represents 63,069 shares subject to deferred share units.

(11)

Includes 106,250 shares of common stock subject to vested stock options of a total of 300,000 shares of common stock subject to stock options and held by Mr. Carothers that are exercisable within 60 days of September 30, 2011, including 71,875 stock options issued on December 14, 2009 that are exercisable at $0.60 per share expiring on December 14, 2014, and 34,375 stock options issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015.

(12)

Includes 57,708 shares of common stock subject to vested stock options of a total of 58,130 shares of common stock subject to stock options and held by Mr. Hryb that are exercisable within 60 days of September 30, 2011, including 31,667 stock options issued on June 3, 2008 that are exercisable at $0.47 per share expiring on June 3, 2013, 16,146 stock options issued on December 15, 2008 that are exercisable at $0.44 per share expiring on December 15, 2013, and 9,896 stock options issued on December 14, 2009 that are exercisable at a price of $0.60 per share, expiring on December 14, 2014.

(13)

Includes 47,096 shares of common stock subject to vested stock options of a total of 85,555 shares of common stock subject to stock options and held by Mr. O’Brien that are exercisable within 60 days of September 1, 2011, including 14,555 stock options issued on February 2, 2008 that are exercisable at $0.47 per share expiring on February 2, 2013, 24,791 stock options issued on December 15, 2008 that are exercisable at $0.44 per share expiring on December 15, 2013, 459 stock options issued on December 14, 2009 that are exercisable at a price of $0.60 per share expiring on December 14, 2014 and 7,291stock options issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015.

Changes in Control

     As of September 30 , 2011, management had no knowledge of any arrangements which may at a subsequent date result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

     No director, nominee, executive officer, principal shareholder holding at least 5% of our shares of common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transactions, since May 1, 2010, the beginning of our last fiscal year, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years other than the following:

     Our chairman of our board is the chairman and founding shareholder of Mitel Networks Corporation. NewHeights Software Corporation entered into a distribution agreement with Mitel on June 15, 2004 and amended such agreement on August 7, 2007. NewHeights was acquired by our company on August 2, 2007 and was amalgamated on February 5, 2008 with our company’s wholly-owned subsidiary, CounterPath Solutions R&D Inc. under the name CounterPath Technologies Inc. Under the terms of the distribution agreement, we earn a specified fee from Mitel based on the number of product licenses sold to Mitel. Our software revenue for the year ended April 30, 2010, pursuant to the terms of these agreements, was $525,968 (2010 - $560,636). On July 31, 2008 we entered into a source code license agreement whereby we licensed to Mitel the source code for our Your Assistant product in consideration of a payment of $650,000. Associated with the agreement are ongoing license fees per copy deployed to be paid by Mitel over four years and declining from $13.50 to $9.00 per copy after two years and declining from $9.00 to nil after four years. In addition, the agreement provides Mitel with a first right to match any third party offer to purchase the source code software and related intellectual property.

     In connection with a non-brokered private placement of 3,333,334 units which closed on October 29, 2009, Wesley Clover Corporation, a company controlled by the chairman of the board of our company, purchased

1,666,667 units, at a price of $0.56 (CDN$0.60) per unit, for aggregate proceeds of $933,881 (CDN$1,000,000). Each unit consisted of one share of common stock and one-half of one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $0.90 for a period of two years from the closing of the private placement.

     In connection with a non-brokered private placement which closed on October 29, 2010, our company issued a convertible debenture in the principal amount of $490,750 (CDN$500,000) to Wesley Clover, a company controlled by the chairman of the board of our company. The debenture is convertible by the holder at any time prior to maturity, in whole or in part into common shares of our company at a conversion price of $1.37 per share. The convertible debenture is unsecured, bearing interest at the prime bank rate as quoted by the Bank of Montreal with interest payable monthly and maturing on July 30, 2012. During the year ended April 30, 2011, our company paid interest of $7,381 to Wesley Clover towards interest on convertible debentures.

     In connection with a private placement on June 14, 2011, Wesley Clover agreed to convert all of their outstanding convertible debentures of our company in the aggregate principal amount of $490,750 to 358,211 shares of common stock concurrent with the closing of the private placement. In addition, Wesley Clover and Covington Venture Fund Inc., an investor holding greater than 5% of our shares of common stock, agreed to each exercise 833,334 warrants at the original exercise price of $0.90 per share on or before July 29, 2011, prior to the expiry of the warrants on October 29, 2011. In the event that a warrant holder does not exercise all of their respective warrants on or before August 31, 2011, a default amount of $250,000 will be immediately due and payable to us by that respective warrant holder, and such default amount will incur interest at the rate of 2% per month (on a pro-rata basis) until the default amount is paid in full. On July 28, 2011, we received total proceeds of $750,001 from Covington Venture Fund Inc. for the exercise of 833,334 warrants issued pursuant to a private placement that closed October 29 2009. On August 24, 2011, we received total proceeds of $750,001 from Wesley Clover for the exercise of 833,334 warrants issued pursuant to a private placement that closed October 29 2009. Accordingly, we issued a total of 1,666,668 shares of common stock in exchange for the exercised warrants.

CORPORATE GOVERNANCE

     We currently act with seven directors, consisting of Donovan Jones, Terrence Mathews, Owen Matthews, Chris Cooper, Larry Timlick, Peter Charbonneau and William Jin. We have determined that Chris Cooper, Larry Timlick, Peter Charbonneau and William Jin are independent directors as defined by Rule 5605 (a)(2) of the Nasdaq Listing Rules.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, each director, officer, employee and agent and all other persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes to the fullest extent of the law (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the individual in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses

(including attorneys’ fees) actually and reasonably incurred by the individual in connection with the defense or settlement of any action or suit by or in the right of the company, or in connection with any appeal therein, or otherwise, if the individual acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. Our company may, in our discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of any final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under our Bylaws or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

     You may read and copy any materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street NE, Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. The registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

     No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13       Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,004
Printing and engraving expenses	$2,000	(1)
Accounting fees and expenses	$15,000	(1)
Legal fees and expenses	$30,000	(1)
Transfer agent and registrar fees	$2,000	(1)
Fees and expenses for qualification under state securities laws	$6,000	(1)
Miscellaneous	$5,000	(1)
Total	$61,004

(1) We have estimated these amounts.

Item 14       Indemnification of Directors and Officers.

     Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

     Our Bylaws provide that:

- every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under General Corporation Law of the State of Nevada, from time to time, for all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon;

- receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our Bylaws;

- our board of directors may cause us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person; and

- our board of directors may from time to time adopt further Bylaws with respect to indemnification and amend our current and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State or Nevada.

Item 15       Recent Sales of Unregistered Securities – Last Three Years.

     We sold the following securities within the past three years that were not registered under the Securities Act:

     On October 28, 2008 we issued 97,402 units at a price of $1.50 (CDN$1.54) per unit for gross proceeds of $124,059 (CDN$150,000). Each unit consists of one share of common stock in the capital of our company and one-half of one non-transferable common share purchase warrant. Each warrant entitles the holder thereof to purchase one share of common stock in the capital of our company for a period of two years commencing from October 28, 2008 at an exercise price of US$2.25 per Warrant share. The 97,402 units were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On November 19, 2008, we issued 50,000 shares of our common stock to a holder of 50,000 exchangeable preferred shares of our subsidiary, 6789722 Canada Inc., exercising the exchange right. The exchangeable preferred shares of 6789722 Canada Inc. were issued in connection with the closing of the Arrangement Agreement among our company, 6789722 Canada Inc. and NewHeights Software Corporation on August 2, 2007. Each exchangeable preferred share of 6789722 Canada Inc. is exchangeable into one share of our common stock at the election of the holder, or, in certain circumstances, our company. The 50,000 shares of common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. On March 12, 2009, we issued 279,412 shares of our common stock pursuant to a Settlement Agreement dated October 31, 2008 between our company, CounterPath Technologies Inc. and a former officer of our company. We exercised our right to pay the CDN$142,500 of severance under the Settlement Agreement by way of issuance of 279,412 shares of our common stock at a deemed price of CDN$0.51 per share. The 279,412 shares of our common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 .

     On April 27, 2009, we issued 4,424 shares of our common stock to a holder of 4,424 exchangeable preferred shares of our subsidiary, 6789722 Canada Inc., exercising the exchange right. The exchangeable preferred shares of 6789722 Canada Inc. were issued in connection with the closing of the Arrangement Agreement among our company, 6789722 Canada Inc. and NewHeights Software Corporation on August 2, 2007. Each exchangeable preferred share of 6789722 Canada Inc. is exchangeable into one share of our common stock at the election of the holder, or, in certain circumstances, our company. The 4,424 shares of common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On May 11, 2009, we issued 50,000 shares of our common stock to a holder of 50,000 exchangeable preferred shares of our subsidiary, 6789722 Canada Inc., exercising the exchange right. The exchangeable preferred shares of 6789722 Canada Inc. were issued in connection with the closing of the Arrangement Agreement among our company, 6789722 Canada Inc. and NewHeights Software Corporation on August 2, 2007. Each exchangeable preferred share of 6789722 Canada Inc. is exchangeable into one share of our common stock at the election of the holder, or, in certain circumstances, our company. The 50,000 shares of common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On July 17, 2009, we issued 527,370 shares of common stock to Columbia University at a price of $0.75 (CDN$0.84) per share. We issued the shares in connection with the restructuring of certain terms and obligations of existing research and licensing agreements, which included settling all outstanding amounts due to Columbia University under such agreements and rights to certain technologies reverting back to Columbia University. The 527,370 shares of common stock were issued to a U.S. person in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

     On September 25, 2009, we issued an aggregate of 14,250 shares of common stock to an employee upon the exercise of stock options, of which 13,750 shares were at a price of $0.47 per share, and 500 shares were at a price of $0.44 per share. The shares were issued upon the exercise of stock options in accordance with the terms of the employee's stock option agreement, our 2004 Stock Option Plan and 2005 Amended and Restated Stock Option Plan, as applicable. We issued the 14,250 shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On October 1, 2009, we issued an aggregate of 7,875 shares of common stock to an employee upon the exercise of stock options, of which 6,000 shares were at a price of $0.47 per share, and 1,875 were at a price of $0.44 per share. The shares were issued upon the exercise of stock options in accordance with the terms of the employee's stock option agreement and our 2005 Amended and Restated Stock Option Plan. We issued the 7,875 shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On October 29, 2009, we issued 3,750 shares of common stock to an employee upon the exercise of stock options at a price of $0.44 per share. The shares were issued upon the exercise of stock options in accordance with the terms of the employee’s stock option agreement and our 2005 Amended and Restated Stock Option Plan. We issued the 3,750 shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On October 29, 2009, we sold 3,333,334 units to two investors at a purchase price of $0.56 (CDN$0.60) per unit for gross proceeds of approximately $1.9 million (CDN$2,000,000). Each unit consisted of one share of our common stock and one-half of one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of our company’s common stock for a purchase price of $0.90 until October 29, 2011. We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. On December 16, 2009, we issued 154,546 shares of our common stock to a holder of 154,546 exchangeable preferred shares of our subsidiary, 6789722 Canada Inc., exercising the exchange right. The exchangeable preferred shares of 6789722 Canada Inc. were issued in connection with the closing of the Arrangement Agreement among our company, 6789722 Canada Inc. and NewHeights Software Corporation on August 2, 2007. Each exchangeable preferred share of 6789722 Canada Inc. is exchangeable into one share of our common stock at the election of the holder, or, in certain circumstances, our company. The 154,546 shares of common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. On May 14, 2010, we issued 50,000 shares of our common stock to a holder of 50,000 exchangeable preferred shares of our subsidiary, 6789722 Canada Inc., exercising the exchange right. The exchangeable preferred shares of 6789722 Canada Inc. were issued in connection with the closing of the Arrangement Agreement among our company, 6789722 Canada Inc. and NewHeights Software Corporation on August 2, 2007. Each exchangeable preferred share of 6789722 Canada Inc. is exchangeable into one share of our common stock at the election of the holder, or, in certain circumstances, our company. The 50,000 shares of common stock were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On July 30, 2010, we issued warrants to a customer to purchase 1,000,000 shares of our common stock at an exercise price of $1.50 per share, exercisable for a period of two years. The warrants were issued from the available option pool under the 2005 Amended and Restated Stock Option Plan. These warrants will vest on a proportional basis to invoices delivered by the Company and the warrants will be held in trust and delivered once payment has been received by the Company. We issued the warrants to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On July 30, 2010, we issued a $483,300 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature in two years on July 30, 2012. We issued the convertible debenture to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature in two years on July 30, 2012. We issued the convertible debenture to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     Also on October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor. The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.37 per share. The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly. The convertible debenture will mature in two years on July 30, 2012. We issued the convertible debenture to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On January 28, 2011, we redeemed all of the remaining 9,749 preferred shares of our subsidiary which were outstanding. The preferred shares are exchangeable by the holder, or redeemable by our company, into shares of our common stock as to one share of our common stock for one preferred share. The shares of our common stock are issuable to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 provided certain other conditions are met.

     On June 14, 2011, we issued an aggregate of 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional common share of our common stock at an exercise price of CDN$2.25 per share until June 14, 2013. We issued the units to 17 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On July 25, 2011, we granted 201,351 deferred share units to six non-employee directors and two officers and one employee pursuant to our Deferred Share Unit Plan. We issued 16,216 of the deferred share units to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as applicable. We issued 185,135 of the deferred share units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

     On July 28, 2011, we issued 833,334 shares of common stock on the exercise of 833,334 warrants and received $750,001. The warrants were exercisable at $0.90 per common share. We issued the common shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 16       Exhibits.

     The following Exhibits are filed with this registration statement:

(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on July 16, 2003).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on July 16, 2003).
3.3	Amended Bylaws (incorporated by reference from our Registration Statement on Form SB-2/A filed on September 3, 2003).
3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on September 15, 2005).
3.5	Amended Bylaws (incorporated by reference from our Current Report on Form 8-K filed on April 28, 2006).
3.6	Amended Bylaws (incorporated by reference from our Current Report on Form 8-K filed on April 22, 2008).
(4)	Instruments defining the rights of security holders, including indentures

4.1	2004 Stock Option Plan effective May 18, 2004 (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005).
4.2	Form of Stock Option Agreement for 2004 Stock Option Plan (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005).
4.3	2005 Stock Option Plan effective March 4, 2005 (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005).
4.4	Form of Stock Option Agreement for 2005 Stock Option Plan (incorporated by reference from our Registration Statement on Form S-8 filed on June 14, 2005).
4.5	Form of Amended & Restated Stock Option and Subscription Agreement (Canadian) (incorporated by reference from our Current Report on Form 8-K filed On October 14, 2005).
4.6	Form of Amended & Restated Stock Option and Subscription Agreement (US) (incorporated by reference from our Current Report on Form 8-K filed On October 14, 2005).
(5)	Opinion Re: Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.
(10)	Material Contracts
10.1	Employment Agreement between CounterPath Solutions, Inc. and Jason Fischl dated August 29, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on July 31, 2006).
10.2	Employment Agreement between CounterPath Solutions, Inc. and Donovan Jones dated June 1, 2005 (incorporated by reference from our Annual Report on Form 10-KSB filed on July 31, 2006).
10.3	Employment Agreement between CounterPath Solutions, Inc. and David Karp dated September 11, 2006 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on September 14, 2006).
10.4	Form of Subscription Agreement dated November 30, 2006, between our company and various investors (incorporated by reference from our Current Report on Form 8-K filed on December 7, 2006).
10.5	Form of Subscription Agreement dated November 30, 2006, between our company and KMB Trac Two Holdings Ltd (incorporated by reference from our Current Report on Form 8-K filed on December 7, 2006).
10.6	Form of Convertible Note dated November 30, 2006 (incorporated by reference from our Current Report on Form 8-K filed on December 7, 2006).
10.7	Form of Warrant Certificate dated November 30, 2006 (incorporated by reference from our Current Report on Form 8-K filed on December 7, 2006).
10.8

Amended Employment Agreement between Donovan Jones and CounterPath Solutions R&D Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated February 1, 2007 (incorporated by reference from our Quarterly Report on Form 10QSB filed on March 9, 2007).

10.9

Employment Agreement between Mark Bruk and CounterPath Solutions R&D Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated March 8, 2007 (incorporated by reference from our Quarterly Report on Form 10QSB filed on March 9, 2007).

10.10

Arrangement Agreement among CounterPath Solutions, Inc., 6789722 CANADA INC., a wholly owned subsidiary of CounterPath Solutions, Inc. and NewHeights Software Corporation dated as of June 15, 2007 (incorporated by reference from our Current Report on Form 8-K filed on June 18, 2007).

10.11

Support and Lock-Up Agreements between CounterPath Solutions, Inc and each of Owen Matthews and Wesley Clover dated as of June 15, 2007 (incorporated by reference from our Current Report on Form 8-K filed on June 18, 2007).

10.12	Subscription Agreement between CounterPath Solutions, Inc and Wesley Clover dated as of June 15, 2007 (incorporated by reference from our Current Report on Form 8-K filed on June 18, 2007).
10.13

Amended Employment Agreement between Mark Bruk and CounterPath Solutions R&D Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated July 24, 2007 (incorporated by reference from our Annual Report on Form 10-KSB/A filed on July 30, 2007).

10.14

Exchangeable Share Support Agreement between CounterPath Solutions, Inc. and 6789722 Canada Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated as of August 2, 2007 (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).

10.15

Voting and Exchange Trust Agreement among CounterPath Solutions, Inc., 6789722 Canada Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. and Valiant Trust Company dated as of August 2, 2007 (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).

10.16	Piggyback Registrations Rights Agreement among our company and various shareholders, dated as of August 2, 2007 (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).
10.17	Form of Subscription Agreement dated August 2, 2007, between our company and various investors (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).
10.18	Installment Subscription Agreement dated August 2, 2007, between our company and various investors (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).
10.19	Loan Conversion Agreement dated August 2, 2007, between our company and various investors (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).
10.20

Form of Stock Option and Subscription Agreement dated August 2, 2007, between our company and each of the former optionees of NewHeights Software Corporation (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).

10.21

Escrow Agreement among our company, Owen Matthews, Wesley Clover and Clark Wilson LLP dated as of August 2, 2007 (incorporated by reference from our Current Report on Form 8-K filed on August 8, 2007).

10.22

Employment Agreement between Greg Pelling and CounterPath Solutions R&D Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated September 13, 2007 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on September 14, 2007).

10.23

Amended Employment Agreement between Donovan Jones and CounterPath Solutions R&D Inc., a wholly owned subsidiary of CounterPath Solutions, Inc. dated September 13, 2007 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on September 14, 2007).

10.24	Employment Agreement between Mark Bruk and CounterPath Corporation dated December 13, 2007 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on December 17, 2007).
10.25

Share Exchange Agreement dated January 28, 2008 among CounterPath Corporation, FirstHand Technologies Inc. and certain shareholders of FirstHand Technologies Inc. (incorporated by reference from our Current Report on Form 8-K filed on January 29, 2008).

10.26

Escrow Agreement dated February 1, 2008 among CounterPath Corporation, FirstHand Technologies Inc. and certain shareholders of FirstHand Technologies Inc. (incorporated by reference from our Current Report on Form 8-K filed on February 5, 2008).

10.27

Agreement of Merger and Plan of Reorganization dated February 1, 2008 among our company, CounterPath Acquisition Corp., BridgePort Networks, Inc. and certain shareholders of BridgePort Networks, Inc. (incorporated by reference from our Current Report on Form 8-K filed on February 5, 2008).

10.28	Form of Subscription Agreement dated July 31, 2008 between our company and various investors (incorporated by reference from our Form 10-Q filed on September 15, 2008).

10.29	Agency Agreement dated June 14, 2011 amongst National Bank Financial Inc., Canaccord Genuity Corp. and our company (incorporated by reference from our Quarterly Report on Form 10-Q filed on September 14, 2011).

10.30	Form of Registration Rights Agreement between our company and various investors in connection with the brokered private placement completed on June 14, 2011 (incorporated by reference from our Quarterly Report on Form 10-Q filed on September 14, 2011).

10.31	Form of Subscription Agreement between our company and various investors in connection with the brokered private placement completed on June 14, 2011 (incorporated by reference from our Quarterly Report on Form 10-Q filed on September 14, 2011).

10.32	Form of Broker Warrant Certificate issued to National Bank Financial Inc. and Canaccord Genuity Corp. pursuant to the Agency Agreement dated June 14, 2011 (incorporated by reference from our Quarterly Report on Form 10-Q filed on September 14, 2011).

10.33	Form of Warrant Certificate issued to various investors in connection with the brokered private placement completed on June 14, 2011 (incorporated by reference from our Quarterly Report on Form 10-Q filed on September 14, 2011).

(21)	Subsidiaries of the Registrant
21.1*	Subsidiaries of CounterPath Corporation
(23)	Consents of Experts and Counsel
23.1*	Consent of BDO Canada LLP.
23.2*	Consent of Clark Wilson LLP (included in exhibit 5.1).

*Filed herewith

Item 17       Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia on October 7 , 2011.

By:	/s/ Donovan Jones
Donovan Jones
President, Chief Executive Officer & Director
Date: October 7 , 2011

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Terence Matthews	Chairman and Director	October 7, 2011

/s/ Donovan Jones
Donovan Jones	President, Chief Executive Officer and	October 7, 2011
Director
(Principal Executive Officer)

/s/ David Karp
David Karp	Chief Financial Officer, Treasurer and	October 7, 2011
Secretary (Principal Financial
Officer, Principal Accounting Officer)
*
Owen Matthews	Vice Chairman and Director	October 7, 2011

*
Peter Charbonneau	Director	October 7, 2011

*
Chris Cooper	Director	October 7, 2011

*
William Jin	Director	October 7, 2011

*
Larry Timlick	Director	October 7, 2011

*/s/ David Karp
David Karp, Attorney-in-Fact

EXHIBIT INDEX

The following Exhibits are filed with this registration statement:

(5)	Opinion Re: Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.
(21)	Subsidiaries of the Registrant
21.1	Subsidiaries of CounterPath Corporation.
(23)	Consents of Experts and Counsel
23.1	Consent of BDO Canada LLP.
23.2	Consent of Clark Wilson LLP (included in exhibit 5.1).

COUNTERPATH CORPORATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements for the Years Ended April 30, 2011 and 2010

Financial Statements for the Three Month Periods Ended July 31, 2011 and 2010

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
vancouver@bdo.ca	925 West Georgia Street
www.bdo.ca	Vancouver BC V6C 3L2 Canada

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of CounterPath Corporation:

We have audited the accompanying consolidated balance sheets of CounterPath Corporation (the “Company”) as of April 30, 2011 and 2010, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CounterPath Corporation at April 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had an accumulated deficit of $43,323,410 at April 30, 2011 and incurred a net loss for the year then ended of $3,542,331. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
July 25, 2011

COUNTERPATH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2011	2010
Assets
Current assets:
Cash	$1,707,397	$1,556,813
Accounts receivable (net of allowance for doubtful accounts of $49,883 (2010 - $1,116,119))	3,018,188	2,345,633
Investment tax credits recoverable	-	129,285
Prepaid expenses and deposits	110,412	221,041
Total current assets	4,835,997	4,252,772

Deposits	159,433	101,994
Equipment – Note 3	59,574	111,150
Intangible assets (net of accumulated amortization of $5,097,578 (2010 - $4,249,895) – Note 2(b)	859,664	1,674,359
Goodwill – Note 2(b)	9,247,993	8,740,025
Other assets	48,308	58,817
Total Assets	$15,210,969	$14,939,117

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities – Note 4	$2,340,897	$2,313,688
Unearned revenue	958,626	655,361
Customer deposits	2,018	5,127
Accrued warranty – Note 2(b)	146,868	120,963
Total current liabilities	3,448,409	3,095,139

Convertible debentures – Note 6	1,305,002	-
Deferred lease inducements	2,474	4,677
Unrecognized tax benefit – Notes 2(b) and 9	98,575	98,575
Total liabilities	4,854,460	3,198,391

Stockholders’ equity:
Preferred stock, $0.001 par value – Note 7 Authorized: 100,000,000 Issued and outstanding: April 30, 2011 – 1; April 30, 2010 – 1	–	–
Common stock, $0.001 par value – Note 8 Authorized: 83,076,900 Issued and outstanding: April 30, 2011 – 33,440,106; April 30, 2010 – 33,015,627	33,440	33,016
Additional paid-in capital	53,420,601	51,902,471
Accumulated deficit	(43,323,410)	(39,781,079)
Accumulated other comprehensive income (loss) – currency translation adjustment	225,878	(413,682)
Total stockholders’ equity	10,356,509	11,740,726
Liabilities and Stockholders’ Equity	$15,210,969	$14,939,117

Going concern – Note 2
Commitments and contingent liability – Notes 12 and 13

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Stated in U.S. Dollars)

	Years Ended
	April 30,
	2011	2010

Revenue – Note 10:
Software	$7,205,947	$5,974,712
Service	3,834,351	2,042,145
Total revenue	11,040,298	8,016,857
Operating expenses:
Cost of sales (includes depreciation of $22,017 (2010 - $6,361) and amortization of intangible assets of $853,677 (2010 - $874,700)) – Note 2(b)	2,864,838	2,825,480
Sales and marketing	3,495,274	3,063,523
Research and development	4,469,979	3,586,425
General and administrative	3,997,340	3,689,900
Restructuring costs – Note 14	–	44,912
Total operating expenses	14,827,431	13,210,240
Loss from operations	(3,787,133)	(5,193,383)
Interest and other income (expense), net
Interest and other income	245,401	221,493
Interest expense	(80,365)	(2,599)
Foreign exchange loss	(166,949)	(378,828)
Gain on settlement of debt – Note 15	246,715	–
Net loss for the year	(3,542,331)	(5,353,317)
Other comprehensive income (loss):
Foreign currency translation adjustments	639,560	2,324,461
Comprehensive loss	$(2,902,771)	$(3,028,856)
Net loss per share:
Basic and diluted	$(0.11)	$(0.17)

Weighted average common shares outstanding:	33,191,749	31,067,445

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

	Years Ended
	April 30,
	2011	2010

Cash flows from operating activities:
Net loss for the year	$(3,542,331)	$(5,353,317)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134,880	276,410
Amortization of intangible assets	853,677	874,700
Shares issued as part of share purchase plan	25,327	15,489
Stock-based compensation	812,485	883,225
Warrant expense	269,633	-
Foreign exchange loss	166,949	378,828
Accretion of debenture discount	55,738	-
Changes in assets and liabilities:
Accounts receivable	(529,447)	262,894
Prepaid expenses and deposits	111,801	109,906
Accounts payable and accrued liabilities	(35,745)	(874,926)
Other assets	(18,658)	(16,716)
Unearned revenue	303,265	(38,840)
Customer deposits	(3,109)	(4,316)
Accrued warranty	25,905	(16,417)
Net cash used in operating activities	(1,369,630)	(3,503,080)

Cash flows from investing activities:
Purchase of equipment	(83,304)	(53,641)
Deposits	(48,701)	36,468
Net cash used in investing activities	(132,005)	(17,173)

Cash flows from financing activities:
Common stock issued	195,573	1,896,082
Convertible debenture	1,464,800	–
Net cash provided by financing activities	1,660,373	1,896,082

Foreign exchange effect on cash	(8,154)	249,052

Increase (decrease) in cash	150,584	(1,375,119)

Cash, beginning of the year	1,556,813	2,931,932
Cash, end of the year	$1,707,397	$1,556,813

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$25,835	$2,599
Taxes	$–	$–

Non cash transactions – Notes 7 and 8

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
for the Years Ended April 30, 2011 and 2010
(Stated in U.S. Dollars)

	Common shares		Preferred Shares
							Accumulated
	Number		Number		Additional		Other
	of		of		Paid-in	Accumulated	Comprehensive
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Income (Loss)	Total

Balance, April 30, 2009	28,832,050	$28,832	1	$–	$48,718,443	$(34,427,762)	$(2,738,143)	$11,581,370

Shares issued:
Private placements – Note 8	3,333,334	3,333	–	–	1,849,793	–	–	1,853,126
Issued as part of debt settlement – Note 8	527,370	527	–	–	392,889	–	–	393,416
Exercise of stock options	25,875	26	–	–	11,952	–	–	11,978
Employee Share Purchase Plan	88,028	89	–	–	46,378	–	–	46,467
Exchange of subsidiary preferred shares – Note 7	208,970	209	–	–	(209)	–	–	–
Stock-based compensation - Note 8	–	–	–	–	883,225	–	–	883,225
Net loss for the year	–	–	–	–	–	(5,353,317)	–	(5,353,317)
Foreign currency translation adjustment	–	–	–	–	–	–	2,324,461	2,324,461
Balance, April 30, 2010	33,015,627	33,016	1	–	51,902,471	(39,781,079)	(413,682)	11,740,726

Shares issued:
Exercise of stock options	308,037	308	–	–	145,236	–	–	145,544
Employee Share Purchase Plan	55,571	56	–	–	75,300	–	–	75,356
Exchange of subsidiary preferred shares – Note 7	60,871	60	–	–	(60)	–	–	–
Stock-based compensation - Note 8	–	–	–	–	812,485			812,485
Share purchase warrants – Note 8	–	–	–	–	269,633	–	–	269,633
Discount on Convertible debenture beneficial conversion feature – Note 6	–	–	–	–	215,536	–	–	215,536
Net loss for the year	–	–	–	–	–	(3,542,331)	–	(3,542,331)
Foreign currency translation adjustment	–	–	–	–	–	–	639,560	639,560
Balance, April 30, 2011	33,440,106	$33,440	1	$–	$53,420,601	$(43,323,410)	$225,878	$10,356,509

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 1	Nature of Operations

CounterPath Corporation (the “Company”) was incorporated in the State of Nevada on April 18, 2003. The Company changed its name from CounterPath Solutions, Inc. to CounterPath Corporation on October 17, 2007. The Company’s common shares are quoted for trading on the Over-The-Counter Bulletin Board in the United States of America and the TSX Venture Exchange in Canada.

On August 2, 2007, the Company acquired of all of the shares of NewHeights Software Corporation (“NewHeights”) through the issuance of 7,680,168 shares of the Company’s common stock and 369,836 preferred shares issued from a subsidiary of the Company exchangeable into 369,836 shares of common stock of the Company. For accounting purposes, the Company was deemed to be the acquirer of NewHeights based on certain factors including the number of common shares issued in the transaction as a proportion of the total common shares outstanding, and the composition of the board after the transaction.

On February 1, 2008, the Company acquired FirstHand Technologies Inc. (“FirstHand”), a private Ontario, Canada corporation, through the issuance of 5,900,014 shares of the Company’s common stock. For accounting purposes, the Company was deemed to be the acquirer of FirstHand based on certain factors including the number of common shares issued in the transaction as a proportion of the total common shares outstanding, and the composition of the board after the transaction.

On February 1, 2008, the Company acquired BridgePort Networks, Inc. (“BridgePort”), a private Delaware corporation, by way of merger in consideration for the assumption of all of the assets and liabilities of BridgePort. For accounting purposes, the Company was deemed to be the acquirer of BridgePort based on certain factors primarily being the composition of the board after the transaction.

On February 5, 2008, the Company's wholly-owned subsidiaries, NewHeights and CounterPath Solutions R&D Inc. were merged as a wholly-owned subsidiary of the Company under the name CounterPath Technologies Inc.

On March 19, 2008, the Company’s Board of Directors approved a five for one common stock consolidation. As a result, the Company's authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. The par value of the common stock was unaffected by the stock consolidation and remains at $0.001 per share. All per share amounts and outstanding shares, including all common stock equivalents (stock options and warrants) have been retroactively adjusted in the Consolidated Financial Statements and in the Notes to the Consolidated Financial Statements for all periods presented to reflect the stock consolidation.

On November 1, 2010, the Company's wholly-owned subsidiary, FirstHand Technologies Inc. was amalgamated with CounterPath Technologies Inc. and carrying on as CounterPath Technologies Inc.

The Company focuses on the design, development, marketing and sales of desktop and mobile communications application software, conferencing software, gateway (server) software and related professional services, such as pre and post sales technical support and customization services. The Company’s products are sold into the Voice over Internet Protocol (VoIP) market primarily to telecom carriers, telecom original equipment manufacturers and businesses in North America, Central and South America, Europe and Asia.

Note 2	Significant Accounting Policies and Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are stated in U.S. dollars except where otherwise disclosed. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for the period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary debt and equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. As at April 30, 2011, the Company has not yet achieved profitable operations and had an accumulated deficit of $43,323,410 since incorporation and incurred a net loss for the year ended April 30, 2011 totalling $3,542,331. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Under its current operating plan the Company will require approximately $12-14 million to fund ongoing operations and working capital requirements through April 30, 2012. Management is implementing a plan to address these uncertainties to enable the Company to continue as a going concern through the end of fiscal 2012 and beyond. This plan includes new equity financing in amounts sufficient to sustain operations, such as the private placement discussed in Note 16, and to increase revenues and decrease costs from operations.

Realizable values may be substantially different from carrying values as shown in these financial statements should the Company be unable to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The consolidated financial statements have been properly prepared within the framework of the significant accounting policies as follows:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, CounterPath Technologies Inc., a company existing under the laws of the province of British Columbia, Canada, BridgePort Networks, Inc. incorporated under the laws of the state of Delaware and 6789722 Canada Inc., incorporated under the Canada Business Corporations Act. The results of NewHeights Software Corporation (which subsequently merged with another subsidiary to become CounterPath Technologies Inc.) are included from August 2, 2007, the date of acquisition. The results of FirstHand Technologies Inc. (which subsequently was merged with CounterPath Technologies Inc.) and BridgePort Networks, Inc. are included from February 1, 2008, the date of acquisition. All inter-company transactions and balances have been eliminated.

b)	Significant Accounting Policies

Revenue Recognition:

The Company recognizes revenue in accordance with the ASC 985-605 (prior authoritative literature: American Institute of Certified Public Accountants (AICPA) Statement of Position (“SOP”) 97-2) “Software Revenue Recognition”, as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions”. In accordance with these standards, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection of the related accounts receivable is deemed probable. In making these judgments, management evaluates these criteria as follows:

Persuasive evidence of an arrangement. The Company considers a noncancelable agreement signed by the Company and the customer to be representative of persuasive evidence of an arrangement.

Delivery has occurred. The Company considers delivery to have occurred when the product has been delivered to the customer and no post delivery obligations exist. In instances where customer acceptance is required, delivery is deemed to have occurred when customer acceptance has been achieved.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Fees are fixed or determinable. The Company considers the fee to be fixed or determinable unless the fee is subject to refund or adjustment or is not payable within normal payment terms. If the fee is subject to refund or adjustment, the Company recognizes revenue when the refund or adjustment right lapses. If offered payment terms exceed the Company’s normal terms, the Company recognizes revenue as the amounts become due and payable or upon the receipt of cash when extended payment terms beyond 180 days are offered.

Collection is deemed probable. Collection is deemed probable if, based upon the Company’s evaluation, the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, revenue is deferred and recognized upon the receipt of cash.

A substantial amount of the Company’s sales involve multiple element arrangements, such as products, support, professional services, and training. When arrangements include multiple elements, the Company allocates the total fee among the various elements using the residual method. Under the residual method, revenue is recognized when vendor specific objective evidence (VSOE) of fair value exists for all of the undelivered elements of the arrangement, but does not exist for one or more of the delivered elements of the arrangement. Each arrangement requires the Company to analyze the individual elements in the transaction and to estimate the fair value of each undelivered element, which typically represents support services.

Revenue is allocated to each of the undelivered elements based on its respective fair value.

For contracts with elements related to customized network solutions and certain network build-outs, we apply FASB Accounting Standards Codification (“ASC”) Subtopic 605-25 (Prior authoritative literature: Emerging Issues Task Force Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables") and revenues are recognized under ASC 605-35 (prior authoritative literature: SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts"), generally using the percentage-of-completion method.

In using the percentage-of-completion method, revenues are generally recorded based on a completion of milestones as described in the agreement. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known.

Service revenue includes sales of support and other services, including professional services, training, and reimbursable travel. Support services include telephone support, e-mail support and unspecified rights to product updates and upgrades, and are recognized ratably over the term of the service period, which is generally 12 months. Support revenue is generally deferred until the related product has been accepted and all other revenue recognition criteria have been met. Professional services and training revenue is recognized as the related service has been performed.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Stock-Based Compensation:

The Company adopted ASC 718 (prior authoritative literature: Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Accounting for Stock-Based Compensation”), using the modified prospective method on May 1, 2006. Under this application, the Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding as at the date of adoption. In accordance with ASC 718, the compensation expense is amortized on a straight-line basis over the requisite service period which approximates the vesting period.

Stock options granted to non-employees were accounted for in accordance with ASC 718 and ASC 505-50 (prior authoritative literature: EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling Goods or Services") and were measured at the fair value of the options as determined by an option pricing model on the measurement date and compensation expense is amortized over the vesting period or, if none exists, over the service period. Compensation expense for unvested options to non-employees is revalued at each balance sheet date and is being amortized over the vesting period of the options.

With the adoption of ASC 718, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted. The Company has estimated the fair value of option awards to employees and non-employees for the years ended April 30, 2011 and April 30, 2010 using the assumptions more fully described in Note 8.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires the Company’s management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Equipment and Amortization:

Equipment is recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives as follows:

Computer hardware	Two years
Computer software	Two years
Leasehold improvements	Shorter of lease term or estimated economic life
Office furniture	Five years
Website	Three years

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Research and Development:

Research and development expense includes costs incurred to develop intellectual property. The costs for the development of new software and substantial enhancements to existing software are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized. Management has determined that technological feasibility is established at the time a working model of software is completed. Because management believes that the current process for developing software will be essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

Restructuring Costs:

The Company accounts for our restructuring activities in accordance with ASC 420 (prior authoritative literature: Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities). In accordance with ASC 420, a business restructuring is defined as an exit activity that includes but is not limited to a program that is planned and controlled by management, and materially changes either the scope of a business or the manner in which that business is conducted. Business restructuring charges include (i) one-time termination benefits related to employee separations, (ii) contract termination costs, and (iii) other costs associated with consolidating or closing of facilities The Company’s restructuring costs for its post acquisition activities are more fully described in Note 14.

Website Development Costs:

The Company recognizes the costs associated with developing a website in accordance with ACS Topic 350- 40 (prior authoritative literature: the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”). Relating to website development costs, the Company follows the guidance pursuant to ASC Topic 350-50 (prior authoritative literature: Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”).

Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred to develop internal-use computer software during the application development stage are capitalized. Training costs are not internal-use software development costs and, if incurred during this stage, are expensed as incurred.

These capitalized costs are amortized based on their estimated useful life over three years. Payroll and other related costs are not capitalized, as the amounts principally relate to maintenance.

Impairment of Long-Lived Assets:

In accordance with ASC Topic 360-10-15 (prior authoritative literature: Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), the carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Intangible assets include the intangibles purchased in connection with the acquisition of NewHeights Software Corporation on August 2, 2007, and FirstHand Technologies Inc. and BridgePort Networks, Inc. on February 1, 2008.

The intangible assets of NewHeights are reported at acquisition cost and include amounts initially allocated to acquired technologies of $3,454,839 (CDN$3,678,100) and customer asset of $2,283,908 (CDN$2,431,500). The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

The intangible assets of FirstHand are reported at acquisition cost and include amounts initially allocated to acquired technologies of $2,804,700 (CDN$2,804,700) and customer asset of $587,000 (CDN$587,000). The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

The intangible assets of BridgePort are being carried and reported at acquisition cost and include amounts initially allocated to acquired technologies of $476,703 and customer asset of $43,594. The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

The expected amortization to be recorded for years ended April 30, 2012, and April 30, 2013, of the acquired technologies and customer asset is as follows:

	NewHeights	FirstHand	BridgePort	Total

2012	$214,099	$534,087	$70,564	$818,750
2013	40,914	–	–	40,914

The above intangible assets are expected to be fully amortized as at April 30, 2013.

In accordance with ASC Topic 360-10-15 (prior authoritative literature: SFAS 144), the Company performed an assessment as of April 30, 2011 and determined that there was no impairment of its intangible assets (2010 - $nil).

The Company performed its assessment at the asset group level which represented the lowest level of cash flows that are largely independent of cash flows of other assets and liabilities. For the Company this asset grouping is deemed to be at the reporting unit level and consists of acquired technology and customer relationships (which were recorded as a result of the acquisitions of FirstHand and NewHeights), and equipment. When performing this test at the reporting unit level, goodwill is included in the carrying value of the asset group. The Company assessed the recoverability of the carrying value of its long-lived assets based on estimated undiscounted cash flows to be generated from such assets. For the year ended April 30, 2011, the carrying value of the asset group was less than the undiscounted cash flows, indicating no impairment (2010 - $nil).

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

A summary of the Company’s intangible assets, net, at April 30, 2011, is as follows:

		Accumulated	Impairment	Net Carrying
	Cost	Amortization	Charge	Amount
Acquired technologies	$6,314,811	$4,038,003	$1,888,658	$388,150
Customer assets	2,747,117	1,059,575	1,216,028	471,514
Intangible assets, April 30, 2011	$9,061,928	$5,097,578	$3,104,686	$859,664

A summary of the Company’s intangible assets, net at April 30, 2010 is as follows:

		Accumulated	Impairment	Net Carrying
	Cost	Amortization	Charge	Amount
Acquired technologies	$6,304,947	$3,370,200	$1,888,658	$1,046,089
Customer assets	2,723,993	879,695	1,216,028	628,270
Intangible assets, April 30, 2010	$9,028,940	$4,249,895	$3,104,686	$1,674,359

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are presented net of an allowance for doubtful accounts. The allowance was $49,883 at April 30, 2011 (2010 - $1,116,119). Bad debt expense for the year ended April 30, 2011, was $183,893 (2010 - $296,887).

The Company evaluates, on a periodic basis, the collectability of its accounts receivable balances on an individual customer basis considering a number of factors including the length of time accounts receivable are beyond the contractual payment terms, the Company’s previous loss history with the customer and the customer’s ability to pay its obligation to the Company.

When the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, the Company records a specific bad debt provision to reduce the customer’s related accounts.

Foreign Currency Translation:

The Company’s wholly-owned subsidiaries with a functional currency other than the U.S. dollar translate amounts to the reporting currency, United States dollars, in accordance with ASC Topic 830 (prior authoritative literature: SFAS No. 52, “Foreign Currency Translation”). At each balance sheet date, assets and liabilities that are denominated in a currency other than U.S. dollars are adjusted to reflect the current exchange rate which may give rise to a foreign currency translation adjustment accounted for as a separate component of stockholders’ equity and included in comprehensive loss.

For transactions undertaken by the Company in foreign currencies, monetary assets and liabilities are translated into the functional currency at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. Exchange gains and losses are included in the determination of net income (loss) for the year.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Accrued Warranty:

The Company’s warranty policy generally provides for one year of warranty for its products. The Company records a liability for estimated warranty obligations at the date products are sold. The estimated cost of warranty coverage is based on the Company’s actual historical experience with its current products or similar products. For new products, the required reserve is based on historical experience of similar products until such time as sufficient historical data has been collected on the new product. Estimated liabilities for warranty exposures, which relate to normal product warranties and a one-year obligation to provide for potential future liabilities for product sales for the years ended April 30, 2011 and 2010 were as follows:

	Years Ended April 30,
	2011	2010

Balance, beginning of year	$120,963	$137,378
Change	19,905	(16,415)
Balance, end of year	$146,868	$120,963

Trademarks:

Costs related to trademark applications have been deferred and are included in other assets. Once granted, trademark costs will be amortized over their useful lives.

Fair Value of Financial Instruments:

The fair value of the Company’s financial instruments, which consist of cash, accounts receivable, accounts payable and accrued liabilities, customer deposits and accrued warranty. The fair value for convertible debt approximates book value using current rates of interest.

As a basis for considering market participant assumptions in fair value measurements, ASC 820-10 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The fair value hierarchy, as defined by ASC 820-10, contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

The Company’s derivative financial instruments are valued using observable market-based inputs to industry valuation models. These valuation models require a variety of inputs, including contractual terms, market prices, yield curves, and measures of volatility obtained from various market sources.

The Company measures certain financial assets, including any foreign currency option or forward contracts at fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes:

The Company accounts for income taxes by the asset and liability method in accordance with ASC Topic 740 (prior authoritative literature: SFAS 109, “Accounting for Income Taxes”). Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Deferred income tax assets and liabilities are recognized in the current year for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company has not recorded a deferred tax liability related to its investment in foreign subsidiaries. The Company has determined that its investment in these subsidiaries is permanent in nature and it does not intend to dispose of these investments in the foreseeable future. The amount of the deferred tax liability related to the Company's investment in foreign subsidiaries is not reasonably determinable.

On May 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”, (codified in FASB ASC Topic 740). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions taken or expected to be taken in a tax return. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained in an audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company recognizes interest and penalties accrued on unrecognized tax benefits within general and administrative expense. To the extent that accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced and reflected as a reduction in general and administrative expenses in the period that such determination is made.

The cumulative effect of adopting FIN 48 of $72,413 was recorded as an increase to accumulated deficit on May 1, 2007.

Comprehensive Loss:

The Company has adopted ASC Topic 220 (prior authoritative literature: SFAS No. 130 “Reporting Comprehensive Income”). Comprehensive loss is comprised of foreign currency translation adjustments.

Basic and Diluted Loss per Share:

The Company computes net loss per share in accordance with ASC Topics 260 and ASC 260-10 (prior authoritative literature: SFAS No. 128, "Earnings Per Share", and EITF No. 03-06, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, respectively).

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Basic earnings per share is computed based on the weighted average number of ordinary shares outstanding and assumes an allocation of net income to the preferred shares issued from 6789722 Canada Inc., a subsidiary of the Company, that are exchangeable shares of common stock of the Company (Note 7) for the period or portion of the period that this security is outstanding. There are no exchangeable shares remaining as all have been exchanged into shares of common stock of the Company as of April 30, 2011.

ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year including stock options and warrants using the treasury stock method. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. For the year ended April 30, 2011, loss per share excludes 7,606,591 (April 30, 2010 – 7,549,795) potentially dilutive common shares (related to stock options, warrants, and convertible debt) as their effect was anti-dilutive.

Investment tax credits:

Investment tax credits are accounted for under the cost reduction method whereby they are netted against the expense or property and equipment to which they relate. Investment tax credits are recorded when the qualifying expenditures have been incurred and if it is more likely not that the tax credits will be realized.

Goodwill:

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date. ASC Topic 350 (prior authoritative literature: Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”)). ASC 350 requires goodwill to be tested for impairment annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company's business enterprise below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit. Recoverability of goodwill is measured at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit, which is measured based upon, among other factors, market multiples for comparable companies as well as a discounted cash flow analysis.

Management has determined that the Company currently has a single reporting unit which is CounterPath Corporation. If the recorded value of the assets, including goodwill, and liabilities (“net book value”) of the reporting unit exceeds its fair value, an impairment loss may be required.

Goodwill of $6,339,717 (CDN$6,704,947) and $2,083,960 (CDN$2,083,752) was initially recorded in connection with the acquisition of NewHeights Software Corporation on August 2, 2007 and FirstHand Technologies Inc. on February 1, 2008. Translated to U.S. dollars using the period end rate, the goodwill balance at April 30, 2011 was $7,055,616 (CDN$6,704,947) (April 30, 2010 - $6,668,070) and $2,192,377 (CDN$2,083,752) (April 30, 2010 - $2,071,955), respectively. During the fourth quarter of its fiscal year ended April 30, 2011, the Company performed its annual impairment test. In the first step, Management compared the fair value of the Company to its carrying value based upon an analysis of a number of factors including the Company’s market capitalization and transaction values of comparable companies as at April 30, 2011. On this basis Management determined that the Company’s implied fair value exceeded its carrying value and has not recognized any impairment of goodwill in the consolidated financial statements for the year ended April 30, 2011 (2010 - $nil).

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Significant Accounting Policies – (cont’d)

Derivative Instruments and Hedging Activities:

The Company accounts for derivative instruments, consisting of foreign currency forward contracts, pursuant to the provisions of Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161”), effective at the beginning of the first quarter of fiscal year 2010. SFAS No. 161 was incorporated into ASC 815, Derivatives and Hedging (“ASC 815”). ASC 815 requires the Company to measure derivative instruments at fair value and record them in our balance sheet as either an asset or liability and expands financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, results of operations and cash flows. The Company does not use derivative instruments for trading purposes. ASC 815 also requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

The Company manages foreign currency market risk using option or forward contracts to offset the risk associated with the effects of certain foreign currency exposures primarily related to non-functional currency intercompany loans and advances between our international subsidiaries as well as other balance sheet accounts, particularly accounts receivable, accounts payable and certain accrual accounts. The Company revalues all contracts to their current market value at the end of each reporting period and unrealized gains and losses are included in our results of operations for that period. These gains and losses largely offset gains and losses recorded from the revaluation of our non-functional currency balance sheet exposures. We expect this to mitigate some foreign currency transaction gains or losses in future periods. Our net realized gain or loss with respect to currency fluctuations will depend on the currency exchange rates and other factors in effect as the contracts mature.

We record our foreign currency forward contracts on our Consolidated Balance Sheets as other current assets or other current liabilities depending on whether the net fair value of such contracts is a net asset or net liability, respectively (see Note 11 “Derivative Instruments and Hedging Activities,” of the Notes to the Consolidated Financial Statements).

c)	New Accounting Pronouncements

In September 2009, the FASB revised the authoritative guidance for revenue recognition for arrangements with multiple deliverables. The new guidance modifies the requirements for determining whether a deliverable can be treated as a separate unit of accounting by removing the criteria that verifiable and objective evidence of fair value exists for the undelivered elements. In allocating transaction consideration among the deliverables, the guidance also introduced the concept of using management's best estimate of a stand along selling price as an alternate basis for allocation. The guidance is effective in fiscal years beginning on or after June 15, 2010, and the Company is required to adopt this guidance in its first quarter of fiscal 2012. The Company is currently evaluating the impact this guidance may have on its financial position, results of operations and cash flows.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

c)	New Accounting Pronouncements – (cont’d)

In September 2009, FASB’s Emerging Issues Task Force issued ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements.” ASU 2009-14 addresses certain revenue arrangements that include software elements. This guidance states that tangible products with hardware and software components that work together to deliver the product functionality are considered non-software products, and the accounting guidance under the revenue arrangements with multiple deliverables is to be followed. This guidance is effective for arrangements entered into, or materially modified, in periods beginning on or after June 15, 2010, with earlier adoption permitted, and the Company is required to adopt this guidance in its first quarter of fiscal 2012. The Company is currently evaluating the impact this guidance may have on its financial position, results of operations and cash flows.

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements, which is included in the ASC in Topic 820 (Fair Value Measurements and Disclosures). ASU 2010-06 requires new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. ASU 2010-06 also requires disclosure of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements and clarify existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company adopted the provisions of ASU 2010-06 and it did not have a material impact on the financial statements for the year ended April 30, 2011.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events. ASU 2010-09 was issued to amend ASC 855 to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. This change is intended to alleviate potential conflicts with current SEC guidance. The provisions of ASU 2010-09 are effective upon issuance. The adoption of ASC 855 and ASU 2010-09 did not have a material impact on the Company's financial statements.

In April 2010, the FASB issued Accounting Standards Update No. 2010-17, Revenue Recognition—Milestone Method (Topic 605) – Revenue Recognition (ASU 2010-17). ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for us in fiscal 2012 and should be applied prospectively. The Company is currently evaluating the impact of the pending adoption of ASU 2010-17 on our consolidated financial statements.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 3	Equipment

	April 30, 2011
		Accumulated
	Cost	Depreciation	Net

Computer hardware	$730,148	$730,148	$–
Computer software	774,769	753,298	21,471
Leasehold improvements	206,941	193,303	13,638
Office furniture	228,422	203,957	24,465
Websites	49,915	49,915	–
	$1,990,195	$1,930,621	$59,574

	April 30, 2010
		Accumulated
	Cost	Depreciation	Net

Computer hardware	$686,844	$686,468	$376
Computer software	734,769	726,378	8,391
Leasehold improvements	206,941	175,305	31,636
Office furniture	228,422	166,008	62,414
Websites	49,915	41,582	8,333
	$1,906,891	$1,795,741	$111,150

Note 4	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at April 30, 2011 and 2010 are comprised of the following:

	April 30,
	2011	2010
Accounts payable – trade	$658,904	$499,900
Accrued commissions	162,147	158,343
Accrued vacation	472,830	362,618
Codec royalties	462,423	493,868
Research fees	–	246,706
Accrued severance – Note 12	225,719	344,433
Other accrued liabilities	358,874	207,820
	$2,340,897	$2,313,688

Note 5	Related Party Transactions

The Company’s Chairman is the Chairman and founding shareholder of Mitel Networks Corporation (“Mitel”). On July 31, 2008 the Company entered into a source code license agreement whereby the Company licensed to Mitel the source code for the Your Assistant product in consideration of a payment of $650,000. Associated with the agreement are ongoing license fees to be paid by Mitel of $13.50 per copy deployed, declining to $9.00 per copy deployed after two years and declining from $9.00 to nil after four years. In addition, the agreement provides Mitel with a first right to match any third party offer to purchase the source code software and related intellectual property. The Company’s software license revenue for the year ended April 30, 2011, pursuant to the terms of these agreements, was $525,968 (2010 - $560,636).

As at April 30, 2011, the Company had an accounts receivable balance from Mitel of $114,369 (April 30, 2010 - $170,802).

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 5	Related Party Transactions – (cont’d)

During the year ended April 30, 2011, the Company provided consulting services totalling $15,176 (2010 - $nil) to Wesley Clover, a company controlled by the Chairman of the Company.

During the year ended April 30, 2011, the Company through its wholly owned subsidiary, CounterPath Technologies Inc., paid $84,121 (2010 - $79,500) to Kanata Research Park Corporation (“KRP”) for leased office space. KRP is controlled by the Company’s Chairman.

In connection with a non-brokered private placement which closed on October 29, 2010, the Company issued a convertible debenture in the principal amount of $490,750 (CDN$500,000) to Wesley Clover, a company controlled by the Chairman of the Company. The debenture is convertible by the holder at any time prior to maturity, in whole or in part into common shares of the Company at a conversion price of $1.37 per share. The convertible debenture is unsecured, bearing interest at the prime bank rate as quoted by the Bank of Montreal with interest payable monthly and maturing on July 30, 2012. During the year ended April 30, 2011, the Company paid interest of $7,381 to Wesley Clover towards interest on convertible debentures.

In connection with a non-brokered private placement of 3,333,334 units which closed on October 29, 2009, Wesley Clover Corporation, a company controlled by the Chairman of the Company, purchased 1,666,667 units, at a price of $0.56 (CDN$0.60) per unit, for aggregate proceeds of $933,881 (CDN$1,000,000). Each unit consisted of one share of common stock and one-half of one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $0.90 for a period of two years from the closing of the private placement.

In addition, the Company entered into warrant exercise agreements with Wesley Clover to exercise 833,334 warrants at an exercise price of $0.90 per share Wesley Clover acquired on October 29, 2009, on or before July 30, 2011, prior to the expiry of the warrants on October 29, 2011. In the event that Wesley Clover does not exercise all of the warrants on or before August 31, 2011, a default amount of $250,000 will be immediately due and payable to the Company and will incur interest at the rate of 2% per month (on a pro-rata basis) on the default amount until the default amount is paid in full.

The above transactions are in the normal course of operations and are recorded at amounts established and agreed to between the related parties.

Note 6	Convertible Debentures

On July 30, 2010 and October 29, 2010, the Company issued two convertible debentures in the principal amounts of $483,300 and $490,750, respectively, to an investor. The debentures are convertible by the holder, at any time prior to maturity, in whole or in part into common shares of the Company at a conversion price of $1.00 per share. On October 29, 2010, the Company issued a third convertible debenture in the principal amount of $490,750 to a company controlled by the Chairman of the Company. The debenture is convertible by the holder at any time prior to maturity, in whole or in part into common shares of the Company at a conversion price of $1.37 per share. The three convertible debentures are unsecured, bearing interest at the prime bank rate as quoted by the Bank of Montreal with interest payable monthly and maturing on July 30, 2012.

The convertible debentures may all be prepaid in whole or in part by the Company by paying 105% of the principal to be prepaid together with accrued and unpaid interest on or before July 30, 2011, or by paying 102.5% of the principal to be prepaid together with accrued and unpaid interest between July 31, 2011 and April 30, 2012, or by paying 100% of the principal to be prepaid together with accrued and unpaid interest between May 1, 2012 and July 30, 2012.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 6	Convertible Debentures – (cont’d)

Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” The Company has determined that the convertible debentures issued on October 29, 2010 contain a beneficial conversion feature, as the fair value of the Company’s common stock on the date of issuance was greater than the initial conversion price. Accordingly, the Company allocated $765,964 to the convertible debentures and $215,536 to the beneficial conversion feature. The amounts allocated to the beneficial conversion feature represent a discount on the debt financing which is accreted to income over the term of the debt. During the year ended April 30, 2011, the Company accreted $55,738 by way of discount on the debentures issued.

The convertible debentures issued on July 30, 2010 did not contain a beneficial conversion feature, as the fair value of the Company’s common stock on the date of issuance was equal to or less than the initial conversion price.

The following table summarizes the Company’s outstanding debentures for the year ended April 30, 2011, and April 30, 2010.

	April 30,
	2011	2010
Issuance of convertible debenture	$1,464,800	$–
Beneficial conversion feature	(215,536)	–
Accretion of debenture discount	55,738	–
Convertible debentures as at April 30, 2011	$1,305,002	$–

Note 7	Exchangeable Shares

On August 2, 2007, the Company entered into a voting and exchange trust agreement among its subsidiary, 6789722 Canada Inc., and Valiant Trust Company whereby the Company issued and deposited with Valiant Trust a special preferred voting share of the Company in order to enable Valiant Trust to execute certain voting and exchange rights as trustee from time to time for and on behalf of the registered holders of the preferred shares of 6789722 Canada Inc. Each preferred share of 6789722 Canada Inc. is exchangeable into one share of common stock of the Company at the election of the shareholder, or, in certain circumstances, of the Company.

On October 9, 2008, and November 19, 2008, the Company issued 50,000 shares each totaling to 100,000 shares of common stock pursuant to a holder of 100,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. There were 269,841 outstanding exchangeable shares as of April 30, 2009 (April 30, 2008 - 369,841). As the exchangeable shares have already been recognized in connection with the acquisition of NewHeights, the value ascribed to these shares on exchange is $nil.

On May 11, 2009, the Company issued 50,000 shares of common stock pursuant to a holder of 50,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On December 16, 2009, the Company issued 154,546 shares of common stock pursuant to a holder of 154,546 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On April 27, 2010, the Company issued 4,424 shares of common stock pursuant to a holder of 4,424 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On May 14, 2010, the Company issued 50,000 shares of common stock pursuant to a holder of 50,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On January 27, 2011, the Company issued 1,122 shares of common stock pursuant to a holder of 1,122 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 7	Exchangeable Shares – (cont’d)

On January 28, 2011, the Company redeemed all of the remaining 9,749 exchangeable shares outstanding pursuant to the Company's redemption call right under the provisions attaching to the exchangeable shares of 6789722 Canada Inc. As a result there were no outstanding exchangeable shares as of April 30, 2011 (April 30, 2010 – 60,871). As the exchangeable shares have already been recognized in connection with the acquisition of NewHeights, the value ascribed to these shares on exchange is $nil.

Note 8	Common Stock

On March 19, 2008, the Company’s Board of Directors approved a five for one common stock consolidation. As a result, the Company's authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. All per share amounts and outstanding shares, including all common stock equivalents (stock options and warrants) have been retroactively adjusted in the Consolidated Financial Statements and in the Notes to the Consolidated Financial Statements for all periods presented to reflect the stock consolidation.

On July 17, 2009, in connection with a research agreement and omnibus agreement under which the Company licensed certain technologies from Columbia University, the Company entered into a debt conversion agreement and an amended omnibus agreement with The Trustees of Columbia University (“Columbia”), whereby as a result of the restructuring of certain terms and obligations of the existing research and licensing agreements, the Company issued 527,370 shares of common stock to Columbia to settle all outstanding amounts due to Columbia under such agreements and rights to certain technologies have reverted back to Columbia. The common stock was issued at $0.75 (CDN$0.84) per share, and was calculated as the average daily actual sales price of the common stock on the TSX-V on each of the ten trading days immediately preceding July 17, 2009.

On October 29, 2009, the Company issued 3,333,334 units at a price of $0.56 (CDN$0.60) per unit for gross proceeds of approximately $1,867,762 (CDN$2,000,000). The Company incurred $14,636 of transaction costs. Each unit consists of one share of common stock in the capital of the Company and one-half of one non-transferable common share purchase warrant. Each warrant entitles the holder thereof to purchase one share of common stock in the capital of the Company for a period of two years commencing from October 29, 2009 at an exercise price of $0.90 per warrant.

Stock Options

The Company has a stock option plan (the “2010 Stock Option Plan”) under which options to purchase common shares of the Company may be granted to employees, directors and consultants. This plan is effectively a merging of the Company’s 2004 and 2005 stock option plans. Stock options entitle the holder to purchase common stock at a subscription price determined by the Board of Directors of the Company at the time of the grant. The options generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested.

The maximum number of shares of common stock authorized by the stockholders and reserved for issuance by the Board of Directors of the Company under the stock option plan is 5,860,000 under the 2010 Stock Option Plan.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted. In accordance with ASC 718 for employees, the compensation expense is amortized on a straight-line basis over the requisite service period which approximates the vesting period. Compensation expense for stock options granted to non-employees is amortized over the vesting period or, if none exists, over the service period. Compensation associated with unvested options granted to non-employees is remeasured on each balance sheet date using the Black-Scholes option pricing model. The expected volatility of options granted has been determined using the method described under ASC 718 using the historical stock price.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 8	Common Stock – (cont’d)

Stock Options – (cont’d)

The expected term of options granted to employees in the current fiscal year has been determined utilizing the “simplified” method as prescribed by SAB No. 107, Share-Based Payment, as amended by SAB No. 110 on January 1, 2008. The simplified method was used because the Company does not have sufficient detailed information about employee exercise behaviour. For non-employees, the expected term of the options approximates the full term of the options. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period, whereas prior to the adoption of ASC 718 the Company recorded forfeitures based on actual forfeitures and recorded a compensation expense recovery in the period when the awards were forfeited. As a result, based on the Company’s experience, the Company applied an estimated forfeiture rate of 15% in fiscal 2011 and 2010 in determining the expense recorded in the accompanying consolidated statement of operations.

The weighted-average fair values of options granted during the year ended April 30, 2011 and 2010 were $1.14 and $0.34 respectively. The weighted-average assumptions utilized to determine such values are presented in the following table:

	Year Ended	Year Ended
	April 30, 2011	April 30, 2010
Risk-free interest rate	2.00%	2.31%
Expected volatility	77.5%	84.5%
Expected term	3.7 yrs	3.7 yrs
Dividend yield	0%	0%
Weighted average fair value	$1.14	$0.34

The following is a summary of the status of the Company’s stock options as of April 30, 2011 and the stock option activity during the years ended April 30, 2011 and 2010:

	Number of	Weighted-Average
	Options	Exercise Price per Share
Outstanding at April 30, 2009	4,650,768	$1.13
Granted	1,050,000	$0.57
Exercised	(25,875)	$0.46
Forfeited / Cancelled	(904,144)	$1.14
Expired	(153,042)	$0.62
Outstanding at April 30, 2010	4,617,707	$1.03
Granted	827,000	$1.93
Exercised	(308,037)	$0.47
Forfeited / Cancelled	(1,093,407)	$1.80
Expired	(435,600)	$1.76
Outstanding at April 30, 2011	3,607,663	$0.97

Exercisable at April 30, 2011	1,930,647	$0.78
Exercisable at April 30, 2010	2,602,619	$1.32

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 8	Common Stock – (cont’d)

Stock Options – (cont’d)

The following table summarizes information regarding stock options outstanding as of April 30, 2011:

	Number of	Aggregate		Number of	Aggregate
Exercise	Options	Intrinsic		Options	Intrinsic
Price	Outstanding	Value	Expiry Date	Exercisable	Value
$0.44	456,963	$740,280	December 15, 2013	264,527	$428,534
			June 13, 2010 to
$0.47	755,522	1,201,280	September 26, 2016	734,957	1,168,582
$0.60	483,459	705,850	December 14, 2014	181,444	264,908
$0.62	850,000	1,224,000	April 17, 2014	425,000	612,000
			March 8, 2015 to
$1.90	701,719	112,275	December 14, 2015	66,719	10,675
			October 1, 2012 to
$2.00	18,000	1,080	February 28, 2015	18,000	1,080
$2.15	240,000	–	September 7, 2016	240,000	–
$2.27	102,000	–	March 10, 2016	–	–
April 30, 2011	3,607,663	$3,984,765		1,930,647	$2,485,779

April 30, 2010	4,617,707	$895,060		2,602,619	$404,859

The aggregate intrinsic value in the preceding table represents the total intrinsic value, based on the Company’s closing stock price of $2.06 per share as of April 30, 2011 (April 30, 2010 – $0.82), which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options vested and exercisable as of April 30, 2011 was 1,690,647 (April 30, 2010 – 1,239,933). The total intrinsic value of options exercised during the year ended April 30, 2011 was $488,907 (2010 – $6,135). The grant date fair value of options vested during the year ended April 30, 2011 was $302,915 (April 30, 2010 – $3,711,399).

The following table summarizes information regarding the non-vested stock purchase options outstanding as of April 30, 2011:

		Weighted Average
	Number of	Grant-Date Fair
	Options	Value

Non-vested options at April 30, 2009	2,176,561	$0.64
Granted	1,050,000	$0.34
Vested	(828,797)	$0.86
Forfeited	(382,676)	$1.04
Non-vested options at April 30, 2010	2,015,088	$0.39
Granted	827,000	$1.14
Vested	(690,011)	$0.44
Forfeited	(475,061)	$0.57
Non-vested options at April 30, 2011	1,677,016	$0.69

As of April 30, 2011 there was $960,886 of total unrecognized compensation cost related to unvested stock options. This unrecognized compensation cost is expected to be recognized over a weighted average period of 3.19 years.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 8	Common Stock – (cont’d)

Stock Options – (cont’d)

Employee and non-employee stock-based compensation amounts classified in the Company’s consolidated statements of operations for the year ended April 30, 2011 and 2010 are as follows:

	Years Ended
	April 30,
	2011	2010

Cost of sales	$27,399	$55,494
Sales and marketing	111,636	91,346
Research and development	35,335	78,535
General and administrative	165,944	467,153
Total stock-based compensation	$340,314	$692,528

Warrants

During the year ended April 30, 2011, the Company entered into a warrant agreement, as amended, with a customer whereby the Company issued 1,000,000 stock purchase warrants as part of a software licensing contract that the Company entered into with the customer. The warrants enable the holder thereof the right to purchase up to 1,000,000 shares of the Company’s common stock, exercisable for two years at a price of $1.50 per share until July 30, 2012. Under an amendment agreement, 50% of the warrants vest on a proportional basis to invoices delivered by the Company at the rate of one warrant for every $3.00 invoiced and 50% of the warrants vest on a change of control of the Company. As the likelihood of a change of control was not determinable at the time of revenue recognition, the value of the applicable warrants subject to vesting on change of control was deemed to be nil during the year ended April 30, 2011. The warrants are held in trust and delivered once vested and payment, as applicable, has been received by the Company. The fair value of the 500,000 stock purchase warrants that was charged to revenue during the year ended April 30, 2011, was $269,633 (2010 – $nil). The remaining 500,000 warrants will be valued and charged against revenue if and when a change of control of the Company occurs.

During the year ended April 30, 2010, the Company issued 1,666,667 warrants on October 22, 2009 as a part of unit offering. The fair value of the stock purchase warrants granted was $412,414. The warrants enable the holders the right to purchase up to 1,666,667 shares of the Company’s common stock, exercisable for two years from the date of issue.

The assumptions utilized to determine such values for the years ended April 30, 2011 and April 30, 2010 are presented in the following table:

	Year Ended	Year Ended
	April 30, 2011	April 30, 2010

Risk-free interest rate	0.23%	0.90%
Expected volatility	67.83%	79.94%
Expected term	1.25 yrs	2 yrs
Dividend yield	0%	0%
Weighted average fair value per warrant	$0.95	$0.23

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 8	Common Stock – (cont’d)

Warrants – (cont’d)

The following table summarizes information regarding the warrants outstanding as of April 30, 2011 and April 30, 2010.

		Weighted
	Number of	Average
	Warrants	Exercise Price	Expiry Dates
Warrants at April 30, 2009	2,265,421	$3.04	November 30, 2009 to October 24, 2010
Granted	1,666,667	$0.90	October 29, 2011
Forfeited/Cancelled	(750,000)	$4.00	November 30, 2009
Expired	(250,000)	$4.00	November 30, 2009
Warrants at April 30, 2010	2,932,088	$1.50	July 31, 2010 to October 29, 2011
Granted	1,000,000	$1.50	July 31, 2012
Expired	(1,265,421)	$2.25	July 31, 2010 to October 28, 2010
Warrants at April 30, 2011	2,666,667	$1.12	October 29, 2011 to July 30, 2012

Employee Stock Purchase Plan

Under the terms of the ESPP all regular salaried (non-probationary) employees can purchase up to 6% of their base salary in common shares of the Company at market price. The Company will match 50% of the shares purchased by issuing up to 3% of the respective employee’s base salary in shares. During the year ended April 30, 2011 the Company matched $25,327 (2010 - $15,489) in shares purchased by employees under the ESSP.

A total of 700,000 shares have been reserved for issuance under the ESPP. As of April 30, 2011, a total of 556,401 shares were available for issuance under the ESPP. During the years ended April 30, 2011, 55,571 (2010 - 88,028) shares were sold or issued to employees under the ESPP.

Deferred Share Unit Plan

Under the terms of the DSUP which is effective as at October 22, 2009, each deferred share unit is equivalent to one share of common stock. The maximum number of shares of common stock that may be reserved for issuance to any one participant pursuant to deferred share units granted under the DSUP and any share compensation arrangement is 5% of the number of shares of common stock of the Company outstanding at the time of reservation and, as applicable, any grants of deferred share units to any one participant may not exceed a value of $100,000 per annum on the date of grant. A deferred share unit (DSU) granted to a participant who is a director of the board of the Company shall vest immediately on the award date. A deferred share unit granted to a participant other than a director will generally vest as to one-third (1/3) of the number of deferred share units granted on the first, second and third anniversaries of the award date. Fair value of the DSU’s, which is based on the closing price of the Company’s common stock on the date of grant, is recorded as compensation expense over the vesting period.

A total of 2,000,000 shares have been reserved for issuance under the DSUP. During the year ended April 30, 2011, 866,552 (2010 - 520,161) deferred share units were issued under the DSUP, of which 672,026 were granted to officers and 172,500 were granted to directors. For the year ended April 30, 2011, a total of 613,287 shares were available for issuance under the DSUP.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 8	Common Stock – (cont’d)

Deferred Share Unit Plan – (cont’d)

The following table summarizes the Company’s outstanding deferred share unit (DSU) awards as of April 30, 2011, and changes during the period then ended:

		Weighted Average
		Grant Date Fair
	Number of DSU’s	Value per Unit

DSU’s at April 30, 2009	–	$–
Granted	520,161	$0.60
Conversions	–	$–
DSU’s at April 30, 2010	520,161	$0.60
Granted	866,552	$0.96
Conversions	–	$–
Outstanding at April 30, 2011	1,386,713	$0.83

As of April 30, 2011 there was $309,459 (2010 – $121,400) of total unrecognized compensation cost related to unvested deferred share units awards. This unrecognized compensation cost is expected to be recognized over a weighted average period of 1.38 years (2010 – 2.62) . The total fair value of DSUs that vested during the year was $313,906 (2010 - $166,936).

Employee and non-employee deferred share unit based compensation amounts classified in the Company’s consolidated statements of operations for the year ended April 30, 2011 and 2010 are as follows:

	Year Ended
	April 30,
	2011	2010

General and administrative	$472,171	$190,697
Total deferred share unit-based compensation	$472,171	$190,697

The following table summarizes information regarding the non-vested deferred share units outstanding as of April 30, 2011:

		Weighted Average
		Grant Date Fair
	Number of DSU’s	Value per Unit

Non-vested DSU’s at April 30, 2009	–	$–
Granted	520,161	$0.60
Vested	(278,226)	$0.60
Non-vested DSU’s at April 30, 2010	241,935	$0.60
Granted	866,552	$0.96
Vested	(682,404)	$0.46
Non-vested DSU’s at April 30, 2011	426,083	$0.89

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 9	Income Taxes

Deferred tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

Significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	Years Ended
	April 30,
	2011	2010
Tax loss carry forwards	$15,189,000	$12,894,000
Capital losses carried forward	314,000	–
Equipment	91,000	1,123,000
Other	72,000	–
Undeducted research and development expenses	3,916,000	2,645,000
Investment tax credits	625,000	1,322,000
Cumulative unrealized foreign exchange gain	704,000	(159,000)
Acquired technology and other intangibles	(751,000)	(706,000)
Valuation allowance established by management	(20,160,000)	(17,119,000)
Net deferred tax assets	$–	$–

The provision for income taxes differ from the amount calculated using the U.S. federal and state statutory income tax rates as follows:

	Years Ended
	April 30,
	2011	2010
Benefit from net loss, at U.S. rates	$(1,204,000)	$(1,857,000)
Foreign loss at other than U.S. rates	–	28,000
Non-deductible expenses	(191,000)	8,000
Non-deductible stock option compensation	295,000	300,000
Effect of reduction in foreign statutory rates	19,000	46,000
Foreign exchange losses on revaluation of deferred tax balances	(1,613,000)	(1,777,000)
Other	(347,000)	–
Expiry of non-operating losses	–	415,000
Increase in valuation allowance	3,041,000	2,837,000
Income tax expense for year	$–	$–

The Company establishes its valuation allowance based on projected future operations. Management has determined that the allowance should be 100% of the deferred tax assets. When circumstances cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will be reflected in current income.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 9	Income Taxes – (cont’d)

As at April 30, 2011, the Company had net operating loss carry-forwards available to reduce taxable income in future years as follows:

Country	Amount	Expiration Dates

United States – US$	$28,092,000	2026 – 2031
Canada – CDN$	$21,431,000*	2012 – 2031

*These losses are subject to tax legislation that limits the use of the losses against future income of the Company’s Canadian subsidiaries.

On May 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement”, (codified in FASB ASC Topic 740). The Company is subject to taxation in the U.S., Canada, and the U.K. It is subject to tax examinations by tax authorities for all taxation years commencing in or after 2002. The Company does not expect any material increase or decrease in its income tax expense, in the next twelve months, related to examinations or changes in uncertain tax positions.

Changes in the Company’s uncertain tax positions for the year ended April 30, 2011 and April 30, 2010 were as follows:

	Years Ended
	April 30,
	2011	2010
Balance at beginning of year	$98,575	$98,575
Increases related to prior year tax positions (interest and penalties)	–	–
Increases related to current year tax positions (interest and penalties)	–	–
Settlements	–	–
Lapses in statute of limitations	–	–
Balance at end of year	$98,575	$98,575

Note 10	Segmented Information

Our chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by desegregated information about revenues by geographic region for purposes of making operating decisions and assessing financial performance. Accordingly, we have concluded that we have one reportable operating segment. The Company has determined that it is impracticable to report the revenues from external customers for each product and service or each group of similar products and services.

Foreign revenues are based on the country in which the customer is located. The following is a summary of total revenues by geographic area for the years ended April 30, 2011 and 2010:

	Years Ended
	April 30,
	2011	2010
North America	$6,387,514	$4,960,905
Europe	3,200,291	1,960,691
Asia and Africa	955,713	571,471
Central and South America	496,780	523,790
	$11,040,298	$8,016,857

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 10	Segmented Information - (cont’d)

Contained within the results of North America for the year ended April 30, 2011 are revenues from the United States of $4,049,673 (2010 - $4,281,828) and from Canada of $2,337,841 (2010 - $679,077).

Contained within the results of Europe for the year ended April 30, 2011 are revenues from the United Kingdom of $1,627,526 (2010 - $461,470), from Germany of $210,002 (2010 - $320,039), from France of $185,441 (2010 - $50,906), from Iceland of $164,890 (2010 - $37,655), from Switzerland $160,062 (2010 - $146,375), and from the Netherlands of $155,533 (2010 - $233,095).

Contained within the results of Central and South America for the year ended April 30, 2011 are revenues from Mexico of $163,318 (2010 - $313,436), from Chile of $134,798 (2010 - $52,203), from Colombia of $82,847 (2010 - $47,689), from Brazil of $63,254 (2010 - $70,952), and from Argentina of $12,704 (2010 - $16,774).

Contained within the results of Asia and Africa for the year ended April 30, 2011 are revenues from Japan of $270,926 (2010 - $34,548), from Russian Federation of $216,944 (2010 - $18,989), from South Africa of $87,282 (2010 - $15,010), from Saudi Arabia of $85,510 (2010 - $nil), and from Australia of $73,633 (2010 - $68,427).

All of the Company’s long-lived assets, which includes equipment, goodwill, intangible assets and other assets, are located in Canada and the United States as follows:

	As at
	April 30,
	2011	2010
Canada	$10,190,468	$11,825,188
United States	25,071	15,420
	$10,215,539	$11,840,608

Revenue from significant customers for the years ended April 30, 2011 and 2010 is summarized as follows:

	Years Ended
	April 30,
	2011	2010
Customer A	12%	15%
Customer B	12%	–%
Customer C	11%	–%
	35%	15%

Accounts receivable balance for Customer A was $93,837 as at April 30, 2011 (April 30, 2010 - $1,000,975). Accounts receivable balance for Customer B was $881,400 as at April 30, 2011 (April 30, 2010 - $nil). Accounts receivable balance for Customer C was $311,100 as at April 30, 2011 (April 30, 2010 - $nil).

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 11	Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to fluctuations in interest rates and the exchange rates associated with foreign currencies. The Company’s primary objective for holding derivative financial instruments is to manage foreign currency exchange rate risk.

Foreign Currency Exchange Rate Risk

The Company accounts for derivative instruments, consisting of foreign currency forward contracts, pursuant to the provisions of Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161”), effective at the beginning of the first quarter of fiscal year 2010. SFAS No. 161 was incorporated into ASC 815, Derivatives and Hedging (“ASC 815”). ASC 815 requires the Company to measure derivative instruments at fair value and record them in our balance sheet as either an asset or liability and expands financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, results of operations and cash flows. The Company does not use derivative instruments for trading purposes. ASC 815 also requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

A majority of the Company’s revenue activities are transacted in U.S. dollars. However, the Company is exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to its operations for the year ended April 30, 2011, is the Canadian dollar. The Company is primarily exposed to a strengthening Canadian dollar as its operating expenses are primarily denominated in Canadian dollars while its revenues are primarily denominated in U.S. dollars. The Company’s foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency option or forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. Valuations are based on exchange-quoted prices, which are classified as Level 1. Some of the valuations are adjusted by a forward yield curve or interest rates. In such cases, these derivative contracts are classified within Level 2. Changes in the fair market values of these contracts are recognized in the Consolidated Financial Statements as a component of foreign exchange (gain) loss.

During the year ended April 30, 2010 the Company purchased $1,000,000 of forward contracts denominated in Canadian dollars which resulted in a gain of $56,496 which was credited against the foreign exchange loss on the consolidated statement of operations. These forward contracts were settled prior to April 30, 2010. The Company did not enter any forward contracts during the year ended April 30, 2011.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 12	Commitments

a)

On December 30, 2010, the Company entered into an extension agreement on an existing lease, which commenced on April 1, 2011 and expires March 31, 2012. The monthly lease payment under the extension agreement is $1,715. The lease expense for the year ended April 30, 2011 was $25,729 (2010 - $28,569).

b)

On April 29, 2005, the Company entered into a lease for office premises, which commenced on October 1, 2005 and expires on September 30, 2012 for which a deposit of $10,448 was made. The monthly lease payment under this agreement is $10,448 plus $9,154 in operating costs. The Company is subleasing part of these premises for a monthly charge of $7,898. The sublease commenced on August 1, 2007 and expires on September 30, 2012. On July 17, 2009, the Company signed a new subleasing agreement for another part of these premises, which commenced on August 1, 2009 and expires September 30, 2012. The monthly charge under this subleasing agreement is $3,384 (CDN$3,216) plus $3,337 (CDN$3,171) in operating costs. The lease expense net of rental revenue for the year ended April 30, 2011 was $59,792 (2010 - $75,901).

c)

On July 10, 2006, the Company entered into a lease for our head office premises of 15,559 square feet, which commenced on December 1, 2006 and expires on September 29, 2011 for which a deposit of $87,158 was made. The monthly lease payment under this agreement is $24,559 plus $23,113 in operating costs. On January 11, 2011, the Company entered into a new agreement on this lease, which commences on October 1, 2011, and expires September 30, 2014 for which a deposit of $52,615was made. The monthly lease payment under the agreement is $21,289 plus $20,702 in operating costs. The lease expense net of rental revenue for the year ended April 30, 2011 was $531,550 (2010 - $554,736). Management believes that this office space is adequate for the operations of the Company for the foreseeable future.

d)

On May 1, 2009, the Company modified its existing lease agreement for office premises, as a result of which it surrendered a substantial part of the previously leased area. The new agreement commenced on May 1, 2009 and expires on April 20, 2012. The monthly lease payment under this agreement is $7,010 (CDN$ 6,662). This lease expense is a related party transaction as it was incurred with a company with a director in common with the Company. The lease expense for the year ended April 30, 2011 was $84,121 (2010 - $84,121).

e)

On March 12, 2009, the Company and its wholly-owned subsidiary, CounterPath Technologies Inc., entered into a settlement agreement with a founder and former officer of the Company. Under the settlement agreement, the Company will pay a total of $520,889 (CDN$495,000) over 45 months at a rate of CDN$11,000 per month and pay for health benefits for 33 months from the date of the agreement.

f)

On July 29, 2010, the Company entered into extension of an existing lease agreement which commenced on August 1, 2010 and expires on July 31, 2011. The monthly lease payment under the new extension agreement is $7,275. The lease expense for the year ended April 30, 2011 was $93,075 (2010 - $109,800).

Total rent expense for the year ended April 30, 2011 was $1,011,913 (2010 - $921,691). Total sublease income for the year ended April 30, 2011 was $223,098 (2010 - $150,727).

The total payable over the term of the agreements for the years ended April 30, are as follows:

		Office Leases
	Office Leases –	– Unrelated	Sub Lease	Total Office	Settlement
	Related Party	Party	Income	Leases	Agreement
2012	$84,121	$669,398	$(175,432)	$578,087	$225,719
2013	–	627,578	(73,097)	554,481	–
2014	–	542,594	–	542,594	–
2015	–	182,674	–	182,674	–
	$84,121	$2,022,244	$(248,529)	$1,857,836	$225,719

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 13	Contingent Liability

On February 17, 2006, a competitor filed a statement of claim in the Supreme Court of British Columbia claiming among other things, general, punitive and aggravated damages of unspecified amounts with respect to alleged business ethics matters. Management of the Company believes that the claim is without foundation or merit. Any loss as a result of this claim will be recorded in the period that the loss is probable and measurable.

Note 14	Restructuring

As a result of the Company’s post acquisition activities, the Company incurred restructuring costs of $nil (2010 – $44,912). Restructuring costs were related to employee severance arrangements as a result of the consolidation of administrative, sales, marketing, and research and development departments after the completion of acquisitions of NewHeights Software Corporation, FirstHand Technologies Inc. and BridgePort Networks, Inc. These charges are shown as a separate line item in the consolidated statement of operations.

	Years Ended April 30,
	2011	2010
Balance, beginning of year	$344,433	$475,707
Provision	–	(44,912)
Settlement	(118,714)	(86,362)
Balance, end of year	$225,719	$344,433

Note 15	Gain on Settlement of Debt

During the year ended April 30, 2011, the Company recorded a gain on settlement of debt of $246,715 as a result of the transfer of certain of non-core intellectual property rights (having no book value) licensed from an institution in settlement of a $246,715 liability for research fees performed by the institution.

Note 16	Subsequent Events

(a)

On June 14, 2011, the Company issued an aggregate of 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of the Company’s common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional common share of the Company’s common stock at an exercise price of $2.30 (CDN$2.25) per share until June 14, 2013. In connection with the offering, the Company paid an aggregate of $394,533 (CDN$385,361) in cash commissions and issued an aggregate of 220,206 broker warrants, with each broker warrant entitling the holder thereof to purchase one common share of the Company at an exercise price of CDN$1.75 per share until December 14, 2012.

In addition, all of the outstanding convertible debentures of the Company in the aggregate principal amount of $1,464,800 were converted on the closing of the Offering with a total of 1,332,261 common shares being issued to the holders.

In addition, the Company entered into warrant exercise agreements with two insiders that have agreed to each exercise 833,334 warrants at the original exercise price of $0.90 per share on or before July 29, 2011, prior to the expiry of the warrants on October 29, 2011. In the event that a warrant holder does not exercise all of their respective warrants on or before August 31, 2011, a default amount of $250,000 will be immediately due and payable to the Company by that respective warrant holder, and such default amount will incur interest at the rate of 2% per month (on a pro-rata basis) until the default amount is paid in full.

COUNTERPATH CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)

Note 16	Subsequent Events – (cont’d)

The Company has agreed to use its best commercially reasonable efforts to file, and keep effective, a resale registration statement with the U.S. Securities and Exchange Commission relating to the securities sold in the private placement.

(b)

On July 25, 2011, the Company granted 201,351 deferred share units to six non-employee directors and two officers and one employee pursuant to its deferred share unit plan. Each deferred share unit provides the holder thereof the right to exchange the unit into one share of common stock of the Company under the terms and conditions of the plan. 77,027 of the deferred share units vest immediately and 124,324 of the deferred share units vest as to 1/3 of the deferred share units on the first, second and third anniversary of the date of the grant, at which time the deferred share units are fully vested.

COUNTERPATH CORPORATION
INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)
(Stated in U.S. Dollars)

COUNTERPATH CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	July 31,	April 30,
	2011	2011
Assets	(Unaudited)
Current assets:
Cash	$7,229,474	$1,707,397
Accounts receivable (net of allowance for doubtful accounts of $101,293 and $49,883, respectively)	2,420,610	3,018,188
Prepaid expenses and deposits	85,223	110,412
Total current assets	9,735,307	4,835,997

Deposits	159,813	159,433
Equipment	35,695	59,574
Intangible assets (net of accumulated amortization of $5,384,450 and $5,103,570, respectively) – Note 2(d)	571,106	859,664
Goodwill – Note 2(d)	9,194,383	9,247,993
Other assets	48,371	48,308
Total Assets	$19,744,675	$15,210,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,943,410	$2,340,897
Derivative Liability – Note 6	1,165,427	–
Unearned revenue	770,374	958,626
Customer deposits	2,083	2,018
Accrued warranty	123,901	146,868
Total current liabilities	4,005,195	3,448,409

Deferred lease inducements	1,847	2,474
Convertible debentures – Note 4	–	1,305,002
Unrecognized tax benefit	98,575	98,575
Total liabilities	4,105,617	4,854,460

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: July 31, 2011 – 1; April 30, 2011 – 1	–	–
Common stock, $0.001 par value – Note 6 Authorized: 83,076,900 Issued and outstanding: July 31, 2011 – 38,794,815; April 30, 2011 – 33,440,106	38,795	33,440
Additional paid-in capital	59,670,570	53,420,601
Accumulated deficit	(44,249,128)	(43,323,410)
Accumulated other comprehensive income – currency translation adjustment	178,821	225,878
Total stockholders’ equity	15,639,058	10,356,509
Liabilities and Stockholders’ Equity	$19,744,675	$15,210,969

Going concern – Note 2
Commitments – Note 8

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2011	2010
Revenue – Note 7:
Software	$1,584,051	$1,819,152
Service	1,174,683	400,433
Total revenue	2,758,734	2,219,585
Operating expenses:
Cost of sales (includes depreciation of $6,181(2010 – $3,994) and amortization of intangible assets of $280,880 (2010 – $208,473) – Note 2(e))	860,145	748,862
Sales and marketing	822,034	865,683
Research and development	992,511	1,063,647
General and administrative	1,034,274	995,462
Total operating expenses	3,708,964	3,673,654
Loss from operations	(950,230)	(1,454,069)
Interest and other income (expense), net:
Interest and other income	49,353	52,079
Interest expense	(171,242)	(221)
Change in fair value of derivative liability – Note 6	145,714	–
Foreign exchange loss	687	(28,046)
Net loss for the period	$(925,718)	$(1,430,257)

Other comprehensive income (loss):
Foreign currency translation adjustments	(47,057)	(217,009)
Comprehensive income (loss)	$(972,775)	$(1,647,266)
Net loss per share:
Basic and diluted	$(0.03)	$(0.04)

Weighted average common shares outstanding:	35,831,910	33,066,204

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2011	2010
Cash flows from operating activities:
Net loss for the period	$(925,718)	$(1,430,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,841	34,509
Amortization of intangible assets	280,880	208,473
Stock-based compensation	244,261	300,485
Share purchase warrants	–	136,934
Shares issued as part of share purchase plan	–	7,941
Change in fair value of derivative liability	(145,714)	–
Foreign exchange loss	(687)	28,046
Accretion of debenture discount	159,798	–
Changes in assets and liabilities:
Accounts receivable	599,061	(116,599)
Other current assets	24,927	78,323
Decrease in other assets	(29,229)	(7,117)
Accounts payable and accrued liabilities	(387,661)	(132,963)
Unearned revenue	(188,252)	70,987
Customer deposits	65	(3,109)
Accrued warranty	(22,967)	5,848
Net cash used in operating activities	(360,395)	(818,499)

Cash flows from investing activities:
Purchase of equipment	(671)	(28,457)
Deposits	(1,021)	661
Net cash used in investing activities	(1,692)	(27,796)

Cash flows from financing activities:
Common stock issued, net of transaction costs	5,857,404	15,802
Convertible debentures issued	–	483,300
Net cash provided by financing activities	5,857,404	499,102

Foreign exchange effect on cash	26,760	369

Increase (decrease) in cash	5,522,077	(346,824)

Cash, beginning of the period	1,707,397	1,556,813
Cash, end of the period	$7,229,474	$1,209,989

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,297	$221
Non cash transactions – Note 4 and 5

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
for the Three Months Ended July 31, 2011
(Stated in U.S. Dollars)
(Unaudited)

	Common shares		Preferred Shares
							Accumulated
	Number		Number		Additional		Other
	of		of		Paid-in	Accumulated	Comprehensive
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Income	Total
Balance, May 1, 2011	33,439,906	$33,440	1	$–	$53,420,601	$(43,323,410)	$225,878	$10,356,509

Shares issued:
Private Placements	3,145,800	3,146	–	–	5,633,024	–	–	5,636,170
Less: Proceeds allocated to warrants (Note 6)	–	–	–	–	(1,311,141)	–	–	(1,311,141)
Less: Share issue costs	–	–	–	–	(551,083)	–	–	(551,083)
Issued on conversion of debentures	1,332,261	1,332	–	–	1,463,468	–	–	1,464,800
Shares issued on exercise of warrants	833,334	833	–	–	749,167	–	–	750,000
Exercise of stock options	43,514	44	–	–	22,273	–	–	22,317
Stock based compensation (Note 6)	–	–	–	–	244,261	–	–	244,261
Net loss for the period	–	–	–	–	–	(925,718)	–	(925,718)
Foreign currency translation adjustment	–	–	–	–	–	–	(47,057)	(47,057)
Balance, July 31, 2011 (Unaudited)	38,794,815	$38,795	1	$–	$59,670,570	$(44,249,128)	$178,821	$15,639,058

See accompanying notes to the consolidated financial statements

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 1	Nature of Operations

CounterPath Corporation (the “Company”) was incorporated in the State of Nevada on April 18, 2003. The Company changed its name from CounterPath Solutions, Inc. to CounterPath Corporation on October 17, 2007. The Company’s common shares are quoted for trading on the Over-The-Counter Bulletin Board in the United States of America and on the TSX Venture Exchange in Canada.

On August 2, 2007, the Company acquired of all of the shares of NewHeights Software Corporation (“NewHeights”) through the issuance of 7,680,168 shares of the Company’s common stock and 369,836 preferred shares issued from a subsidiary of the Company that are exchangeable into 369,836 shares of common stock of the Company. For accounting purposes, the Company was deemed to be the acquirer of NewHeights based on certain factors including the number of common shares issued in the transaction as a proportion of the total common shares outstanding, and the composition of the board after the transaction.

On February 1, 2008, the Company acquired FirstHand Technologies Inc. (“FirstHand”), a private Ontario, Canada corporation, through the issuance of 5,900,014 shares of the Company’s common stock. For accounting purposes, the Company was deemed to be the acquirer of FirstHand based on certain factors including the number of common shares issued in the transaction as a proportion of the total common shares outstanding, and the composition of the board after the transaction.

On February 1, 2008, the Company acquired BridgePort Networks, Inc. (“BridgePort”), a private Delaware corporation, by way of merger in consideration for the assumption of all of the assets and liabilities of BridgePort. For accounting purposes, the Company was deemed to be the acquirer of BridgePort based on certain factors primarily being the composition of the board after the transaction.

On February 5, 2008, the Company's wholly-owned subsidiaries, NewHeights and CounterPath Solutions R&D Inc. were merged as a wholly-owned subsidiary of the Company under the name CounterPath Technologies Inc.

On March 19, 2008, the Company’s Board of Directors approved a five for one common stock consolidation. As a result, the Company's authorized capital decreased from 415,384,500 shares of common stock to 83,076,900 shares of common stock. The par value of the common stock was unaffected by the stock consolidation and remains at $0.001 per share. All per share amounts and outstanding shares, including all common stock equivalents (stock options and warrants) have been retroactively adjusted in the Consolidated Financial Statements and in the Notes to the Consolidated Financial Statements for all periods presented to reflect the stock consolidation.

On November 1, 2010, the Company's wholly-owned subsidiary, FirstHand Technologies Inc. was amalgamated with CounterPath Technologies Inc. and carrying on as CounterPath Technologies Inc.

The Company focuses on the design, development, marketing and sales of desktop and mobile communications application software, conferencing software, gateway (server) software and related professional services, such as pre and post sales technical support and customization services. The Company’s products are sold into the Voice over Internet Protocol (VoIP) market primarily to telecom carriers, telecom original equipment manufacturers and businesses in North America, Central and South America, Europe and Asia.

Note 2	Significant Accounting Policies and Going Concern

These interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are stated in U.S. dollars except where otherwise disclosed. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for the period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

These interim consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable significant revenue. There is no guarantee that the Company will be able to raise any equity financing or generate profitable operations. As at July 31, 2011, the Company has not yet achieved profitable operations and had an accumulated deficit of $44,249,128 since incorporation. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Under its current operating plan the Company will require approximately $12-$14 million to fund ongoing operations and working capital requirements through July 31, 2012. Management is implementing a plan to address these uncertainties to enable the Company to continue as a going concern through the end of fiscal 2012 and beyond. This plan includes new equity financing in amounts sufficient to sustain operations, such as the private placement discussed in Note 6, and to increase revenues and decrease costs from operations.

Realizable values may be substantially different from carrying values as shown in these financial statements should the Company be unable to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The consolidated financial statements have been properly prepared within the framework of the significant accounting policies as follows:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, CounterPath Technologies Inc., a company existing under the laws of the province of British Columbia, Canada, BridgePort Networks, Inc. incorporated under the laws of the state of Delaware, BridgePort Networks (Europe) Ltd. Incorporated in the United Kingdom, and 6789722 Canada Inc., incorporated under the Canada Business Corporations Act. The results of NewHeights Software Corporation (which subsequently merged with another subsidiary to become CounterPath Technologies Inc.) are included from August 2, 2007, the date of acquisition. The results of FirstHand Technologies Inc. and BridgePort Networks, Inc. are included from February 1, 2008, the date of acquisition. All inter- company transactions and balances have been eliminated.

b)	Interim Reporting

The information presented in the accompanying interim consolidated financial statements is without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. Except where noted, these interim financial statements follow the same accounting policies and methods of their application as the Company’s April 30, 2011 annual consolidated financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s April 30, 2011 annual consolidated financial statements.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

b)	Interim Reporting – (cont’d)

Operating results for the three months ended July 31, 2011 are not necessarily indicative of the results that can be expected for the year ending April 30, 2012.

c)	New Accounting Pronouncements

In September 2009, the FASB revised the authoritative guidance for revenue recognition for arrangements with multiple deliverables. The new guidance modifies the requirements for determining whether a deliverable can be treated as a separate unit of accounting by removing the criteria that verifiable and objective evidence of fair value exists for the undelivered elements. In allocating transaction consideration among the deliverables, the guidance also introduced the concept of using management's best estimate of a stand along selling price as an alternate basis for allocation. The guidance is effective in fiscal years beginning on or after June 15, 2010, and the Company is required to adopt this guidance in its first quarter of fiscal 2012. The adoption of this standard did not have a material impact on the Company's financial statements.

In September 2009, FASB’s Emerging Issues Task Force issued ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements.” ASU 2009-14 addresses certain revenue arrangements that include software elements. This guidance states that tangible products with hardware and software components that work together to deliver the product functionality are considered non-software products, and the accounting guidance under the revenue arrangements with multiple deliverables is to be followed. This guidance is effective for arrangements entered into, or materially modified, in periods beginning on or after June 15, 2010, with earlier adoption permitted, and the Company is required to adopt this guidance in its first quarter of fiscal 2012. The adoption of ASU 2009-14 did not have a material impact on the Company's financial statements.

In April 2010, the FASB issued Accounting Standards Update No. 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades, amends Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. It is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The adoption of ASC 2010-13 did not have a material impact on the Company's financial statements.

In April 2010, the FASB issued Accounting Standards Update No. 2010-17, Revenue Recognition— Milestone Method (Topic 605) – Revenue Recognition (ASU 2010-17). ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for the Company in fiscal 2012 and should be applied prospectively. The adoption of ASU 2010-17 did not have a material impact on the Company's financial statements.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

c)	New Accounting Pronouncements – (cont’d)

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which aligns the fair value measurement and disclosure requirements in U.S. GAAP and the International Financial Reporting Standards (IFRSs). Many of the amendments in this ASU will not result in a change in requirements, but simply clarify existing requirements. The amendments in this ASU that do change a principle or requirement for measuring fair value or disclosing information about fair value measurements include the following: (1) the ASU permits an exception for measuring fair value when a reporting entity manages its financial instruments on the basis of its net exposure, rather than gross exposure, to those risks; (2) the ASU clarifies that the application of premiums and discounts in a fair value measurement is related to the unit of account for the asset or liability being measured at fair value; (3) the ASU prohibits blockage discounts for level 2 and 3 investments; and (4) the amendments expand the fair value measurement disclosures. The ASU is to be applied prospectively. For public entities, the ASU is effective during interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the impact of the pending adoption of ASU 2011-04 on its consolidated financial statements.

In June 2011 the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income, which eliminates the option of presenting the components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The ASU instead permits an entity to present the total of comprehensive income, the components of net income and the components of OCI either in a single continuous statement of comprehensive income or in two separate but consecutive statements. With either format, the entity is required to present each component of net income along with total net income, each component of OCI along with the total for OCI, and a total amount for comprehensive income. Also, the ASU requires entities to present, for either format, reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. This ASU is to be applied retrospectively. For public entities, the ASU is effective for interim and annual periods beginning after December 15, 2011. The Company does not anticipate that the adoption of ASU 2011-05 will have any impact on its consolidated financial statements.

d)	Goodwill and Intangible Assets

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired as of the acquisition date. ASC Topic 350 (prior authoritative literature: Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”)). ASC 350 requires goodwill to be tested for impairment annually or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the Company's business enterprise below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit. Recoverability of goodwill is measured at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit, which is measured based upon, among other factors, market multiples for comparable companies as well as a discounted cash flow analysis.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 2	Significant Accounting Policies and Going Concern - (cont’d)

d)	Goodwill and Intangible Assets – (cont’d)

Management has determined that the Company currently has a single reporting unit which is CounterPath Corporation. If the recorded value of the assets, including goodwill, and liabilities (“net book value”) of the reporting unit exceeds its fair value, an impairment loss may be required.

Goodwill of $6,339,717 (CDN$6,704,947) and $2,083,960 (CDN$2,083,752) was initially recorded in connection with the acquisition of NewHeights Software Corporation on August 2, 2007 and FirstHand Technologies Inc. on February 1, 2008. Translated to U.S. dollars using the period end rate, the goodwill balance at July 31, 2011 was $7,014,716 (CDN$6,704,947) (April 30, 2011 - $7,055,616) and $2,179,667 (CDN$2,083,752) (April 30, 2011 - $2,192,377), respectively. Management will perform its annual impairment test in its fiscal fourth quarter. No impairment charges were recorded for the three months ended July 31, 2011 and 2010.

The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Intangible assets include the intangibles purchased in connection with the acquisition of NewHeights Software Corporation on August 2, 2007, and FirstHand Technologies Inc. and BridgePort Networks, Inc. on February 1, 2008.

The intangible assets of NewHeights are reported at acquisition cost and include amounts initially allocated to acquired technologies of $3,454,839 (CDN$3,678,100) and customer asset of $2,283,908 (CDN$2,431,500). The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

The intangible assets of FirstHand are reported at acquisition cost and include amounts initially allocated to acquired technologies of $2,804,700 (CDN$2,804,700) and customer asset of $587,000 (CDN$587,000). The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

The intangible assets of BridgePort are being carried and reported at acquisition cost and include amounts initially allocated to acquired technologies of $476,703 and customer asset of $43,594. The acquired technologies are amortized based on their estimated useful life of four years and the customer asset is amortized on the basis of Management’s estimate of the future cash flows from this asset over approximately five years, which is Management’s estimate of the useful life of the customer asset.

A summary of the Company’s intangible assets, net, at July 31, 2011 is as follows:

			Accumulated
		Accumulated	Impairment	Net Carrying
	Cost	Amortization	Charge	Amount
Acquired technologies	$6,315,726	$4,217,784	$1,888,658	$209,284
Customer assets	2,744,516	1,166,666	1,216,028	361,822
Intangible assets	$9,060,242	$5,384,450	$3,104,686	$571,106

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 3	Related Party Transactions

The Company’s Chairman is the Chairman and founding shareholder of Mitel Networks Corporation (“Mitel”). On July 31, 2008 the Company entered into a source code license agreement whereby the Company licensed to Mitel the source code for the Your Assistant product in consideration of a payment of $650,000. Associated with the agreement are ongoing license fees to be paid by Mitel of $13.50 per copy deployed, declining to $9.00 per copy deployed after two years and declining from $9.00 to nil after four years. In addition, the agreement provides Mitel with a first right to match any third party offer to purchase the source code software and related intellectual property. The Company’s software license revenue for the three months ended July 31, 2011, pursuant to the terms of these agreements, was $108,642 (2010 - $152,745), respectively. As at July 31, 2011, the Company had an accounts receivable balance from Mitel of $82,431 (April 30, 2011 - $176,162).

During the three months ended July 31, 2011, the Company through its wholly owned subsidiary, FirstHand Technologies Inc., paid $21,030 (2010 - $19,365) to Kanata Research Park Corporation (“KRP”) for leased office space. KRP is controlled by the Company’s Chairman.

In connection with a private placement on June 14, 2011, Wesley Clover converted all of their outstanding convertible debentures of the Company in the aggregate principal amount of $490,750 to 358,211 shares of common stock concurrent with the closing of the private placement. In addition, the Company entered into a warrant exercise agreement with Wesley Clover to exercise 833,334 warrants at an exercise price of $0.90 per share Wesley Clover acquired on October 29, 2009, on or before July 30, 2011, prior to the expiry of the warrants on October 29, 2011. Subsequent to year end, Wesley Clover exercised 833,334 warrants at the original exercise price of $0.90 per share (Note 11).

The above transactions are in the normal course of operations and are recorded at amounts established and agreed to between the related parties.

Note 4	Convertible Debentures

On July 30, 2010 and October 29, 2010, the Company issued two convertible debentures in the principal amounts of $483,300 and $490,750, respectively, to an investor. The debentures were convertible by the holder, at any time prior to maturity, in whole or in part into common shares of the Company at a conversion price of $1.00 per share. On October 29, 2010, the Company issued a third convertible debenture in the principal amount of $490,750 to a company controlled by the Chairman of the Company. The debenture was convertible by the holder at any time prior to maturity, in whole or in part into common shares of the Company at a conversion price of $1.37 per share. The three convertible debentures were unsecured, bearing interest at the prime bank rate as quoted by the Bank of Montreal with interest payable monthly and maturing on July 30, 2012.

The convertible debentures may all be prepaid in whole or in part by the Company by paying 105% of the principal to be prepaid together with accrued and unpaid interest on or before July 30, 2011, or by paying 102.5% of the principal to be prepaid together with accrued and unpaid interest between July 31, 2011 and April 30, 2012, or by paying 100% of the principal to be prepaid together with accrued and unpaid interest between May 1, 2012 and July 30, 2012.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 4	Convertible Debentures – (cont’d)

Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” The Company determined that the convertible debentures issued on October 29, 2010 contain a beneficial conversion feature, as the fair value of the Company’s common stock on the date of issuance was greater than the initial conversion price. Accordingly, the Company allocated $765,964 to the convertible debentures and $215,536 to the beneficial conversion feature. The amounts allocated to the beneficial conversion feature represent a discount on the debt financing which is accreted to income over the term of the debt. During the year ended April 30, 2011, the Company accreted $55,738 by way of discount on the debentures issued.

The convertible debentures issued on July 30, 2010 did not contain a beneficial conversion feature, as the fair value of the Company’s common stock on the date of issuance was equal to or less than the initial conversion price.

On June 14, 2011 all the outstanding convertible debentures of the Company in the aggregate principal amount of $1,464,800 were converted with a total of 1,332,261 common shares being issued to the holders. In addition, the Company accreted $159,798 by way of discount on the debentures issued.

Note 5	Exchangeable Shares

On August 2, 2007, the Company entered into a voting and exchange trust agreement among its subsidiary, 6789722 Canada Inc., and Valiant Trust Company whereby the Company issued and deposited with Valiant Trust a special preferred voting share of the Company in order to enable Valiant Trust to execute certain voting and exchange rights as trustee from time to time for and on behalf of the registered holders of the preferred shares of 6789722 Canada Inc. Each preferred share of 6789722 Canada Inc. is exchangeable into one share of common stock of the Company at the election of the shareholder, or, in certain circumstances, of the Company.

On October 9, 2008, and November 19, 2008, the Company issued 50,000 shares each totaling to 100,000 shares of common stock pursuant to a holder of 100,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. There were 269,841 outstanding exchangeable shares as of April 30, 2009 (April 30, 2008 - 369,841). As the exchangeable shares have already been recognized in connection with the acquisition of NewHeights, the value ascribed to these shares on exchange is $nil.

On May 11, 2009, the Company issued 50,000 shares of common stock pursuant to a holder of 50,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On December 16, 2009, the Company issued 154,546 shares of common stock pursuant to a holder of 154,546 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On April 27, 2010, the Company issued 4,424 shares of common stock pursuant to a holder of 4,424 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On May 14, 2010, the Company issued 50,000 shares of common stock pursuant to a holder of 50,000 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights. On January 27, 2011, the Company issued 1,122 shares of common stock pursuant to a holder of 1,122 shares of exchangeable preferred shares of its subsidiary 6789722 Canada Inc. exercising their exchange rights.

On January 28, 2011, the Company redeemed all of the remaining 9,749 exchangeable shares outstanding pursuant to the Company's redemption call right under the provisions attaching to the exchangeable shares of 6789722 Canada Inc. As a result there were no outstanding exchangeable shares as of April 30, 2011 (April 30, 2010 – 60,871). As the exchangeable shares have already been recognized in connection with the acquisition of NewHeights, the value ascribed to these shares on exchange is $nil.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock

Private Placement

On June 14, 2011, the Company issued an aggregate of 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of the Company’s common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional common share of the Company’s common stock at an exercise price of CDN$2.25 per share until June 14, 2013. In connection with the offering, the Company issued an aggregate of 220,206 broker warrants, with each broker warrant entitling the holder thereof to purchase one common share of the Company at an exercise price of CDN$1.75 per share until December 14, 2012. In addition, the Company incurred $551,083 in share issue costs.

Stock Options

The Company has a stock option plan under which options to purchase common shares of the Company may be granted to employees, directors and consultants. Stock options entitle the holder to purchase common stock at a subscription price determined by the Board of Directors of the Company at the time of the grant. The options generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested.

The maximum number of shares of common stock authorized by the stockholders and reserved for issuance by the Board of Directors of the Company under the 2010 Stock Option Plan is 5,860,000.

The Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted. In accordance with ASC 718 for employees, the compensation expense is amortized on a straight-line basis over the requisite service period which approximates the vesting period. Compensation expense for stock options granted to non-employees is amortized over the vesting period or, if none exists, over the service period. Compensation associated with unvested options granted to non-employees is remeasured on each balance sheet date using the Black-Scholes option pricing model.

The expected volatility of options granted has been determined using the method described under ASC 718 using the historical stock price. The expected term of options granted to employees in the current fiscal period has been determined utilizing the “simplified” method as prescribed by ASC 718 Share-Based Payment. For non-employees, based on the Company’s history, the expected term of the options approximates the full term of the options. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying dividends on its common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period, whereas prior to the adoption of ASC 718 the Company recorded forfeitures based on actual forfeitures and recorded a compensation expense recovery in the period when the awards were forfeited. As a result, based on the Company’s experience, the Company applied an estimated forfeiture rate of 15% for the three month period ended July 31, 2011 and 2010 in determining the expense recorded in the accompanying consolidated statement of operations.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock – (cont’d)

Stock Options - (cont’d)

The weighted-average fair value of options granted during the three months ended July 31, 2011 was not applicable as no options were granted (2010 - $0.66). The weighted-average assumptions utilized to determine such values are presented in the following table:

	Three Months	Three Months
	Ended	Ended
	July 31, 2011	July 31, 2010
Risk-free interest rate	n/a	1.60%
Expected volatility	n/a	84.7%
Expected term	n/a	3.7 yrs
Dividend yield	n/a	0%
Weighted average fair value	n/a	$0.66

The following is a summary of the status of the Company’s stock options as of July 31, 2011 and the stock option activity during the three months ended July 31, 2011:

		Weighted Average
	Number of	Exercise Price
	Options	per Share
Outstanding at April 30, 2011	3,607,663	$0.97
Exercised	(43,514)	$0.51
Forfeited/Cancelled	(268,386)	$1.89
Expired	(200)	$0.47
Outstanding at July 31, 2011	3,295,563	$0.90

Exercisable at July 31, 2011	1,998,657	$0.78
Exercisable at April 30, 2011	1,930,647	$0.78

The following table summarizes information regarding stock purchase options outstanding as of July 31, 2011:

	Number of	Aggregate		Number of	Aggregate
Exercise	Options	Intrinsic		Options	Intrinsic
Price	Outstanding	Value	Expiry Date	Exercisable	Value
$0.44	445,258	$663,434	December 15, 2013	281,685	$419,711
$0.47	738,513	1,078,229	September 22, 2011 to September 26, 2016	724,302	1,057,481
$0.60	466,792	620,833	December 14, 2014	193,108	256,834
$0.62	850,000	1,113,500	April 17, 2014	478,125	626,344
$1.90	435,000	13,050	March 8, 2015	63,437	1,903
			October 1, 2012 to February 28,
$2.00	18,000	–	2015	18,000	–
$2.15	240,000	–	September 7, 2016	240,000	–
$2.27	102,000	–	March 10, 2016	–	–
July 31, 2011	3,295,563	$3,489,046		1,998,657	$2,362,273

April 30, 2011	3,607,663	$3,984,765		1,930,647	$2,485,779

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock – (cont’d)

Stock Options – (cont’d)

The aggregate intrinsic value in the preceding table represents the total intrinsic value, based on the Company’s closing stock price of $1.93 per share as of July 31, 2011 (April 30, 2011 – $2.06), which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options vested and exercisable as of July 31, 2011 was 1,740,657 (April 30, 2011 – 1,690,647). The total intrinsic value of options exercised during the three months ended July 31, 2011 was $61,665 (2010 –$nil). The grant date fair value of options vested during the three months ended July 31, 2011 was $112,474 (2010 – $119,866).

The following table summarizes information regarding the non-vested stock purchase options outstanding as of July 31, 2011.

		Weighted Average
		Grant Date Fair
	Number of Options	Value
Non-vested options at April 30, 2011	1,677,016	$0.69
Vested	(180,110)	$0.36
Cancelled/Forfeited	(200,000)	$1.13
Non-vested options at July 31, 2011	1,296,906	$0.38

As of July 31, 2011 there was $716,452 of total unrecognized compensation cost related to unvested share-based compensation awards. This unrecognized compensation cost is expected to be recognized over a weighted average period of 2.88 years.

Employee and non-employee stock-based compensation amounts classified in the Company’s consolidated statements of operations for the three months ended July 31, 2011 and 2010 are as follows:

	Three Months Ended
	July 31,
	2011	2010

Cost of sales	$9,044	$6,751
Sales and marketing	8,966	23,029
Research and development	10,050	8,460
General and administrative	30,878	66,537
Total stock-based compensation	$58,938	$104,777

Warrants

During the three months ended July 31, 2011, on June 14, 2011, the Company issued an aggregate of 3,145,800 units under a brokered private placement for aggregate gross proceeds of $5,636,170 (CDN$5,505,150) at a price of $1.79 (CDN$1.75) per unit, with each unit consisting of one share of the Company’s common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase one additional common share of the Company’s common stock at an exercise price of CDN$2.25 per share until June 14, 2013. In connection with the offering, the Company issued an aggregate of 220,206 broker warrants, with each broker warrant entitling the holder thereof to purchase one common share of the Company at an exercise price of CDN$1.75 per share until December 14, 2012.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock – (cont’d)

Warrants – (cont’d)

Following the guidance in ASC 815-40-15, the Company recorded the warrants issued as derivative liabilities due to their exercise price being denominated in a currency other than the Company’s U.S. Dollar functional currency. The fair value of the derivative liability is revalued at the end of each reporting period, and the change in fair value of the derivative liability is recorded as a gain or loss in the Company’s consolidated statements of operations.

The warrant liability is accounted for at its fair value as follows:

	Three Months Ended
	July 31,
	2011	2010
Fair value of warrant liability, at issuance	$1,311,141	$–
Change in fair value of warrant liability for the period	(145,714)	–
Fair value of warrant liability at July 31, 2011	$1,165,427	$–

The Company used the Binomial method to estimate the fair value of the warrants with the following assumptions:

		As at the date of
	As at	issuance
	July 31, 2011	June 14, 2011
Risk-free interest rate	1.39%	1.60%
Expected volatility	70%	70%
Expected term	1.33 years to 1.83 years	1.5 years to 2 years
Dividend yield	0%	0%

The warrant liability is revalued at the end of each reporting period with the change in the fair value of the derivative liability recorded as a gain or loss in the Company’s Consolidated statement of operations. The fair value of the warrants will continue to be classified as a liability until such time as they are exercised, expire or there is an amendment to the respective agreements that renders these financial instruments to be no longer classified as a liability.

At the time of the private placement offering, the Company allocated the proceeds to each of the common shares and the one-half of one common share purchase warrants. Because the warrants were classified as liability and are subsequently marked to fair value through earnings in each reporting period, the Company allocated the proceeds of $1,311,141 to the warrants at inception with the residual proceeds of $3,773,946 allocated to common stock.

During the three months ended July 31, 2010, the Company entered into a warrant agreement with a customer whereby the Company issued 1,000,000 stock purchase warrants as part of a contract that the Company entered into with the customer. The fair value of 320,000 stock purchase warrants that was charged to revenue during the three months ended July 31, 2010 was $136,934.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock – (cont’d)

Warrants – (cont’d)

The following table summarizes information regarding the warrants outstanding as of July 31, 2011:

		Weighted
	Number of	Average
	Warrants	Exercise Price	Expiry Dates
Warrants at April 30, 2011	2,666,667	$1.12	October 29, 2011 to July 30, 2012
Granted	1,793,106	$2.19	December 14, 2012 to June 14, 2013
Exercised	(833,334)	$0.90	October 29, 2011
Warrants at July 31, 2011	3,626,439	$1.70	October 29, 2011 to June 14, 2013

Employee Stock Purchase Plan

Under the terms of the Employee Stock Purchase Plan (ESPP), all regular salaried (non-probationary) employees may purchase up to 6% of their base salary in shares of common stock of the Company at market price. The Company matches 50% of the shares purchased by issuing or purchasing at market price up to 3% of the respective employee’s base salary in shares.

A total of 700,000 shares have been reserved for issuance under the ESPP. As of July 31, 2011, a total of 541,089 (April 30, 2011-556,401) shares were available for issuance under the ESPP. During the three months ended July 31, 2011, 15,312 shares (April 30, 2011-55,571) were sold or issued to employees under the ESPP.

Deferred Share Unit Plan

Under the terms of the DSUP which is effective as at October 22, 2009, each deferred share unit is equivalent to one share of common stock. The maximum number of shares of common stock that may be reserved for issuance to any one participant pursuant to deferred share units granted under the DSUP and any share compensation arrangement is 5% of the number of shares of common stock of the Company outstanding at the time of reservation and, as applicable, any grants of deferred share units to any one participant may not exceed a value of $100,000 per annum on the date of grant. A deferred share unit (DSU) granted to a participant who is a director of the board of the Company shall vest immediately on the award date. A deferred share unit granted to a participant other than a director will generally vest as to one-third (1/3) of the number of deferred share units granted on the first, second and third anniversaries of the award date. Fair value of the DSU’s, which is based on the closing price of the Company’s common stock on the date of grant, is recorded as compensation expense over the vesting period.

A total of 2,000,000 shares have been reserved for issuance under the DSUP. During the three months ended July 31, 2011, 201,351 deferred share units were issued under the DSUP, of which 108,108 were granted to officers or employees and 93,243 were granted to non-employee directors. As of July 31, 2011, a total of 411,936 shares were available for issuance under the DSUP.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 6	Common Stock – (cont’d)

Deferred Share Unit Plan – (cont’d)

The following table summarizes the Company’s outstanding DSU awards as of July 31, 2011, and changes during the period then ended:

		Weighted Average
		Grant Date Fair
	Number of DSU’s	Value Per Unit
DSU’s outstanding at April 30, 2011	1,386,713	$0.83
Granted	201,351	$1.85
Conversions	–	–
DSU’s outstanding at July 31, 2011	1,588,064	$0.85

The following table summarizes information regarding the non-vested deferred share units outstanding as of July 31, 2011:

		Weighted Average
		Grant Date Fair
	Number of DSU’s	Value Per Unit
Non-vested DSU’s at April 30, 2011	426,083	$0.89
Granted	201,351	$1.85
Vested	(127,027)	$1.52
Non-vested DSU’s at July 31, 2011	500,407	$1.12

As of July 31, 2011 there was $496,636 (2010 – $248,192) of total unrecognized compensation cost related to unvested deferred share units awards. This unrecognized compensation cost is expected to be recognized over a weighted average period of 2.47 years (2010 – 2.66 years).

Employee and non-employee deferred share unit based compensation amounts classified in the Company’s consolidated statements of operations for the three months ended July 31, 2011 and 2010 are as follows:

	Three Months Ended
	July 31,
	2011	2010
General and administrative	$185,323	$195,708
Total deferred share unit-based compensation	$185,323	$195,708

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 7	Segmented Information

The Company’s chief operating decision maker reviews financial information presented on a consolidated basis, accompanied by desegregated information about revenues by geographic region for purposes of making operating decisions and assessing financial performance. Accordingly, the Company has concluded that it has one reportable operating segment.

Foreign revenues are based on the country in which the customer is located. The following is a summary of total revenues by geographic area for the three months ended July 31, 2011 and 2010:

	Three Months Ended
	July 31,
	2011	2010
North America	$1,603,753	$1,377,595
Europe	847,033	619,630
Asia and Africa	219,198	118,405
Latin America	88,750	103,955
	$2,758,734	$2,219,585

Contained within the results of North America for the three months ended July 31, 2011 are revenues from the United States of $951,087 (2010 - $1,172,545) and from Canada of $652,666 (2010 - $205,050).

Contained within the results of Europe for the three months ended July 31, 2011 are revenues from the United Kingdom of $379,940 (2010 - $408,413), from Germany of $102,566 (2010 - $50,686), from France of $96,840 (2010 - $7,527), from the Netherlands of $93,973 (2010 - $14,087), and from Iceland of $30,934 (2010 - $20,704).

Contained within the results of Asia and Africa for the three months ended July 31, 2011 are revenues from South Africa of $72,974 (2010 - $27,387), from Thailand of $33,008 (2010 - $nil), from Australia $22,270 (2010 - $22,681), and from China of $20,974 (2010 - $39,543).

Contained within the results of Latin America for the three months ended July 31, 2011 are revenues from Brazil of $32,813 (2010 - $14,940), from Colombia of $19,192 (2010 - $11,511), and from Mexico of $14,115 (2010 - $38,071).

All of the Company’s long-lived assets, which include equipment, intangible assets, goodwill and other assets, are located in Canada and the United States as follows:

	As at
	July 31, 2011	April 30, 2011
Canada	$9,830,664	$10,190,468
United States	18,891	25,071
	$9,849,555	$10,215,539

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 7	Segmented Information – (cont’d)

Revenue from significant customers for the three months ended July 31, 2011 and 2010 is summarized as follows:

	Three Months Ended
	July 31,
	2011	2010
Customer A	15%	-%
Customer B	4%	21%
Customer C	8%	15%
	27%	36%

Accounts receivable balances for Customer A were $361,600 as at July 31, 2011 (April 30, 2011 - $881,400).
Accounts receivable balances for Customer B were $71,000 as at July 31, 2011 (April 30, 2011 - $93,837).
Accounts receivable balances for Customer C were $187,183 as at July 31, 2011 (April 30, 2011 - $311,100).

Note 8	Commitments

a)

On December 30, 2010, the Company entered into an extension agreement on an existing lease, which commenced on April 1, 2011 and expires March 31, 2012. The monthly lease payment under the extension agreement is $1,667. The lease expense for the months ended July 31, 2011 was $5,001 (2010 - $7,017).

b)

On April 29, 2005, the Company entered into a lease for office premises, which commenced on October 1, 2005 and expires on September 30, 2012 for which a deposit of $10,387 was made. The monthly lease payment under this agreement is $10,387 plus $9,102 in operating costs. The Company is subleasing part of these premises for a monthly charge of $7,852. The sublease commenced on August 1, 2007 and expires on September 30, 2012. On July 17, 2009, the Company signed a new subleasing agreement for another part of these premises, which commenced on August 1, 2009 and expires September 30, 2012. The monthly charge under this subleasing agreement is $3,364 (CDN$3,216) plus $3,318 (CDN$3,171) in operating costs. The lease expense net of rental revenue for the three months ended July 31, 2011 was $14,865 (2010 - $14,865).

c)

On July 10, 2006, the Company entered into a lease for its head office premises of 15,559 square feet, which commenced on December 1, 2006 and expires on September 29, 2011 for which a deposit of $86,652 was made. The monthly lease payment under this agreement is $24,417 plus $22,979 in operating costs. On January 11, 2011, the Company entered into a new agreement on this lease, which commences on October 1, 2011, and expires September 30, 2014 for which a deposit of $52,310 was made. The monthly lease payment under the agreement is $21,165 plus $20,581 in operating costs. The lease expense net of rental revenue for the three months ended July 31, 2011 was $142,188 (2010 - $142,188). Management believes that this office space is adequate for the operations of the Company for the foreseeable future.

d)

On May 1, 2009, the Company modified its existing lease agreement for office premises, as a result of which it surrendered a substantial part of the previously leased area. The new agreement commenced on May 1, 2009 and expires on April 20, 2012. The monthly lease payment under this agreement is $6,969 (CDN$6,662). This lease expense is a related party transaction as it was incurred with a company with a director in common with the Company. The lease expense for the three months ended July 31, 2011 was $20,907 (2010 - $20,907).

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 8	Commitments – (cont’d)

e)

On March 12, 2009, the Company and its wholly-owned subsidiary, CounterPath Technologies Inc., entered into a settlement agreement with a founder and former officer of the Company. Under the settlement agreement, the Company will pay a total of $517,869 (CDN$495,000) over 45 months at a rate of CDN$11,000 per month and pay for health benefits for 33 months from the date of the agreement.

f)

On August 2, 2011, the Company entered into extension of an existing lease agreement which commenced on August 1, 2011 and expires on February 28, 2013. The monthly lease payment under the new extension agreement is $6,700. The lease expense for the three months ended July 31, 2011 was $21,825 (2010 - $27,600).

g)

On July 20, 2011, the Company entered into an agreement for investor relations services which commences on August 1, 2011 and expires on July 31, 2012, where under the Company may terminate the agreement on 30 days’ notice after December 31, 2011. The monthly fee under this agreement is $6,277 (CDN$6,000).

Total payable over the term of the agreements for the years ended April 30 are as follows:

		Office Leases
	Office Leases –	– Unrelated	Sub Lease	Total Office	Settlement	Investor
	Related Party	Party	Income	Leases	Agreement	Relations
2012	$62,725	$510,679	$(130,812)	$442,592	$103,574	$37,662
2013	-	690,940	(72,673)	618,267	86,312	-
2014	-	539,449	-	539,449	-	-
2015	–	181,615	-	181,615	-	-
	$62,725	$1,922,683	$(203,485)	$1,781,923	$189,886	$37,662

Note 9	Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to fluctuations in interest rates and the exchange rates associated with foreign currencies. The Company’s primary objective for holding derivative financial instruments is to manage foreign currency exchange rate risk.

Foreign Currency Exchange Rate Risk

A majority of the Company’s revenue activities are transacted in U.S. dollars. However, the Company is exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to its operations for the three months ended July 31, 2011 is the Canadian dollar. The Company is primarily exposed to a strengthening Canadian dollar as its operating expenses are primarily denominated in Canadian dollars while its revenues are primarily denominated in U.S. dollars. The Company’s foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, the Company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive income (loss) in stockholders’ equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings, and within the same line item on the consolidated statements of operations as the impact of the hedged transaction. The Company did not enter into any forward contracts during the three months ended July 31, 2011.

COUNTERPATH CORPORATION
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2011
(Unaudited)

Note 10	Subsequent Events

On August 24, 2011, a company controlled by the Chairman of the Company exercised 833,334 warrants at the original price of $0.90 per share of common stock prior to the expiry of the warrants on October 29, 2011. Accordingly, the Company issued 833,334 shares of common stock.

On August 22, 2011, and August 26, 2011, a former consultant of the Company exercised 11,700 and 112,100 options respectively at the exercise price of $0.47 per share of common stock. Accordingly, the Company issued 123,800 shares of common stock.